     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1998
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              HEALTHCARE FINANCIAL
                              PARTNERS REIT, INC.
      (Exact name of registrant as specified in its governing instrument)

                         2 WISCONSIN CIRCLE, SUITE 402
                          CHEVY CHASE, MARYLAND 20815
                                 (301) 347-3100
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                             ---------------------

                                JOHN K. DELANEY
                                CHAIRMAN AND CEO
                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.
                         2 WISCONSIN CIRCLE, SUITE 402
                          CHEVY CHASE, MARYLAND 20815
                                 (301) 347-3100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------

                                   Copies to:

             G. WILLIAM SPEER, ESQ.                             TODD H. BAKER, ESQ.
     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP                 GIBSON, DUNN & CRUTCHER LLP
  191 PEACHTREE STREET, N.E., SIXTEENTH FLOOR            ONE MONTGOMERY STREET, SUITE 3100
             ATLANTA, GEORGIA 30303                       SAN FRANCISCO, CALIFORNIA 94104
           TELEPHONE: (404) 572-6722                         TELEPHONE: (415) 393-8200
           FACSIMILE: (404) 572-6999                         FACSIMILE: (415) 986-5309

    Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                            PROPOSED                PROPOSED
                                     AMOUNT                 MAXIMUM                 MAXIMUM                AMOUNT OF
    TITLE OF SECURITIES              TO BE               OFFERING PRICE            AGGREGATE              REGISTRATION
     BEING REGISTERED            REGISTERED(1)            PER UNIT(2)          OFFERING PRICE(2)              FEE
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Common Stock, par value
  $0.0001 per share........                                    $                  $86,250,000              $25,443.75
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(1) Includes                shares that may be purchased pursuant to an
    over-allotment option granted to the Underwriters.
(2) Estimated based on a bona fide estimate of the maximum aggregate offering price solely for the purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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THIS PRELIMINARY PROSPECTUS AND THE INFORMATION CONTAINED HEREIN ARE SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE PROSPECTUS IS DELIVERED IN FINAL FORM. UNDER NO CIRCUMSTANCES SHALL THIS PRELIMINARY PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                  SUBJECT TO COMPLETION, DATED AUGUST 7, 1998
                                               SHARES

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

                                  COMMON STOCK

    HealthCare Financial Partners REIT, Inc. (the "Company") invests in income producing real estate and real estate related assets in the healthcare industry. The Company's investments include real estate acquisitions, permanent real estate mortgages and other real estate secured debt. The Company primarily targets investments in skilled nursing facilities, assisted living facilities, medical office buildings and hospitals, and also pursues opportunities in other types of healthcare facilities, such as mental health facilities, outpatient facilities and other specialty healthcare facilities. The Company's day to day operations are managed by HCFP REIT Management, Inc. (the "Manager"), a wholly-owned subsidiary of HealthCare Financial Partners, Inc. ("HCFP"), a leading publicly-traded provider of asset-based financing to the healthcare industry. The Company intends to qualify as a real estate investment trust ("REIT") for federal income tax purposes.

                                                        (continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR MATERIAL RISKS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING, AMONG OTHERS:

    - The Company has limited operating experience and is substantially dependent on the services of external management;

    - Appropriate investments may not be available and full investment of net proceeds may be delayed;

    - The Company, HCFP and the Manager have certain common officers and directors, which may present conflicts of interest;

    - A significant portion of the revenues of the Company's borrowers and lessees will be dependent upon reimbursement from third-party payors, including federal and state Medicare and Medicaid programs;

    - Operators of healthcare facilities are subject to extensive federal, state and local regulations;

    - Income from properties and yields from investments in healthcare-related real estate may be affected by many factors, including changes in governmental regulation, general or local economic conditions, the existence of competing facilities, a reduction in rental income as the result of an inability to maintain occupancy levels, natural disasters or similar factors;

    - Most of the Company's properties will be "special purpose" properties which are not readily convertible to other uses;

    - Yield on the Company's investments may be adversely affected by changes in interest rates, rates of prepayment and credit losses;

    - The Company makes mezzanine loans secured by subordinate mortgages and construction loans which are considered to involve a higher degree of risk than permanent mortgage loans secured by a first lien on income-producing real property; and

    - To avoid being taxed as a regular corporation, the Company must satisfy certain requirements relating to its assets and income, which may restrict the Company's investment opportunities, and the Company must distribute at least 95% of its taxable income each year, which could result in the Company needing to sell assets or borrow money in order to satisfy this requirement.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

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                                                           Price to              Underwriting            Proceeds to
                                                            Public               Discount(1)              Company(2)
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Per Share.........................................            $                       $                       $
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Total(3)..........................................            $                       $                       $

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(1) See "Underwriting" for information relating to indemnification of the Underwriters and other matters.
(2) Before deducting expenses payable by the Company estimated to be $      .
(3) The Company has granted the Underwriters a 30-day option to purchase up to additional shares of Common Stock on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company, before expenses of this Offering, will be
    $        , $        and $        , respectively. See "Underwriting."

    The shares of Common Stock are offered by the Underwriters named herein when, as and if delivered to and accepted by the Underwriters and subject to their right to reject any order in whole or in part. It is expected that delivery of the certificates representing the shares will be made against payment therefor at the office of NationsBanc Montgomery Securities LLC on or
about         , 1998.

                             ---------------------

NationsBanc Montgomery Securities LLC
                  ABN AMRO Incorporated
                                     Credit Suisse First Boston
                                          Friedman, Billings, Ramsey & Co., Inc.
                                                              Stephens Inc.

                                         , 1998.

(continued from previous page)

     All of the shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), offered hereby are being sold by the Company. To assist the Company in complying with certain federal income tax requirements applicable to REITs, the Company's charter and bylaws contain certain restrictions relating to the ownership and transfer of the Common Stock, including redemption under certain circumstances. See "Description of Capital Stock -- Restrictions on Transfer."

     The initial public offering price of the Common Stock currently is expected
to be between $          and $          per share. Prior to the offering of
Common Stock hereby (the "Offering"), there has been no public market for the Common Stock. See "Underwriting" for a discussion of factors considered in determining the initial public offering price. Application has been made to list the Common Stock on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, under the symbol "HCF."

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF SHARES OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus contains summaries of the material terms of the documents referred to herein and therein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits as well as reports and other information filed by the Company can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. The Web site is located at http://www.sec.gov.

     Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document. The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to applicable legal requirements, if any, holders of Common Stock will receive annual reports containing information regarding the business and performance of the Company, including audited financial statements with a report thereon by the Company's independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                     CAUTIONARY STATEMENTS FOR PURPOSES OF
              THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Certain statements in this Prospectus on the cover page and under the captions "Prospectus Summary," "Risk Factors," "Business and Growth Strategy," "Management's Discussion and Analysis of Liquidity and Capital Resources" and elsewhere constitute forward-looking statements. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect" and similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions; industry trends; competition; changes in business strategy or development plans; availability, terms and deployment of capital; availability of qualified personnel; changes in, or the failure or inability to comply with, government regulation; and other factors referenced in this Prospectus. See "Risk Factors." These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Prospectus Summary..............................    1
  The Company...................................    1
  Business and Growth Strategies................    2
  Investment Program............................    3
  Portfolio.....................................    4
  Equity Investment Program.....................    5
  Permanent Mortgage Loan Program...............    6
  Other Real Estate Secured Debt Program........    7
  Risk Factors..................................    8
  The Manager and HCFP..........................    9
  The Management Agreement......................   10
  Conflicts of Interest.........................   11
  Private Placement.............................   12
  The Offering..................................   12
  Use of Proceeds...............................   12
  Distribution Policy...........................   13
  Tax Status of the Company.....................   13
  Organization and Relationships................   14
  Summary Financial Data........................   15
Risk Factors....................................   16
  Limited Operating History; Dependence on
    External Management.........................   16
  Risks Associated with the Healthcare
    Industry....................................   16
  Real Estate Investment Risks..................   18
  Financing Risks...............................   21
  Conflicts of Interest.........................   22
  Legal and Tax Risks...........................   24
  Other Risks...................................   27
Conflicts of Interest...........................   28
Use of Proceeds.................................   29
Distribution Policy.............................   29
Capitalization..................................   30
Dilution........................................   31
Business........................................   32
  Investment Opportunities......................   32
  Business and Growth Strategies................   32
  Types of Facilities...........................   34
  Investment Programs...........................   35
Management of Operations........................   37
  The Manager...................................   37
  The Management Agreement......................   39
Management of the Company.......................   42
  Directors and Executive Officers..............   42
  1998 Stock Option Plan........................   45
  Director Plan.................................   46
  Certain Relationships; Conflicts of
    Interest....................................   47
Portfolio.......................................   48
  Equity Investment Program.....................   48
  Permanent Mortgage Loan Program...............   52
  Other Real Estate Secured Debt Program........   54
  Equity Investment Program.....................   58
  Permanent Mortgage Loan Program...............   59
  Other Real Estate Secured Debt Program........   60
Selected Financial Data.........................   61
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................   62
  Overview......................................   62
  Pro Forma Results of Operations...............   62
  Results of Operations.........................   63
  Liquidity and Capital Resources...............   63
  Funds from Operations.........................   64
  Year 2000.....................................   64
  Inflation.....................................   65
Operating Partnership Agreement.................   66
  Management....................................   66

                                                  PAGE
                                                  ----
  Transferability of Interests..................   66
  Capital Contribution..........................   66
  Redemption Rights.............................   67
  Operations....................................   68
  Distributions.................................   68
  Allocations...................................   68
  Term..........................................   69
  Fiduciary Duty................................   69
  Preemptive Rights.............................   69
  Tax Matters...................................   69
Policies with Respect to Certain Activities.....   69
  Investment Policies...........................   70
  Financing Policies............................   70
  Policies with Respect to Certain Other
    Activities..................................   70
  Policies with Respect to Interested
    Directors...................................   71
  Policies with Respect to Transaction Approval
    Requirements................................   71
  Policies with Respect to Intercreditor
    Arrangements................................   71
Principal Stockholders..........................   72
Description of Capital Stock....................   74
  General.......................................   74
  Common Stock..................................   74
  Preferred Stock...............................   74
  Warrants......................................   75
  Restrictions on Transfer......................   75
  Dividend Reinvestment Plan....................   77
  Reports to Stockholders.......................   78
  Transfer Agent and Registrar..................   78
Certain Provisions of Maryland Law and of the
  Company's Charter and Bylaws..................   78
  Board of Directors............................   78
  Amendment.....................................   78
  Business Combinations.........................   79
  Control Share Acquisitions....................   79
  Operations....................................   80
  Advance Notice of Director Nominations and New
    Business....................................   80
Federal Income Tax Considerations...............   80
  Taxation of the Company.......................   80
  Requirements for Qualification................   82
  Taxation of Taxable U.S. Stockholders.........   88
  Taxation of Stockholders on the Disposition of
    the Common Stock............................   90
  Capital Gains and Losses......................   90
  Information Reporting Requirements and Backup
    Withholding.................................   91
  Taxation of Tax-Exempt Stockholders...........   91
  Taxation of Non-U.S. Stockholders.............   92
  State and Local Taxes.........................   94
  Sale of the Company's Property................   94
  Tax Aspects of the Company's Ownership of
    Interests in the Operating Partnership......   94
ERISA Considerations............................   96
  Employee Benefit Plans, Tax-Qualified
    Retirement Plans, and IRAs..................   96
  Status of the Company Under ERISA.............   97
Shares Eligible for Future Sale.................   99
  Sales of Restricted Shares....................   99
  Options.......................................   99
  Registration Rights...........................  100
Underwriting....................................  101
Legal Matters...................................  103
Experts.........................................  103
Glossary of Terms...............................  104
Index to Financial Statements...................  F-1

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. Although the Company and HCFP REIT Operating Partnership, L.P. (the "Operating Partnership"), are separate entities, unless the context otherwise requires, all references in this Prospectus to the Company refer to the Company and the Operating Partnership, collectively. Unless otherwise indicated, the information contained in this Prospectus assumes that (i) the Underwriters' over-allotment option is not exercised and (ii) the offering price (the "Offering Price") of the Common Stock
is $          per share, the midpoint of the range set forth on the cover page of this Prospectus. Capitalized terms used but not defined herein shall have the
meanings set forth in the Glossary of Terms beginning on page   .

                                  THE COMPANY

     The Company was formed in January 1998 to invest in income producing real estate and real estate related assets in the healthcare industry. The Company's investments include real estate acquisitions, permanent real estate mortgages and other real estate secured debt. The Company primarily targets investments in skilled nursing facilities, assisted living facilities, medical office buildings and hospitals, and also pursues opportunities in other types of healthcare facilities, such as mental health facilities, outpatient facilities and other specialty healthcare facilities. The Company believes that projected growth in the long-term care industry, anticipated deconsolidation in the hospital industry and continued consolidation in the physician practice management industry will, among other factors, continue to provide investment opportunities for the Company. At July 31, 1998, the Company had actual and probable investments of $119.4 million, consisting of $55.6 million in income-producing real estate, $27.0 million in permanent real estate mortgages and $36.8 million in other real estate secured debt. Of the Company's total dollar amount of actual and probable investments at July 31, 1998, 58.8%, 25.5% and 15.7% related to skilled nursing facilities, assisted living facilities and medical office buildings, respectively.

     The Company's day to day operations are managed by the Manager, a subsidiary of HCFP, a leading publicly-traded provider of asset-based financing to the healthcare industry. HCFP has an established brand name and reputation in the healthcare industry which the Company believes uniquely positions HCFP to assist the Company in identifying investment opportunities and expanding its business base. The Company seeks to originate investments through joint marketing efforts with HCFP, direct marketing through its staff of experienced healthcare real estate professionals and referrals from, and purchases of mortgage loans under, its arrangement with GMAC Commercial Mortgage Corporation ("GMACCM"). The Company's goal is to use its relationship with HCFP and its independent origination channels to establish a diversified portfolio of high quality healthcare real estate related investments.

     The Company's activities are conducted through three distinct programs. The Company's Equity Investment Program includes real estate acquisitions and purchase leaseback transactions involving healthcare facilities. Its Permanent Mortgage Loan Program provides traditional, term real estate financing to operators of healthcare facilities. The Company's Other Real Estate Secured Debt Program includes construction and expansion loans, mezzanine loans, bridge financings and other types of non-permanent real estate financings of healthcare facilities. The Company expects to finance a portion of its permanent mortgage loans and other real estate secured debt under a $150 million repurchase facility (the "Repurchase Facility") which is being negotiated with Merrill Lynch Mortgage Capital, Inc. ("MLMCI"), and may securitize a portion of its permanent mortgage loans in the future.

     The Company intends to qualify as a REIT for federal income tax purposes. The Company's executive offices are located at 2 Wisconsin Circle, Suite 402, Chevy Chase, Maryland 20815 and its telephone number is (301) 347-3100.

                         BUSINESS AND GROWTH STRATEGIES

     The Company's principal business objectives are to maximize growth in cash available for distribution and to enhance the value of its portfolio in order to maximize total return to its stockholders. The Company believes it can achieve these objectives by implementing the following business and growth strategies and by capitalizing on its competitive advantages and the investment programs described below.

     Capitalize on Relationships with HCFP and its Affiliates. The Company will continue to capitalize on its relationships with HCFP and its affiliates. In their marketing efforts on behalf of the Company, HCFP and its affiliates recommend the Company as a source for the long-term real estate financing needs of HCFP's clients. In addition, in an effort to meet all or substantially all of the financing needs of potential borrowers or lessees, the Company and HCFP may jointly market their respective financing products through: (i) the officers and senior managers of HCFP; (ii) HCFP's internal staff of seven marketing professionals who coordinate advertising in trade magazines and attendance at trade shows and conferences; and (iii) HCFP's five telemarketers who solicit clients directly. In addition, HCFP obtains referrals through its network of professionals such as lawyers, accountants and venture capital firms, and, to a lesser extent, from paid brokers. Significant referral sources of HCFP own Common Stock and therefore have an incentive to provide referrals to the Company. Approximately $65.1 million, or 54.5%, of the Company's actual and probable investments at July 31, 1998, resulted from leads provided by HCFP. The Company also utilizes the expertise and resources of HCFP and its affiliates, including HealthCare Analysis Corporation ("HCAC"), a subsidiary of HCFP, which specializes in healthcare due diligence and audit services for HCFP and other lenders, to assist it in evaluating the credit quality of potential borrowers and lessees of the Company. From its inception in 1993 through June 30, 1998, HCFP advanced over $3.0 billion to its clients in over 800 transactions. At June 30, 1998, HCFP had approximately $352 million of financing outstanding (including $80 million of short-term real estate financing) for approximately 195 clients and currently reviews approximately 100 potential asset-based healthcare related financings each month.

     Market Directly and Originate Independently of HCFP. In addition to utilizing HCFP's marketing and origination capabilities, the Company directly markets its services through employees of the Manager. Although recently organized, the Manager has employed real estate investment and investment management professionals who have an aggregate of over 60 years of experience in the origination and management of various types of real estate related investments in the healthcare industry. Through its direct marketing activities, the Company expects to develop new and expanded relationships with owners and operators of healthcare facilities which will produce referrals and inquiries relating to potential investments by the Company. Approximately $54.3 million, or 45.5%, of the Company's actual and probable investments at July 31, 1998 were originated by the Manager on behalf of the Company.

     Capitalize on Relationship with GMACCM. In May 1998, the Company entered into a three year agreement (the "GMACCM Agreement") with GMACCM pursuant to which the Company has a right of first refusal to purchase certain mortgage loans secured by healthcare facilities which have a loan-to-value ("LTV") ratio in excess of 80% and which GMACCM determines to sell. The maximum principal amount of loans to which this right applies in any annual period under the GMACCM Agreement is $100 million. As of July 31, 1998, the Company had purchased $14.9 million in principal amount of mortgage loans from GMACCM. The Company also entered into a Servicing Agreement with GMACCM with respect to all of the mortgage payments pursuant to which GMACCM receives, holds and applies certain deposits provided for under such mortgage loans. Although GMACCM has no formal referral agreement with the Company, GMACCM is also a source of investment leads for the Company. William E. Shine, the Executive Vice President for the Healthcare Lending Group of GMACCM, is a member of the Board of Directors of the Company. See "Management of the Company."

     Invest in High Quality Assets. The Company will continue to leverage the extensive underwriting experience of HCFP and the Manager as it seeks to invest in healthcare facilities that are operated or managed by established operators who present an appropriate credit risk. The Company thoroughly underwrites its investments utilizing the expertise, processes and experience developed and utilized by HCFP and its affiliates and selectively chooses its investments in compliance with the Company's investment and operating policies (the "Policies"). See "Policies with Respect to Certain Activities -- Investment Policies."

     Provide Traditional and Innovative Financing. The Company intends to continue its focus on the acquisition of equity interests in, and mortgages secured by, skilled nursing facilities, assisted living facilities, medical office buildings and hospitals, although the Company also pursues opportunities in other types of healthcare facilities, such as mental health facilities, outpatient facilities and other specialty healthcare facilities. The Company offers a broad range of financing products designed to meet the needs of a variety of potential borrowers and lessees of such facilities. The Company believes that it is more flexible than most traditional real estate lenders in its effort to provide solutions for the financing needs of its borrowers and lessees and is willing to negotiate customized financing terms to fit the particular needs of such borrowers and lessees. In addition, the Company has the ability to offer units ("Partnership Units") in the Operating Partnership to sellers of healthcare facilities who would otherwise recognize taxable gain upon a sale of assets, which may facilitate purchase leaseback transactions on a tax deferred basis. The Company believes that its flexible and innovative approach produces a higher value-added component which should result in more advantageous terms for the Company as well as for its borrowers and lessees.

     Leverage Assets. The Company will borrow against or leverage its assets to the extent consistent with the Policies in order to increase the size of its portfolio and increase potential returns to the Company's stockholders. The Company may engage in a variety of interest rate risk management techniques for the purpose of managing the effective maturities and interest rates of its assets.

     Manage and Maintain Credit Quality of Portfolio. The Company will manage and maintain the credit quality of its portfolio by: (i) conducting semi-annual on-site audits; (ii) monitoring compliance with financial covenants; (iii) assessing regulatory changes and compliance with clinical standards; (iv) maintaining appropriate capital levels and allowances for credit losses; and (v) maintaining regular contact with its borrowers and lessees regarding their business activities. The Company believes that proactive portfolio management will enable it to detect and manage potential credit deterioration within its lending programs, to react promptly to circumstances that may impair the value of equity investments and to assess and implement changes in its investment programs to reflect economic and industry trends.

                              INVESTMENT PROGRAMS

     Equity Investment Program. Investments under the Company's equity investment program (the "Equity Investment Program") may include real estate acquisitions in which the Company leases the acquired facility, such as a medical office building, to various tenants, and purchase leaseback transactions in which the Company acquires a facility and then leases such facility to the seller or to a different operator under a long-term, triple net lease. These investments involve all of the risks and benefits of ownership of real estate and the Company seeks to make a return on such investments commensurate with the risks involved. At July 31, 1998, the Company had 11 actual and probable investments under its Equity Investment Program in an aggregate amount of $55.6 million. See "Portfolio."

     Permanent Mortgage Loan Program. Mortgage loans under the Company's permanent mortgage loan program (the "Permanent Mortgage Loan Program") are issued to finance the acquisition or the refinancing of existing facilities and are secured by a first mortgage on the facility. Such loans generally have a ten-year term, bear interest at a fixed rate (providing, in certain circumstances, for annual rate increases in a set amount or based upon a change in the CPI), and require monthly installments of principal and interest. The interest rate is based upon a number of factors including the loan-to-value ("LTV") ratio and debt service coverage ratio. Permanent mortgage loans are generally underwritten by the Company with the expectation that such loans will be eligible for leveraging under the Repurchase Facility and for future securitization by the Company. Although the interest rate on permanent mortgage loans generally is lower than that charged on other real estate secured debt, because of the credit characteristics of such loans and because such loans may be eligible for leveraging or securitization, the Company believes that it will earn an appropriate risk adjusted return on such loans. At July 31, 1998, the Company had seven actual and probable investments under its

Permanent Mortgage Loan Program in an aggregate original principal amount of $27.0 million. See "Portfolio."

     Other Real Estate Secured Debt Program. Investments under the Company's other real estate secured debt program (the "Other Real Estate Secured Debt Program") may include construction and expansion loans, mezzanine loans, bridge financings and other types of non-permanent real estate financing of healthcare facilities. Construction and expansion loans may be provided to finance construction of or an addition to (or renovation of) a facility. Such loans are secured by a first mortgage on the facility to which the financing relates, and in some instances by an assignment of licenses and subordination of management contracts. Mezzanine loans are subordinated in right of payment to senior mortgage loans and are secured by a second lien mortgage. Construction and mezzanine loans generally entail greater risks than permanent mortgage loans and therefore are priced to generate a higher yield to the Company. Bridge financing is temporary financing secured by a first mortgage. The Company often obtains a right of first refusal to provide a permanent mortgage loan to refinance bridge financing provided by the Company. Investments under the Other Real Estate Secured Debt Program may also include acquisition financing products such as loans to provide capital to operators of multiple facilities to finance acquisitions of additional facilities by such operators through lines of credit. At July 31, 1998, the Company had nine actual and probable investments under its Other Real Estate Secured Debt Program that, when fully funded, will aggregate $36.8 million. See "Portfolio."

                                   PORTFOLIO

     As of July 31, 1998, the Company had made or expects to make the investments described below. As indicated in such descriptions, certain of the investments have not been funded in whole or in part and there can be no assurance that any of such investments will be funded. See "Portfolio" for additional information concerning such investments.

                        ACTUAL AND PROBABLE INVESTMENTS
                              AS OF JULY 31, 1998

EQUITY INVESTMENT PROGRAM:

                                                                                                           APPROX.
                                                  YEAR                       PURCHASE                      RENTABLE
                                     NUMBER      BUILT/        TYPE OF        PRICE            TYPE OF      SQUARE    ANNUALIZED
NAME AND LOCATION                    OF BEDS    RENOVATED    FACILITY(1)   ($ MILLIONS)      INVESTMENT      FEET        RENT
-----------------                    -------   -----------   -----------   ------------      -----------   --------   ----------
Colonial Manor Home of Crofton
  Crofton, MD(2)...................   15        1995/N/A       ALF               (3)          Purchase      7,100       $133,000
                                                                                             Leaseback
Colonial Manor Home of Bel-Air
  Bel-Air, MD(2)...................   15        1996/N/A       ALF               (3)          Purchase      8,600       $133,000
                                                                                             Leaseback
Colonial Manor Home of Severna Park
  Severna Park, MD(2)..............   16        1997/N/A       ALF               (3)          Purchase      7,100       $133,000
                                                                                              Leaseback
Sherman Oaks Medical Center
  Sherman Oaks, CA(2)..............   N/A      1953/1997       MOB            $10.5          Real Estate   69,700     $1,310,000
                                                                                             Acquisition
Meadowood Nursing Home
  South Hadley, MA(4)..............   120       1987/N/A       SNF            $ 6.8           Purchase     40,000       $645,000
                                                                                              Leaseback
Winslow Convalescent Center
  Winslow, AZ(4)...................   120       Proposed       SNF            $ 4.0           Purchase       N/A             N/A
                                                                                              Leaseback
Gulf Health Care Center of
  Galveston, TX(4).................   150       1994/N/A       SNF            $ 7.4           Purchase     43,300       $720,000
                                                                                             Leaseback
Gulf Health Care Center of Texas
  City, TX(4)......................   150       1994/N/A       SNF            $ 7.4           Purchase     43,300       $720,000
                                                                                             Leaseback
Gulf Health Care Center of Port
  Arthur, TX(4)....................   150       1994/N/A       SNF            $ 7.4           Purchase     43,300       $720,000
                                                                                             Leaseback
Valencia Medical Center
  Valencia, CA(4)..................   N/A       1983/NA        MOB            $ 4.3          Real Estate   27,900       $552,000
                                                                                             Acquisition
Vista Village Shopping Center
  Valencia, CA(4)..................   N/A      1973,1979,     Other           $ 3.9          Real Estate   37,500       $461,000
                                               1988/1985                                     Acquisition

                                     ANNUALIZED  REMAINING
                                      RENT PER    LIFE OF
                                       LEASED    ORIGINAL
                                       SQUARE      LEASE
NAME AND LOCATION                       FOOT      (YEARS)
-----------------                    ----------  ---------
Colonial Manor Home of Crofton
  Crofton, MD(2)...................    $18.73      10
Colonial Manor Home of Bel-Air
  Bel-Air, MD(2)...................    $15.47      10
Colonial Manor Home of Severna Park
  Severna Park, MD(2)..............    $18.73      10
Sherman Oaks Medical Center
  Sherman Oaks, CA(2)..............    $18.79      3   (5)
Meadowood Nursing Home
  South Hadley, MA(4)..............    $16.13      10
Winslow Convalescent Center
  Winslow, AZ(4)...................     N/A       N/A
Gulf Health Care Center of
  Galveston, TX(4).................    $16.56      20
Gulf Health Care Center of Texas
  City, TX(4)......................    $16.56      20
Gulf Health Care Center of Port
  Arthur, TX(4)....................    $16.56      20
Valencia Medical Center
  Valencia, CA(4)..................    $19.78     3.1
Vista Village Shopping Center
  Valencia, CA(4)..................    $12.29     4.1

---------------

(1) Skilled nursing facilities ("SNFs") provide extended care and a variety of acute-care healthcare facilities to the elderly. Assisted living facilities ("ALFs") provide a combination of housing, support services and healthcare designed to respond to individual needs for daily living. Medical office buildings ("MOBs") contain individual physician, physician group and other healthcare provider offices for the administration and treatment of patients. See "Business -- Investment Programs."
(2) Actual investment as of July 31, 1998.
(3) An aggregate purchase price of $3,750,000 was paid for all three facilities.
(4) Probable investment as of July 31, 1998.
(5) Weighted average remaining term (by rentable square feet).

PERMANENT MORTGAGE LOAN PROGRAM:

                                                                                      YEAR
                                                NAME AND LOCATION       NUMBER       BUILT/         TYPE OF         TYPE OF
NAME OF BORROWER                                   OF FACILITY          OF BEDS     RENOVATED      FACILITY       INVESTMENT
----------------                           ---------------------------  -------   -------------   -----------   ---------------
Applegate Lane, Inc.(1)..................  St. Elizabeth Health Care     180        1970/N/A         SNF        Refinancing,
                                           Center                                                               Renovation
                                           East Hartford, CT                                                    and
                                                                                                                Construction
                                                                                                                Loan
Cromwell Crest Convalescent Home,
  Inc.(1)................................  Cromwell Crest Convalescent   180        1986/N/A         SNF        Refinancing,
                                           Center                                                               Renovation
                                           Cromwell, CT                                                         and
                                                                                                                Construction
                                                                                                                Loan
JoJeff, Inc. and Alymatt, Inc.(1)........  Nova Gardens Assisted         40         1912/1995        ALF        Acquisition
                                           Living Community                                                     and
                                           E. Lansdowne, PA                                                     Refinancing
                                                                                                                Loan
                                           Haskins Personal Care         22         1910/1960        ALF        (3)
                                           Center
                                           Secane, PA
Waban Realty Trust
  (J. Dennis Morgan, as Trustee)(1)......  Braeburn Nursing Home         84         1962/N/A         SNF        Acquisition
                                           Newton, MA                                                           Loan
Pennswood Manor Assisted Living and
  Healthcare Center, Inc.(1).............  Pennswood Manor               68        1968/1988,        ALF        Acquisition
                                           Scranton, PA                               1996                      Loan
Mountainside Manor, Inc.(2)..............  Mountainside Manor            96        1958/1993,        ALF        Acquisition
                                           Wilkes-Barre, PA                         1994,1997                   Loan
Medicore, LLC(2).........................  Kingston Health Care Center   50           1960           SNF        Acquisition
                                           Kingston, OH                                                         Loan
                                           Twin Oaks                     42        1946/1996,        SNF        (4)
                                           Living/Learning & Care                     1997
                                           Center
                                           Mansfield, OH
                                           Chenita Group Home             8         1900/1990        SNF        (4)
                                           Mansfield, OH
                                           Whispering Oaks Care          60         1960/1995        SNF        (4)
                                           Center
                                           Peshtigo, WI

                                              TOTAL
                                              AMOUNT         AMOUNT
                                              TO BE         INVESTED
                                             INVESTED        TO DATE     MATURITY
NAME OF BORROWER                           ($ MILLIONS)   ($ MILLIONS)     DATE
----------------                           ------------   -------------  --------
Applegate Lane, Inc.(1)..................      $7.1           $7.1       2/20/08
Cromwell Crest Convalescent Home,
  Inc.(1)................................      $7.8           $7.8       2/20/08
JoJeff, Inc. and Alymatt, Inc.(1)........      $2.0           $2.0        6/1/04
                                               (3)             (3)         (3)
Waban Realty Trust
  (J. Dennis Morgan, as Trustee)(1)......      $2.5           $2.5        7/1/08
Pennswood Manor Assisted Living and
  Healthcare Center, Inc.(1).............      $1.7           $1.7        8/1/03
Mountainside Manor, Inc.(2)..............      $2.3           None        5-year
                                                                           term
Medicore, LLC(2).........................      $3.7           None       10-year
                                                                           term
                                               (4)             (4)         (4)
                                               (4)             (4)         (4)
                                               (4)             (4)         (4)

---------------

(1) Actual investment as of July 31, 1998.
(2) Probable investment as of July 31, 1998.
(3) Included in data shown for Nova Gardens Assisted Living Community.
(4) Included in data shown for Kingston Health Care Center.

OTHER REAL ESTATE SECURED DEBT PROGRAM:

                                                                                       YEAR
                                                      NAME AND LOCATION    NUMBER     BUILT/     TYPE OF        TYPE OF
NAME OF BORROWER                                         OF FACILITY       OF BEDS   RENOVATED   FACILITY     INVESTMENT
----------------                                     --------------------  -------   ---------   --------   ---------------
ACMC Friendswood, Inc.(1)..........................  Park Place of          119      Proposed     ALF       Acquisition
                                                     Friendswood                                            and
                                                     Friendswood, TX                                        Construction
                                                                                                            Loan
ALCO XII, LLC(1)...................................  To-be-named facility   82       Proposed     ALF       Construction/Term
                                                     in Hattiesburg, MS                                     Loan
Hildebran Health Investors, LLC(1).................  Cambridge House        60       Proposed     ALF       Construction/Term
                                                     Hildebran, NC                                          Loan
St. Andrews Health Center, Inc.(1).................  Waterbury              120      1966/N/A     SNF       Acquisition
                                                     Convalescent                                           Loan
                                                     Center
                                                     Waterbury, CT
                                                                                                            Construction/Term
                                                                                                            Loan
Transylvania Health Investors, LLC(1)..............  Kingsbridge House      60       Proposed     ALF       Construction/Term
                                                     Brevard, NC                                            Loan
Cedar Lawn
  Investments, LLC(1)..............................  Cedar Lawn             120      1966/1996    SNF       Acquisition
                                                     Convalescent                                           Loan
                                                     Center
                                                     Abington, VA
Lincolnton Health Investors, LLC(1)................  Lincolnton House       60       Proposed     ALF       Construction/Term
                                                     Lincolnton, NC                                         Loan
Astoria Pines Holding Co., LLC(2)..................  New York Center        280      Proposed     SNF       Mezzanine
                                                     for Rehabilitation                                     Loan
                                                     Care
                                                     Queens, NY
Chancellor Health Services, LLC(2).................  Various SNFs           N/A           N/A     SNFs      Mezzanine
                                                                                                            Loan

                                                      TOTAL AMOUNT       AMOUNT
                                                     TO BE INVESTED     INVESTED     MATURITY
NAME OF BORROWER                                      ($ MILLIONS)      TO DATE        DATE
----------------                                     --------------   ------------   --------
ACMC Friendswood, Inc.(1)..........................       $9.1         $  925,000    10-year
                                                                                        term
ALCO XII, LLC(1)...................................       $6.0         $  498,000    6/10/03
Hildebran Health Investors, LLC(1).................       $1.9         $  394,000     7/1/09
St. Andrews Health Center, Inc.(1).................       $2.6         $2,600,000     6/1/08
                                                          $2.0         $  181,000     6/1/08
Transylvania Health Investors, LLC(1)..............       $1.9         $  328,000     7/1/09
Cedar Lawn
  Investments, LLC(1)..............................       $5.7         $5,700,000    7/20/00
Lincolnton Health Investors, LLC(1)................       $1.9         $  715,000     8/1/09
Astoria Pines Holding Co., LLC(2)..................       $2.2        None            4-year
                                                                                        term
Chancellor Health Services, LLC(2).................       $3.5        None            5-year
                                                                                        term

---------------

(1) Actual investment as of July 31, 1998.
(2) Probable investment as of July 31, 1998.

                                  RISK FACTORS

     An investment in the Common Stock involves various risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" beginning on page 16 prior to an investment in the Company. Such risks include, among others, the following:

     - The Company was formed in January 1998 and has limited operating experience.

     - The Company has contracted with the Manager to advise the Board of Directors of the Company and direct the day-to-day business affairs of the Company. The Company's success therefore substantially depends on the experience and expertise of the Manager. The Manager is a newly organized entity with limited management history.

     - At July 31, 1998, only $119.4 million (     % of the net proceeds of the
       Offering and funds received from a prior private placement which have not been invested) of the Company's investments have been identified, and the Company will face significant competition in making additional investments, which may adversely affect the Company's ability to acquire assets that meet its investment objectives.

     - The Company, HCFP and the Manager have common officers and directors, which may present conflicts of interest in the Company's dealings with the Manager, HCFP and their respective affiliates.

     - A significant portion of the revenues of the Company's borrowers and lessees are and will be dependent upon reimbursement from third-party payors, including federal and state Medicare and Medicaid programs and other government finance programs and private insurers. These programs are highly regulated and subject to frequent and substantial changes resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations.

     - Operators of healthcare facilities are subject to extensive federal, state and local regulations relating to their operations and the failure of the Company's borrowers or lessees to comply with such regulations could adversely affect their ability to meet obligations to the Company.

     - The possibility that the facilities in which the Company invests will not generate income sufficient to meet operating expenses, will generate income and capital appreciation, if any, at rates lower than those anticipated or will yield returns lower than those available through investments in comparable real estate or other investments are risks of investing in real estate.

     - Substantially all of the facilities in which the Company invests are and will be "special purpose" properties that could not be readily converted to general residential, retail or office use. Transfers of operations of certain healthcare facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. Therefore, if the operation of any of the facilities in which the Company invests becomes unprofitable due to competition, age of improvements or other factors such that the borrower or lessee becomes unable to meet its obligations on the debt or lease, the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses.

     - The yield on the Company's investments may be adversely affected by changes in prevailing interest rates, rates of prepayment and credit losses.

     - In periods of declining interest rates, prepayments on mortgage loans generally increase, and the Company likely will have to reinvest such funds in lower-yielding investments. Conversely, in periods of rising interest rates, prepayments on mortgage loans generally decrease and the value of the Company's fixed-rate investments generally will decline.

     - The Company makes mezzanine loans secured by subordinated mortgages and construction loans. Such loans are considered to involve a higher degree of risk than permanent mortgage loans secured by a first lien on income-producing real property. The higher degree of risk results from a variety of factors, including, in the case of construction loans, dependency on successful completion and operation of the project for repayment of loan, and, in the case of mezzanine loans, the fact that a foreclosure by the holder of the senior loan could result in the Company's inability to recover the full amount of its investment.

     - Under various federal, state and local environmental laws, ordinances and regulations, an owner of real property or a secured lender may be liable in certain circumstances for the costs of removal or remediation of certain hazardous or toxic substances at, under, or disposed of in connection with, such property, as well as certain other potential costs relating to hazardous or toxic substances (including governmental fines and damages for injuries to persons and adjacent property).

     - Certain property and liability risks may be uninsurable or not economically insurable and there can be no assurance the Company's borrowers or lessees will have adequate funds to cover all contingencies themselves. Should such an uninsured loss occur, the Company could lose its invested capital.

     - The organizational documents and investment guidelines of the Company and the Operating Partnership do not expressly limit the amount of indebtedness the Company or the Operating Partnership can incur. The Company intends to leverage its investments in an amount to be determined by the Manager and, ultimately, the Board of Directors. If borrowing costs increase, or if the cash flow generated by the Company's assets decreases, the Company's use of leverage will increase the likelihood that the Company will experience reduced or negative cash flow and reduced liquidity.

     - The Company may be taxed as a regular corporation if it fails to qualify as a REIT.

     - In order to qualify as a REIT, the Company must satisfy certain requirements concerning the nature of its assets and income, which may restrict the Company's ability to invest in various types of assets.

     - In order to maintain REIT status, the Company must distribute at least 95% of its taxable income each year, which could result in the Company needing to sell assets or borrow money in order to satisfy this requirement.

     - Ownership of Common Stock by each stockholder is limited to 9.9% of the outstanding Common Stock, which may deter third parties from seeking to control or acquire the Company.

                              THE MANAGER AND HCFP

     In managing the business and investment affairs of the Company, the Board of Directors is advised by the Manager. The Board of Directors of the Company consists of seven members, four of whom are unaffiliated with the Manager or HCFP (the "Independent Directors").

     The Manager assists the Board of Directors in the formulation of operating strategies for the Company, advises the Company concerning investments, monitors the performance of the Company's investments and provides certain administrative and managerial services in connection with the operation of the Company. The Manager currently employs a team of real estate investment and investment management professionals who have an aggregate of over 60 years of experience in the origination and management of various types of real estate related investments in the healthcare industry.

     Pursuant to the Management Agreement between the Company and the Manager (the "Management Agreement"), the Manager may not, directly or through an affiliate (including HCFP), invest in real estate or originate or acquire loans secured by real estate which mature in more than three years. The Manager relies on the employees and other resources of HCFP and its affiliates for much of its operations, and the Company believes that it will continue to benefit from HCFP's extensive knowledge of the healthcare industry and from HCFP's relationships with its clients and other healthcare providers which are potential borrowers and lessees of the Company.

     In their marketing efforts on behalf of the Company, HCFP and its affiliates recommend the Company as a source for the long-term real estate financing needs of HCFP's clients. In addition, in an effort to meet all or substantially all of the financing needs of potential borrowers or lessees, the Company and HCFP may jointly market their respective financing products through:
(i) the officers and senior managers of HCFP; (ii) HCFP's internal staff of seven marketing professionals who coordinate advertising in trade magazines and attendance at trade shows and conferences; and (iii) HCFP's five telemarketers who solicit clients directly. In addition, HCFP obtains referrals through its network of professionals such as lawyers, accountants and venture capital firms, and, to a lesser extent, from paid brokers. Significant referral sources of HCFP own Common Stock and therefore have an incentive to provide referrals to the Company. Approximately $65.1 million, or 54.5%, of the Company's actual and probable investments at July 31, 1998, resulted from leads provided by HCFP.

     In addition to the extensive marketing efforts of HCFP on behalf of the Company, employees of the Manager engage in direct and indirect marketing activities for the Company. Although recently organized, the Manager has employed real estate investment and investment management professionals who have an aggregate of over 60 years of experience in the origination and management of various types of real estate related investments in the health care industry. Marketing activities of the Manager on behalf of the Company include attendance at trade shows and conferences, advertising in trade magazines and development of referral sources similar to those utilized by HCFP. Approximately $54.3 million, or 45.5%, of the Company's actual and probable investments at July 31, 1998 were originated by officers of the Manager.

     As a result of HCFP's market focus, lending experience and audit and underwriting capabilities, the Company believes that HCFP is well positioned to understand and assess financing issues unique to the healthcare industry, including compliance with Medicare, Medicaid and other governmental regulations. This understanding assists the Manager in evaluating and monitoring the credit quality of the Company's borrowers and lessees. The personnel and services of HCAC, which specializes in due diligence and audit services for HCFP and other lenders, is also available to the Manager for the benefit of the Company. HCAC currently employs 23 healthcare auditors who are trained in audit, financial modeling and reimbursement processing. Consistent with the policies applicable to clients of HCFP, to the extent possible, HCAC charges borrowers and lessees of the Company for services provided by HCAC. The price for such services are competitive with the price charged by other entities offering similar services. HCAC will not charge the Company directly for any such services.

                            THE MANAGEMENT AGREEMENT

     The Company and the Manager have entered into the Management Agreement which has an initial term expiring on May 6, 2001 and allows for successive extensions, each for a period not to exceed one year, by agreement between the Company and the Manager. See "Management of Operations -- The Management Agreement." The Management Agreement has been approved by the Independent Directors, and any decision not to extend the term of the Management Agreement will also require the approval of the Independent Directors.

     For performing services under the Management Agreement, the Manager will receive the following compensation, fees and other benefits (including reimbursement of out-of-pocket expenses):

RECIPIENT    PAYOR                              AMOUNT
---------    -----                              ------
Manager     Company  Base management fee (the "Base Management Fee") equal to
                     1.50% per annum of the first $300 million of Average
                     Invested Assets, 1.25% of the next $300 million of Average
                     Invested Assets, 1.00% of the next $300 million of Average
                     Invested Assets, 0.75% of the next $300 million of Average
                     Invested Assets, and 0.50% of Average Invested Assets above
                     $1.20 billion.
Manager     Company  Incentive compensation (the "Incentive Compensation") based on the amount, if any, by which the Company's Funds From
                     Operations and certain net gains exceed a hurdle rate. See
                     "Management of Operations -- The Management Agreement."

     The Manager is expected to use the proceeds from its Base Management Fee and Incentive Compensation in part to pay compensation to its officers and employees who, notwithstanding that certain of them are officers of the Company, currently receive no cash compensation directly from the Company. In addition, the

Manager is reimbursed by the Company for costs and expenses in employing unaffiliated third parties to perform due diligence on assets acquired or considered for acquisition by the Company to the extent such costs and expenses are not paid by the Company's borrowers and lessees. See "Risk
Factors -- Conflicts of Interests," "Conflicts of Interests" and "Management of Operations."

                             CONFLICTS OF INTEREST

     As a result of the Company's relationship with the Manager and HCFP, the Company will be subject to various potential conflicts of interest. Although the Company's Board of Directors includes four Independent Directors, the other three directors and each of the executive officers of the Company also serve as directors or executive officers of the Manager, and a number of the executive officers are directors, executive officers and/or employees of HCFP and devote substantial time to HCFP's business. The Manager receives a management fee for services rendered to the Company. The Board of Directors may not terminate, or decline to renew, the Management Agreement without cause before May 6, 2001. If the Management Agreement is terminated thereafter, the Company is required to pay a substantial termination or nonrenewal fee to the Manager, or to acquire the Manager from HCFP for a substantial purchase price. These provisions may adversely affect the Company's ability to terminate or elect not to renew the Management Agreement without cause. See "Management of Operations -- The Management Agreement."

     The Company expects that it will from time to time provide permanent mortgage loan financing to clients of HCFP which will be used to refinance short-term real estate financing provided by HCFP. The Company and HCFP may also make loans to the same borrower or to borrowers which are under common control. Although the Company and HCFP have separate credit committees which review each investment or financing transaction, such committees have common members. Directors and officers of the Company who are also employed by or affiliated with HCFP have fiduciary obligations to act in the best interest of the stockholders of the Company. The Board of Directors has adopted policies with respect to approval requirements for these and other transactions. In addition, the Company's policies require the Company and HCFP to enter into an intercreditor agreement in situations where loans of the Company and HCFP are made to the same borrower and require the unanimous approval of the Independent Directors who consider the matter (with the approval of at least three Independent Directors being required) for any transaction other than certain permanent mortgage loans which meet designated criteria established by the Independent Directors involving the purchase or refinancing by the Company of any investment originated and initially closed by HCFP or an affiliate of HCFP. See "Policies with Respect to Certain Activities -- Policies with Respect to Conflicts of Interest."

     In order to increase the amount of its Incentive Compensation, the Manager may place undue emphasis on the maximization of funds from operations at the expense of other criteria, such as preservation of capital, which could result in increased risk to the Company.

     William E. Shine, a director of the Company, is an officer of GMACCM. The Company expects to purchase mortgage loans from time to time from GMACCM pursuant to the terms of the GMACCM Agreement. Pursuant to an agreement with the Company, Joshua B. Gillon, a director of the Company, will be paid a finder's fee of $50,000 by the Company for each full year the Repurchase Facility is in effect, up to a maximum of $150,000. The Policies require Mr. Shine and Mr. Gillon to abstain from voting as a member of the Board of Directors on any matters relating to GMACCM or the Repurchase Facility, respectively. See "Policies with Respect to Certain Activities -- Policies with Respect to Interested Directors."

     The Independent Directors have approved the execution of the Management Agreement and the Policies. Although the Manager performs the day-to-day operations of the Company, the Independent Directors review all transactions on a quarterly basis to ensure compliance with the Policies. In such review and approval, the Independent Directors are expected to rely primarily on information provided by the Manager. See "Policies with Respect to Certain Activities -- Policies with Respect to Conflicts of Interest."

                               PRIVATE PLACEMENT

     In May 1998, the Company sold 1,450,000 units (the "Units") in a private placement (the "Private Placement") at a price to investors of $100 per Unit, including 300,000 Units sold directly by the Company to certain accredited investors, resulting in net proceeds to the Company of $136.2 million. Each Unit consists of five shares of Common Stock and one stock purchase warrant (a "Warrant"). Each Warrant entitles the holder to purchase one share of Common Stock (a "Warrant Share"), subject to certain anti-dilution adjustments. Until November 5, 1998, the Warrants and Common Stock are required to be traded as Units. The Warrants become detachable from the Common Stock and exercisable on November 5, 1998 and will remain exercisable until April 29, 2001 at an exercise price of $20 per Warrant Share. See "Description of Capital Stock."

     The Units are eligible for trading in the Private Offering, Resales and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc. (the "PORTAL Market"). To date, to the knowledge of the Company, there has been no trading of the Units in the PORTAL Market. Pursuant to the terms of a Registration Rights Agreement (the "Registration Rights Agreement") covering the Units, the Company will file a registration statement (the "Shelf Registration Statement") with the Commission under the Securities Act relating to the shares of Common Stock, Warrants and Warrant Shares (the "Registrable Securities"), which holders of the Units now hold or may acquire upon the exercise of Warrants.

     The Shelf Registration Statement is expected to become effective at or prior to the effective date of the Registration Statement relating to the Offering. Upon such effectiveness, the Units, and after November 5, 1998, the shares of Common Stock and the Warrants (and upon exercise of the Warrants, the Warrant Shares) will be eligible for trading from time to time on the NYSE. The Company cannot predict whether, to what extent, or when, the holders of Units, Common Stock, Warrants or Warrant Shares may elect to sell such securities on the NYSE. Pursuant to the Registration Rights Agreement, the Company will suspend sales of such securities under the Shelf Registration Statement from the effective date of the Registration Statement with respect to the Offering until the end of the 30-day period during which the underwriters' over-allotment option may be exercised. See "Shares Eligible for Future Sale."

                                  THE OFFERING

Common Stock offered by the Company(1)......................
Common Stock to be outstanding after the Offering(1)(2).....
NYSE Symbol.................................................       HCF

---------------

(1) Assumes the Underwriters' over-allotment option is not exercised.
(2) Assumes that none of the Warrants is exercised. Does not include 1,000,000 shares reserved for issuance pursuant to the Company's 1998 Stock Option Plan and the Director Plan. As of July 31, 1998, options to purchase 500,000 shares of Common Stock have been granted to certain directors and executive officers of the Company and the Manager. See "Management of the Company -- 1998 Stock Option Plan," and "-- Director Plan," "Capitalization" and "Description of Capital Stock."

                                USE OF PROCEEDS

     The net proceeds of the Offering will be used to make investments under the Company's Equity Investment Program, Permanent Mortgage Loan Program and Other
Real Estate Secured Debt Program. Approximately $          of such net proceeds
are expected to be used to fund the probable investments described as such under "Portfolio". The Company intends to invest the balance of the net proceeds of the Offering, pending investment thereof in income producing real estate and real estate related assets, in short-term, readily marketable, interest-bearing securities. See "Policies with Respect to Certain Activities -- Investment Policies."

                              DISTRIBUTION POLICY

     The Company intends to make distributions to its stockholders of at least 95% of the Company's taxable income each year (subject to certain adjustments) so as to qualify for the tax benefits accorded to REITs under the Code. The Company intends to make distributions at least quarterly. It is anticipated that the first distribution to stockholders will be made promptly after September 30, 1998, the first full calendar quarter following the closing of the Private Placement. See "Distribution Policy."

                           TAX STATUS OF THE COMPANY

     The Company intends to qualify and will elect to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its short first taxable year ending December 31, 1998. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, the Company has received an opinion of Powell, Goldstein, Frazer & Murphy LLP that the Company will qualify as a REIT, which opinion is based on certain assumptions and representations about the Company's ongoing businesses, investment activities, and other matters. No assurance can be given that the Company will be able to comply with such assumptions and representations in the future. Furthermore, such opinion is not binding on the Service or on any court. Failure to qualify as a REIT would render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to the Company's stockholders would not be deductible but generally would remain taxable to the Company's stockholders to the extent of the Company's earnings. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state, and local taxes on its income and property. The Company's Bylaws provide for the Company's taxable year to be the calendar year. In connection with the Company's election to be taxed as a REIT, the Company's Charter imposes restrictions on the transfer and ownership of its Common Stock. See "Risk Factors -- Legal and Tax
Risks -- Adverse Consequences of Failure to Maintain REIT Status May Include the Company Being Subject to Taxation as a Regular Corporation" and "Federal Income Tax Considerations -- Taxation of the Company."

                         ORGANIZATION AND RELATIONSHIPS

     The Company's assets may be owned in whole or in part by, and its operations may be conducted through, the Operating Partnership and special purpose limited liability companies and limited partnerships wholly-owned by the Company and its affiliates. The Company is the sole general partner of the Operating Partnership.

     The Manager manages the day-to-day operations of the Company, subject to the supervision of the Board of Directors. The relationship among the Company, the Operating Partnership, the Manager, HCFP and its affiliates is depicted in the organization chart shown below, which assumes completion of this Offering.

                              (ORGANIZATION CHART)
---------------

(1) HCFP owns 100,000 Units (representing an aggregate of 500,000 shares of Common Stock and 100,000 Warrants) and 141,665 shares of Common Stock.
(2) HCFP Limited, Inc. (the "Initial Limited Partner") is a qualified REIT subsidiary, wholly owned by the Company. The Initial Limited Partner holds a 99% limited partnership interest in the Operating Partnership, and the Company holds a 1% general partnership interest in the Operating Partnership.
(3) The Company may conduct all or part of its business, including the acquisition of real estate and real estate related assets, through the Operating Partnership.
(4) HCFP REIT Management, Inc. (the "Manager") is a wholly-owned subsidiary of HCFP.
(5) The Company may, from time to time, form additional subsidiaries (such as limited liability companies) for purposes of carrying out its investment activities. The Company may also form additional limited partnerships, the limited partnership interests in which would be exchangeable into shares of Common Stock, for the purpose of enabling the Company to seek to acquire real estate or interests therein from real estate owners on a tax deferred basis in exchange for such limited partnership interests therein.

                             SUMMARY FINANCIAL DATA

     The following table sets forth selected historical and pro forma financial data of the Company as of June 30, 1998 and for the period January 30, 1998 (inception) through June 30, 1998. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical and pro forma consolidated financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                     FOR THE PERIOD
                                                              JANUARY 30, 1998 (INCEPTION)
                                                                  THROUGH JUNE 30, 1998
                                                              -----------------------------
                                                               HISTORICAL       PRO FORMA
                                                              -------------   -------------
STATEMENT OF INCOME DATA
Revenues:
  Interest on cash and cash equivalents.....................  $  1,078,494    $  1,042,446
  Interest on mortgage notes receivable.....................        45,961       1,819,066
  Rental income.............................................        70,678       2,453,003
                                                              ------------    ------------
         Total revenues.....................................     1,195,133       5,314,515
Expenses:
  Management fee............................................       237,923         868,521
  Other.....................................................        99,139         656,918
  Depreciation..............................................         6,042         537,636
                                                              ------------    ------------
         Total expenses.....................................       343,104       2,063,075
                                                              ------------    ------------
Net income..................................................  $    852,029    $  3,251,440
                                                              ============    ============
Earnings per share..........................................  $        .24    $        .40
Weighted average shares outstanding.........................     3,494,297       8,055,555

                                                                  AS OF JUNE 30, 1998
                                                              ---------------------------
                                                               HISTORICAL     PRO FORMA
                                                              ------------   ------------
BALANCE SHEET DATA
Income-producing real estate, net...........................  $ 10,535,281   $ 50,092,562
Mortgage notes receivable, net..............................    21,048,755     41,235,099
Cash and cash equivalents...................................   106,882,119     45,681,775
Other assets................................................       497,289      1,954,008
                                                              ------------   ------------
Total assets................................................  $138,963,444   $138,963,444
                                                              ============   ============
Total liabilities...........................................  $  1,565,538   $  1,565,538
Total stockholders' equity..................................   137,397,906    137,397,906
                                                              ------------   ------------
Total liabilities and stockholders' equity..................  $138,963,444   $138,963,444
                                                              ============   ============
                                                                    FOR THE PERIOD
                                                                   JANUARY 30, 1998
                                                                      (INCEPTION)
                                                                 THROUGH JUNE 30, 1998
                                                              ---------------------------
                                                               HISTORICAL     PRO FORMA
                                                              ------------   ------------
OTHER OPERATING DATA
Cash flows provided by operating activities.................  $  2,205,135   $  5,136,140
Cash flows used in investing activities.....................   (31,868,893)   (93,069,237)
Cash flows provided by financing activities.................   136,545,877    136,545,877
Funds from operations.......................................       858,071      3,789,076

     Industry analysts generally consider funds from operations ("FFO") to be an appropriate measure of the performance of a REIT. The Company uses the concept of FFO as defined in NAREIT's White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that in order to facilitate a clear understanding of the operating results of the Company, FFO should be examined in conjunction with the Company's net income as presented in the Selected Financial Data and Consolidated Financial Statements and Notes thereto included elsewhere herein. The Company computes FFO in accordance with standards established by NAREIT which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

                                  RISK FACTORS

     An investment in the Common Stock involves various risks. Before purchasing shares of Common Stock offered hereby, prospective investors should consider carefully the information set forth below, in addition to the information set forth elsewhere in this Prospectus.

LIMITED OPERATING HISTORY; DEPENDENCE ON EXTERNAL MANAGEMENT

     Uncertainty as to the Company's Ability to Successfully Implement Its Operating Policies and Strategies Resulting from Its Limited Operating
History. The Company was organized in January 1998 and received funds to make investments from the Private Placement on May 6, 1998. The Company therefore has limited operating history and has not fully implemented its operating policies and strategies. The Company is dependent upon the experience and expertise of the Manager and the affiliates of the Manager in advising the Company and administering its day-to-day operations.

     The Company's Success Will Substantially Depend on the Services of External Management. The Company has contracted with the Manager to advise the Board of Directors and direct the day-to-day business affairs of the Company. The Company's success, therefore, depends on the services of the Manager and its officers and employees. Certain officers, directors and employees of the Company and the Manager and its affiliates have experience in creating, evaluating, acquiring and managing mortgage loans and real estate investments. However, until joining the Manager, such officers, directors and employees had never directly managed a REIT. Moreover, the Manager, a newly organized company, will need to subcontract with third parties or with employees of HCFP and its affiliates to provide certain services on behalf of the Company. There can be no assurance that the Company and the Manager will be able to implement successfully the strategies that the Company intends to pursue. Subject to the Guidelines, the Manager has significant latitude as to the types of assets it determines to be proper investments for the Company. No assurance can be made that the Manager's decisions in this regard will result in a profit for the Company. Moreover, certain of the Manager's personnel are employees of HCFP or its affiliates, and accordingly the Company's success may depend in part on the continuing ability of HCFP and its affiliates, including the Manager, to hire and retain knowledgeable personnel and the Manager's ability to cause such personnel to focus their attention to the affairs of the Company rather than the affairs of HCFP and its affiliates. The ability of HCFP and its affiliates to attract and retain such personnel may be affected, in turn, by HCFP's continued financial strength. Finally, the Company is subject to the risk that the Manager will terminate the Management Agreement and that no suitable replacement will be found to manage the Company.

RISKS ASSOCIATED WITH THE HEALTHCARE INDUSTRY

     Dependence On Reimbursement By Third-Party Payors. A substantial portion of the revenue of the Company's borrowers and lessees are and will be dependent upon reimbursement from third-party payors, including federal and state Medicaid and Medicare programs and other government finance programs and private insurers. These programs are highly regulated and subject to frequent and substantial changes resulting from legislative, regulative and judicial developments. Any reduction in Medicare or Medicaid rates could have an adverse impact on the Company's borrowers and lessee. The revenues of the Company's borrowers and lessees will also be affected by the continuing efforts of third-party payors to contain or reduce the costs of healthcare by lowering reimbursement rates, increasing case management review of services, negotiating reduced contract pricing and shifting the risk of adequate funding to the facilities by capitated plans and other devices. Changes in the mix of patients of the Company's borrowers and lessees among the Medicaid, Medicare and private pay categories, and among different types of private pay sources, can significantly affect the revenues of the operations of such borrowers and lessees. Any changes in reimbursement levels under Medicaid, Medicare or private payor programs and any changes in applicable government regulations could adversely affect the borrowers and the lessees and, therefore, the profitability of the Company.

     Failure by the Company's Borrowers or Lessees to Comply with Applicable Government Regulations Could Adversely Affect their Ability to Meet Their Obligations to the Company. Both the Medicaid and Medicare programs contain specific requirements which must be adhered to at all times by healthcare facilities in order to qualify under the programs. These conditions of participation are very detailed and demanding. Failure to adhere to these conditions and requirements may result in borrowers and lessees of the Company losing Medicaid and Medicare reimbursement.

     The Medicaid and Medicare programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determinations and governmental funding restrictions, all of which may materially increase or decrease program reimbursement to healthcare facilities. No assurance can be given that the future funding of such programs will remain at levels comparable to the present levels.

     In addition to the requirements to be met by healthcare facilities for participation in the Medicaid and Medicare programs, the Company's borrowers and lessees are and will be subject to regulatory and licensing requirements of state and local authorities. Each healthcare facility is inspected and licensed on a regular schedule by the licensing agency in each state. In granting and renewing licenses, a licensing agency considers, among other things, the physical buildings and equipment, the qualifications of the administrative personnel and nursing staff, the quality of care and continuing compliance with the laws and regulations relating to the operation of the facility. Local agencies may also have a role inspecting and enforcing such requirements. State licensing of healthcare facilities is a prerequisite to certification under Medicaid and Medicare programs.

     The United States government and states in which the Company may own facilities or in which its borrowers or lessees may operate facilities regulate various aspects of the Company's business. Various federal and state laws regulate relationships among providers of services to the healthcare industry, including employment or service contracts and investment relationships. The operation of healthcare facilities and the provision of healthcare services are also subject to extensive federal, state and local laws relating to, among other things, the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies, environmental compliance, compliance with the Americans with Disabilities Act of 1990 ("ADA"), fire prevention and compliance with building codes. The failure of its borrowers or lessees to obtain or renew any required regulatory approvals or licenses could adversely affect the Company's growth. In addition, healthcare is an area of extensive and frequent regulatory change. Changes in the laws or new interpretations of existing laws can have a significant effect on methods and costs of doing business and amounts of payments received from governmental and other payors. The Company could be adversely affected by, among other things, regulatory developments such as mandatory increases in the scope and quality of care to be afforded patients and revisions in licensing and certification standards.

     Government at both the federal and state levels has continued in its efforts to reduce, or at least limit the growth of, spending for healthcare services. On August 5, 1997, President Clinton signed into law The Balanced Budget Act of 1997 (the "BBA") which contains numerous Medicare and Medicaid cost-saving measures. The BBA has been projected to save $115 billion in Medicare spending over the next five years, and $13 billion in the Medicaid program. Section 4711 of the BBA, entitled "Flexibility in Payment Methods for Hospital, Nursing Facility, ICF/MR, and Home Health Services," repealed the Boren Amendment, which had required that state Medicaid programs pay to nursing home providers amounts reasonable and adequate to meet the costs which must be incurred by efficiently and economically operated facilities in order to provide care and services in conformity with applicable state and federal laws, regulations and quality and safety standards and to assure access to hospital services. The Boren Amendment was previously the foundation of litigation by healthcare facilities seeking rate increases. In place of the Boren Amendment, the BBA requires only that, for services and items furnished on or after October 1, 1997, a state Medicaid program must provide for a public process for determination of Medicaid rates of payment for nursing facility services, under which proposed rates, the methodologies underlying the establishment of such rates, and justification for the proposed rates are published, and which gives providers, beneficiaries and other concerned state residents a reasonable opportunity for review and comment on the proposed rates, methodologies and justifications. States are actively seeking ways to reduce Medicaid spending for healthcare by such methods as capitated payments and substantial reductions in reimbursement rates.

     The BBA also requires that nursing homes transition to a prospective payment system under the Medicare program during a three-year "transition period" commencing with the first cost reporting period beginning on or after July 1, 1998. The BBA also contains several new antifraud provisions. Given the recent enactment of the BBA, the Company is unable to predict the impact of the BBA and potential changes in state Medicaid reimbursement methodologies on the revenues of operators of facilities; however, any significant reduction in either Medicare or Medicaid payments could adversely affect such operators and therefore the profitability of the Company.

     Various state and federal laws also regulate the relationships between providers of healthcare services, physicians and other clinicians. These laws impose restrictions and impose monetary penalties on physicians who make referrals for designated health services to entities with which they have financial relationships. These laws also prohibit healthcare fraud in the form of the offering, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare or state healthcare program patients or patient care opportunities. There can be no assurance that the operations of the Company's borrowers or lessees will not be subject to review, scrutiny, penalties or civil and criminal enforcement actions under these laws, or that these laws will not change in the future. Violations of these laws may result in substantial civil or criminal penalties for individuals or entities, including large civil monetary penalties and exclusion from participation in the Medicare or Medicaid programs. Such exclusions or penalties, if applied to the Company's borrowers or lessees, could have an adverse effect on the profitability of the Company.

     The BBA and the Health Insurance Portability and Accountability Act of 1996 both expanded enforcement efforts designed to prevent healthcare fraud. Funding for enforcement activities has been increased, and many state and federal agencies have increased their enforcement activities. These activities can result in triple damage claims and penalties as high as $50,000 per fraudulent claim. Increased enforcement activities can, therefore, result in potentially significant financial impact on the Company's borrowers and lessees should they engage in fraudulent activities.

     Changes in certification and participation requirements of the Medicare and Medicaid programs have restricted, and are likely to continue to restrict further, eligibility for reimbursement under those programs. Programs demanding that providers accept discounted fees or assume all or a portion of the financial risk for the delivery of healthcare services are being implemented by private payors, including managed care payors. Such measures may include capitated payments whereby the provider is responsible for providing, for a fixed fee, all services needed by certain patients. Capitated payments can result in significant losses to the provider if patients require expensive treatment not adequately covered by the capitated rate. Efforts to impose reduced payments, greater discounts and more stringent cost controls by government and other payors are expected to continue. Any reforms that significantly limit rates of reimbursement under the Medicare or Medicaid programs, could have a material adverse effect on the revenues of the Company's borrowers and lessees and, therefore, on the Company's profitability. The Company is unable to predict what reform proposals or reimbursement limitations will be adopted in the future or the effect such changes will have on its operations. No assurance can be given that such reforms will not have a material adverse effect on the Company.

     Many states have adopted certificate of need ("CON") or similar laws that generally require that a state agency approve certain acquisitions and determine that a need exists for certain new services, the addition of beds and capital expenditures or other changes. To the extent that CON or other similar approvals are required for expansion of Facilities owned by the Company or operated by its borrowers or lessees, either through facility acquisitions or expansion or provision of new services or other changes, such expansion could be adversely affected by the failure or inability to obtain the necessary approvals, changes in standards applicable to such approvals and possible delays and expenses associated with obtaining such approvals. CON laws are also subject to being repealed or modified which could increase competition by lowering competitors' barriers to enter certain markets.

REAL ESTATE INVESTMENT RISKS

     Appropriate Investments May Not Be Available and Full Investment of Net Proceeds May Be Delayed. As of July 31, 1998, only approximately $119.4 million
of the Company's investments (approximately      % of the net proceeds of the
Offering and funds received from the Private Placement which have not yet been invested) have been identified. See "Portfolio." The Company intends to invest the net proceeds of the Offering in short-term readily marketable, interest-bearing securities on a temporary basis until the Company finds appropriate mortgage loans and real property in which to invest. There can be no assurance, however, that the Company will identify mortgage loans or real property that meet its investment criteria or that any such assets will produce a return on the Company's investments. Moreover, the Company and the Manager have broad discretion in determining how to invest the remaining net proceeds of the Offering and may change the current investment and operating policies of the Company without a vote of the stockholders. Such deviations from current policies might expose the Company to increased risks of loss or liability, which could affect adversely the Company or the market price of the Common Stock.

     Significant Competition May Adversely Affect the Company's Ability to Acquire Assets at Favorable Spreads Relative to Borrowing Costs. The Company will engage in a business that may become increasingly competitive in the future as more people enter the market, which may affect adversely the Company's ability to achieve its investment objectives. In making investments, the Company will compete with numerous financing sources, including other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds and other lenders, and other entities purchasing similar assets, many of which have established operating histories and procedures, may have greater access to capital and other resources and may have other advantages over the Company in conducting certain businesses and providing certain services. There are several REITs similar to the Company and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of investments contemplated to be made by the Company. The Company's net income will depend, in large part, on the Company's ability to acquire and originate investments having yields that produce favorable spreads over the Company's borrowing costs. Increased competition for the acquisition and origination of mortgage loans and purchase leaseback transactions involving healthcare facilities or a reduction in the available supply could result in higher prices and thus lower yields on such investments, which could narrow (or make negative) the yield spread relative to the Company's borrowing costs. There can be no assurance that the Company will be able to make significant investments at favorable spreads relative to the Company's borrowing costs to achieve the Company's objectives.

     Volatility of Value of Real Estate Could Adversely Affect Value of the Company's Investments. Real property investments in the healthcare industry are subject to varying degrees of risk. The economic performance and values of healthcare real estate can be affected by many factors including governmental regulation, economic conditions and demand for healthcare services. There can be no assurance that the value of any property acquired by the Company will appreciate or that the value of property securing any of the Company's mortgage loans or any property acquired by the Company will not depreciate.

     Volatility of Income and Returns Could Adversely Affect Yield on the Company's Investments. The possibility that facilities in which the Company invests will not generate income sufficient to meet operating expenses, will generate income and capital appreciation, if any, at rates lower than those anticipated or will yield returns lower than those available through investments in comparable real estate or other investments are risks of investing in real estate. Income from such properties and yields from investments in such properties may be affected by many factors, including the existence of and changes in governmental regulations (such as zoning laws), general or local economic conditions (such as fluctuations in interest rates and employment conditions), the existence of competing facilities, a reduction in rental income as the result of an inability to maintain occupancy levels, natural disasters or similar factors.

     Interest Rate Changes and Prepayments May Adversely Affect the Value of the Company's Investments. The value of the Company's mortgage loans will be affected by the prepayment rates on such mortgage loans. Although the mortgage loans will generally provide for lock-out periods and prepayment penalties that reduce this risk, no assurance can be made that prepayment penalties will deter prepayments. Prepayment rates on mortgage loans are influenced by changes in current interest rates and a variety of economic, geographic and other factors and cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on mortgage loans generally increase. If general interest rates also decline, the funds available for reinvestment by the Company during such periods are likely to be reinvested at lower interest rates than the Company was earning on the mortgage loans that were prepaid. Mortgage loans may decrease in value as a result of increases in interest rates and may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment. In general, changes in both interest rates and prepayment rates will affect the total return on the Company's mortgage loans, which in turn will affect the amount available for distribution to the Company's stockholders. Under certain interest rate and prepayment rate scenarios, the Company may not recover fully its investment in such assets.

     Illiquidity of Real Estate Investments Could Adversely Affect the Company's Ability to Liquidate Investments. Real estate investments are relatively illiquid and, therefore, tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. All of the healthcare facilities in which the Company will invest are and will be "special purpose" properties that could not be readily converted to general residential, retail or office use. Transfers of operations of healthcare facilities are often subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. Therefore, if the operation of such facilities becomes unprofitable due to competition, age of improvements or other factors such that the borrower or lessee becomes unable to meet its obligation on the debt or lease, the liquidation value of such facility may be substantially less than would be the case if it were readily adaptable to other uses. The receipt of liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of the property. In addition, certain significant expenditures associated with real estate investment (such as real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. Should such event occur, the Company's income and funds available for distribution would be adversely affected.

     Uninsured Loss Could Adversely Affect the Company's Financial
Condition. The Company currently requires, and it is the intention of the Company to continue to require, all borrowers and lessees to secure adequate comprehensive property and liability insurance that covers the Company as well as the borrower and/or lessee. Certain risks may, however, be uninsurable or not economically insurable and there can be no assurance the Company or a borrower or lessee will have adequate funds to cover all contingencies itself. Should such an uninsured loss occur, the Company could lose its invested capital.

     Dependence on Lease Income and Mortgage Payments from Real Property. Since a substantial portion of the Company's income will be derived from mortgage payments and lease income from real property, the Company's income would be adversely affected if a significant number of the Company's borrowers or lessees were unable to meet their obligations to the Company or if the Company were unable to lease its properties or make mortgage loans on economically favorable terms.

     Liability for Environmental Matters Could Adversely Affect the Company's Financial Condition. Under various federal, state and local environmental laws, ordinances and regulations, an owner of real property or a secured lender may be liable in certain circumstances for the costs of removal or remediation of certain hazardous or toxic substances at, under or disposed of in connection with such property, as well as certain other potential costs relating to hazardous or toxic substances (including governmental fines and damages for injuries to persons and adjacent property). Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances and may be imposed on the owner in connection with the activities of an operator of the property or a third party. The cost of any required remediation, removal, fines or personal or property damages could be substantial and the owner's liability, therefore, could exceed the value of the property and/or the assets of the owner. In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral which, in turn, would reduce the Company's revenues. Although it is the Company's policy to require an acceptable Phase I environmental survey for all real property in which it invests, such surveys are limited in scope and there can be no assurance that are no hazardous or toxic substances on such property. In addition, although the Company's mortgage loans and leases require the borrower and the lessee to indemnify the Company for certain environmental liabilities, the scope of such obligations may be limited and there can be no assurance that any such borrower or lessee would be able to fulfill its indemnification obligations.

     Construction and Mezzanine Loans Involve Greater Risks of Loss than Loans Secured by Income Producing Properties. The Company has made construction loans and mezzanine loans secured by subordinated mortgages. At July 31, 1998, approximately 23.8% of the Company's actual and probable investments consisted of construction and mezzanine loans. Construction loans and mezzanine loans are considered to involve a higher degree of risk than term conventional mortgage lending secured by income-producing real property. This is because of a variety of factors, including, in the case of construction loans, dependency on successful completion and operation of the project for repayment, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization, providing instead for additional advances to be made and for a balloon payment at a stated maturity date. In addition, construction loans are subject to the risk that construction and renovation may not be completed on schedule or within budget, resulting in increased debt service expense and delays in leasing and cash flow generation, and risks relating to the inability to obtain, or delays in obtaining, necessary zoning, occupancy and other required governmental permits and authorizations. To the extent that new or renovated properties perform below anticipated levels, reduced cash flow will be produced. In the case of mezzanine loans, the factors include, among other things, that a foreclosure by the holder of the senior loan could result in the Company's inability to recover the full amount, or indeed any, of its investment in such mezzanine loan. The occurrence of one or more of the foregoing in connection with the Company's construction and mezzanine loans could have an adverse effect on the Company's financial condition, results of operations and cash flow.

     Adverse Changes in General Economic Conditions Can Adversely Affect the Company's Business. The Company's success is dependent upon the general economic conditions in the geographic areas in which a substantial number of its investments are located. Adverse changes in national economic conditions or in the economic conditions of the regions in which the Company conducts substantial business would likely have an adverse effect on real estate values, interest rates and, accordingly, the Company's business, income and ability to make distributions to its stockholders. The general economic conditions in the geographic areas in which the Company's investments are located will be beyond the control of the Company.

     One Action Rules May Limit the Company's Rights Following
Defaults. Several states have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The mortgagee may be required to foreclose first on properties located in states where such "one action" rules apply (and when non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

FINANCING RISKS

     Maturity Mismatch between Asset Maturities and Borrowing Maturities May Adversely Affect the Company's Net Income. The Company's anticipated use of short-term borrowings under the Repurchase Facility to acquire long term assets, including mortgage loans, may expose the Company to a maturity mismatch. As a consequence, in periods of rising interest rates the Company's borrowing costs could exceed the income earned on the Company's assets acquired with the borrowed funds, thereby reducing the Company's income and ability to make distributions to its stockholders.

     Interest Rate Mismatch between Asset Yields and Borrowing Rates May Adversely Affect the Company's Net Income. The Company's borrowings may be at interest rates based on indexes and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indexes and repricing terms of various of the Company's variable rate assets. While the historical spread between relevant short-term interest rate indexes has been relatively stable, there have been periods, such as the 1979 through 1982 high interest rate environment, when the spread between those indexes was volatile. Further, certain of the Company's assets will bear fixed rates of interest and have long term maturities. There can be no assurance that such fixed rates of interest will exceed the variable rates of interest on related borrowings. Interest rate mismatches could impact the Company's financial condition in a material way, and affect adversely the Company's income and ability to make distributions to its stockholders, dividend yield and the market price of the Common Stock. See
"-- Leverage Can Reduce Income Available for Distribution and Cause Losses" and "-- The Company May Not Be Able to Borrow Money on Favorable Terms."

     The Company's Performance May Be Adversely Affected if Its Hedging Strategy Is Not Successful. The Company may, from time to time, enter into hedging transactions in an effort to protect itself from interest rate and prepayment rate fluctuations. There can be no assurance that the Company will enter into hedging activities or that, if entered into, such activities will have the desired beneficial impact on the Company's results of operations or financial condition. Moreover, no hedging activity can completely insulate the Company from the risks associated with changes in interest rates and prepayment rates. Hedging involves risks and typically involves costs, including transaction costs. Such costs increase dramatically as the period covered by the hedging increases and during periods of rising and volatile interest rates. The Company may increase its hedging activity and, thus, increase its hedging costs during such periods when interest rates are volatile or rising and hedging costs have increased. The Company intends generally to hedge as much of the interest rate risk as the Manager determines is in the best interests of the stockholders of the Company given the cost of such hedging transactions and the need to maintain the Company's status as a REIT. See "Federal Income Tax Considerations -- Requirements for
Qualification -- Income Tests."

     Leverage Can Reduce Income Available for Distribution and Cause Losses.
The Company's Charter and Bylaws do not limit the amount of indebtedness the Company can incur. The Company intends to leverage its assets through securitizations and other borrowings, including the Repurchase Facility. The Company will leverage its assets only when it expects that such leverage will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial. In addition, the Repurchase Facility is expected to impose maximum leverage limitations on the Company. The extent to which the Company uses leverage will be determined by the Manager pursuant to the Policies and ultimately, by the Board of Directors, who may act at any time without the approval of or notice to the stockholders. The percentage of leverage used will vary depending on, among other things, the Company's estimate of the cash flow that its assets will generate, and the stability of that cash flow. Leverage can reduce the cash flow available for distributions to stockholders. Moreover, there can be no assurance that the Company will be able to meet its debt service obligations resulting from leverage and, to the extent that it cannot, the Company risks the loss of some or all of its assets. If the returns on the mortgage loans purchased with funds under the Repurchase Facility fail to cover the cost of such borrowings, the Company will experience net interest losses and may experience net losses.

     The Company May Not Be Able to Borrow Money on Favorable Terms. The ability of the Company to achieve its investment objectives through leverage will depend on the Company's ability to borrow money on favorable terms and on its ability to renew or replace its maturing borrowings on a continuing basis. Although the Company expects to be able to enter into and renew the Repurchase Facility or to find alternative sources to borrow money on favorable terms, there can be no assurance that the Company will be able to do so. Under the Repurchase Facility, MLMCI will not be obligated to purchase any specific amount of loans or to purchase loans at any particular discount to face value. In the event that MLMCI declines to purchase loans at a discount acceptable to the Company, the Company will be required to seek alternative sources of debt, securitization or equity financing for a portion of its portfolio. There can be no assurance that such financing will be available at all or on terms which would not have an adverse effect on the Company's net income. It is anticipated that a majority of the loans eligible for the Repurchase Facility will be generated under the Company's Permanent Mortgage Loan Program. These loans have relatively lower yields than the Company's other investments. To the extent that such loans are ultimately funded with equity because of the failure of MLMCI to purchase such loans, the Company's overall net interest spread could decline.

CONFLICTS OF INTEREST

     The Company is subject to various potential conflicts of interests arising from its relationship with the Manager and its affiliates. The Company has adopted certain procedures to resolve any conflicts which arise. See "Conflicts of Interest." There is no assurance that these procedures will be effective or will not be changed, or that conflicts will be resolved in the best interests of the Company and its stockholders. Any failure to so resolve conflicts could have a material adverse effect on the Company's financial condition and ability to make distributions to stockholders.

     Potential conflicts include the following:

          Takeout Financing and Loans to Common Borrowers. The Company expects that it will from time to time provide permanent mortgage loan financing to clients of HCFP which will be used to refinance short-term real estate financing provided by HCFP. The Company and HCFP may also make loans to the same borrower or to borrowers which are under common control. Although the Company and HCFP have separate credit committees which will review each investment or financing transaction, such committees have common members. Directors and officers of the Company who are also employed by or affiliated with HCFP have fiduciary obligations to act in the best interest of the stockholders of the Company. In addition, the Company's policies require the Company and HCFP to enter into an intercreditor agreement in situations where loans by the Company and HCFP are made to the same borrower and require the unanimous approval of the Independent Directors who consider the matter (with the approval of at least three Independent Directors being required) for any transaction other than certain permanent mortgage loans meeting certain designated criteria established by the Independent Directors involving the purchase or refinancing by the Company of any investment originated and initially closed by HCFP or an affiliate of HCFP. See "Policies with Respect to Certain Activities -- Policies with Respect to Conflicts of Interest."

          Competition for Management Time. Certain officers and directors of each of the Manager and the Company currently are engaged in other businesses, including HCFP. They will devote only so much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than full-time. These officers and directors may experience conflicts of interest in allocating management time, services and functions among the Company, the Manager and HCFP.

          Compensation of the Manager. In order to increase the amount of its Incentive Compensation, the Manager may place undue emphasis on the maximization of Funds From Operations at the expense of other criteria, such as preservation of capital, which could result in increased risk to the Company.

          Termination of Management Agreement. The Management Agreement was unanimously approved by the Independent Directors. The renewal of the Management Agreement after the initial three-year term will require the affirmative vote of a majority of the Independent Directors, and a majority of the Independent Directors may terminate the Management Agreement at any time after May 6, 2001 upon 90 days' notice. However, the Company will be required to pay a substantial termination or nonrenewal fee to HCFP, or to acquire the Manager from HCFP for a substantial purchase price, prior to termination or nonrenewal of the Management Agreement without cause. See "Management of Operations -- The Management Agreement." This requirement may adversely affect the Company's ability to terminate or elect not to renew the Management Agreement without cause.

          Interested Director Transactions. William E. Shine, a director of the Company, is an officer of GMACCM. The Company expects to purchase mortgage loans from time to time from GMACCM pursuant to the GMACCM Agreement. Pursuant to an agreement with the Company, Joshua B. Gillon, a director of the Company, will be paid a finder's fee of $50,000 by the Company for each full year the Repurchase Facility is in effect, up to a maximum of $150,000. The Policies require Mr. Shine and Mr. Gillon to abstain from voting as a member of the Board of Directors on any matters relating to GMACCM or the Repurchase Facility, respectively. See "Policies with Respect to Certain Activities -- Policies with Respect to Interested Directors."

          Independent Directors Will Not Participate in Day-To-Day
     Operations. Although the Management Agreement has been approved by the Independent Directors, daily interactions between the Company and the Manager and a majority of its affiliates are not required to be approved by a majority of the Independent Directors. Instead, the Manager conducts the day-to-day operations of the Company in accordance with the Policies that were unanimously approved by a majority of the Independent Directors. On a quarterly basis, the Independent Directors review transactions engaged in by the Company to monitor compliance with the Policies and will review the Policies at least annually. Investors should be aware that, in conducting this review, the Independent Directors are expected to rely primarily on information provided to them by the Manager.

LEGAL AND TAX RISKS

     Adverse Consequences of Failure to Maintain REIT Status May Include the Company Being Subject to Taxation as a Regular Corporation. The Company intends to operate in a manner so as to qualify as a REIT for federal income tax purposes. A REIT that satisfies all REIT qualification tests generally is exempt from federal taxation on its income with certain limited exceptions. Although the Company does not intend to request a ruling from the Service as to its REIT status, the Company has received an opinion of its legal counsel to the effect that the Company is organized in conformity with the requirements for qualification as a REIT and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. See "Federal Income Tax Considerations -- Taxation of the Company." Such legal opinion, however, is based on certain assumptions and factual representations by the Company regarding the Company's business and assets and the Company's ability to meet various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. In addition, investors should be aware that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel as to the status of the Company based on counsel's review and analysis of existing law. Furthermore, both the validity of the opinion and the continued qualification of the Company as a REIT will depend on the Company's satisfaction of certain asset, income, organizational, distribution, and stockholder ownership requirements on a continuing basis. If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on all of its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by the Company in computing its taxable income but generally would remain taxable to the stockholders to the extent of the Company's earnings. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Stock. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT.

     The Company must distribute annually at least 95% of its taxable income including income from foreclosure property net of any tax imposed on such property, (but excluding any net capital gain and excess net income) in order to avoid corporate income taxation of the earnings that it distributes. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its net capital gain for that year and (iii) 100% of its undistributed taxable income from prior years.

     The Company intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. However, there may be differences in timing between the recognition of taxable income and the actual receipt of cash, requiring the Company to borrow funds, issue capital stock or sell assets on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of the Company's taxable income could cause the Company (i) to sell assets in adverse market conditions, (ii) to distribute amounts that represent a return of capital, or (iii) to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures or repayment of debt. Gain from disposition of any assets sold to provide adequate funds to meet the distributions requirement could subject the Company to the 100% tax on the net income from prohibited transactions. See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests."

     In addition, in order to qualify as a REIT, the Company must satisfy certain requirements concerning the nature of its assets and income, which may restrict the Company's ability to invest in various types of assets. See "Federal Income Tax Considerations -- Requirements for Qualification -- Asset Tests." Without limiting the generality of the foregoing, the Company will not be able to acquire securities (other than securities which are treated as an interest in real property) of any single issuer which would represent either more than 5% of the total value of the Company's assets or 10% of the voting securities of such issuer. In addition, in order to satisfy the income requirements of a REIT, the Company generally will be restricted to acquiring assets which generate qualifying income for purposes of certain income tests. See "Federal Income Tax Considerations Requirements for Qualification -- Income Tests." These restrictions could affect adversely the Company's ability to optimize its portfolio of assets.

     The Company may acquire at less than their face amount mortgage loans and other debt obligations that are deemed to have market discount for federal income tax purposes, which generally is equal to the excess of an obligation's redemption price over the holder's basis in the obligation at the time of acquisition. All or a portion of the gain recognized by the Company from the disposition of, or principal payments on, an obligation which has market discount would be treated as ordinary income and not capital gain, so that the Company would be required to make a distribution to its stockholders in order to satisfy the requirement that a REIT distribute 95% of its taxable income to its stockholders each taxable year.

     If a mortgage loan or other debt obligation with market discount is held by a REMIC in which the Company acquires a REMIC Residual Interest, a portion of the market discount would be recognized as income each year by the REMIC and, hence, the Company. As a result, the market discount on obligations held by a REMIC in which the Company holds a REMIC Residual Interest could increase the Company's annual distribution requirement.

     Certain Special Considerations Will Apply Due to the Nature of the Company's Assets. The manner in which the Company will derive income from healthcare facilities in which it has an equity or mortgage interest will be governed by special considerations in satisfying the requirements for REIT qualification. The Company would not qualify as a REIT if it directly operated a healthcare facility. Healthcare facilities owned by the Company will be leased to healthcare providers. It is essential to the Company's qualification as a REIT that these arrangements be respected as leases for federal income tax purposes and that the lessees not be regarded as "related parties" of the Company (as determined under the applicable Code provisions). See "Federal Income Tax Considerations -- Requirements for Qualifications as a REIT -- Income Tests." In the event a lease expires and is not renewed, the Company will be required to find a new "unrelated" lessee to lease and operate the property subject to such lease in order to continue to qualify as a REIT. In the event of a default on either a lease of, or a mortgage secured by, a healthcare facility, the Company, to maintain its REIT qualification, will be required to engage a new healthcare provider to operate the facility after the Company takes possession of such facility. This requirement could deter the Company from exercising its remedies in the event of a default even though such exercise otherwise would be in the Company's best interest. Although the Company would be permitted to operate the facilities for 90 days after taking possession of the facility without jeopardizing its REIT status, the fact that the facility licenses would be held by lessees or borrowers could preclude the Company from doing so under applicable healthcare regulatory requirements.

     Investment in the Common Stock of the Company by Certain Plans May Give Rise to a Prohibited Transaction Under ERISA and the Code. ERISA prohibits certain transactions that involve (i) pension, profit-sharing or other employee benefit plans subject to Title I of ERISA (each a "Plan") and (ii) any person who is a "party in interest" with respect to a Plan. Section 4975 of the Code contains similar prohibitions against transactions that involve Plans or similar arrangements, such as individual retirement accounts ("IRAs") and any person who is a "disqualified person" with respect to any such Plan or similar arrangement. Consequently, the fiduciary of a Plan or person making investment decisions on behalf of a similar arrangement who is contemplating an investment in the Common Stock should consider whether the Company, any other person associated with the issuance of the Common Stock, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan or similar arrangement and, if so, whether an exemption from such prohibited transaction rules is applicable. See "ERISA Considerations -- The Treatment of the Company's Underlying Assets Under ERISA."

     Ownership Limitation May Restrict Business Combination Opportunities. In order for the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). For the purpose of preserving its REIT qualification, the Charter generally prohibits direct or indirect ownership of more than 9.9% of the number of outstanding shares of Common Stock or any series of preferred stock (the "Ownership Limitation"). The Ownership Limitation could have the effect of discourag-ing a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Capital Stock -- Restrictions on Transfer" and "Federal Income Tax Considerations -- Requirements for Qualification."

     Preferred Stock May Prevent Change in Control. The Charter authorizes the Board of Directors to classify and reclassify unissued capital stock into shares of preferred stock of one or more series and to establish the preferences and rights of any shares of preferred stock issued. Although the Company has no current intention to issue any series of preferred stock in the foreseeable future, the issuance of any series of preferred stock could have the effect of delaying or preventing a change in control of the Company even if a majority of the holders of the Company's Common Stock believed such change of control was in their best interest. See "Description of Capital Stock -- Preferred Stock."

     Maryland Anti-Takeover Statutes May Restrict Business Combination Opportunities. As a Maryland corporation, the Company is subject to various provisions of Maryland law, which impose certain restrictions and require certain procedures with respect to certain stock purchases and business combinations. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws -- Business Combinations" and "-- Control Share Acquisitions."

     Board of Directors May Change Certain Policies without Stockholder
Consent. The major policies of the Company, relating to the purchase and sale of assets, financing, operations, debt and distributions, are determined by its Board of Directors. The Board of Directors, and in certain cases, the Independent Directors, may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the stockholders. The effect of any such changes may be positive or negative. The Company cannot change its policy of seeking to maintain its qualification as a REIT without the affirmative vote of two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class. See "Investment and Other Policies" and "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

     Loss of Investment Company Act Exemption Would Adversely Affect the Company. The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretations by the staff of the Securities and Exchange Commission (the "Commission"), in order to qualify for this exemption, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other assets related to real estate. The assets that the Company may acquire therefore may be limited by the provisions of the Investment Company Act.

     The Company's Responsibility to Indemnify the Manager and Officers and Directors of the Company May Result in Liability for the Actions of the Manager and Officers and Directors of the Company. Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. See "Management of the Company -- Directors and Executive Officers."

     The Company will indemnify the Manager and its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its officers or directors is otherwise accountable or liable for the debts or obligations of the Company or its affiliates. In addition, the Manager and its officers and directors will not be liable to the Company, and the Company will indemnify the Manager and its officers and directors, for acts performed in good faith pursuant to the Management Agreement, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. See "Management of Operations -- The

Management Agreement." In addition, the Company will indemnify, hold harmless and pay reasonable expenses in advance of final disposition of a proceeding to present or former directors and officers and certain other parties to the fullest extent permitted from time to time by Maryland Law. See "Management of the Company."

OTHER RISKS

     The Failure to Develop a Market for Common Stock May Result in a Decrease in Its Market Price. Prior to this Offering, there has been no public market for the shares of Common Stock offered hereby. The initial public offering price will be determined by negotiations between the Company and representatives of the Underwriters. There can be no assurance that the price at which the shares of Common Stock will sell in the public market after this Offering will not be lower than the price at which they are sold by the Underwriter. Application has been made to list the Common Stock on the NYSE, subject to official notice of issuance. Quotation through NYSE does not ensure, however, that an active market will develop for the Common Stock.

     Sales of Units and Underlying Common Stock May Adversely Affect the Market for the Common Stock. All of the Units sold in the Private Placement (and the shares of Common Stock and Warrants comprising the Units, and the Warrant Shares issuable upon exercise of the Warrants) will have been registered pursuant to the Shelf Registration Statement for sale from time to time on the NYSE. The Company is unable to predict whether, to what extent, or when, the holders of such securities may elect to sell them on the NYSE. Sales of significant amounts of such securities could adversely affect the market for the Common Stock. Pursuant to the Registration Rights Agreement, the Company will suspend sales of such securities under the Shelf Registration Statement from the effective date of the Registration Statement with respect to the Offering until the end of the 30-day period during which the underwriters' over-allotment option may be exercised.

     Increases in Interest Rates May Adversely Affect the Yield of the Common Stock. The Company's earnings are derived in part from the expected positive spread between the yield on the Company's investments and the costs to the Company of its borrowings. This expected positive spread will not necessarily be larger in high interest rate environments than in low interest rate environments. In periods of high interest rates, however, the net income of the Company, and therefore the dividend yield on the Common Stock, may be less attractive compared to alternative investments of equal or lower risk, which could impact adversely the prices that stockholders may obtain for their Common Stock.

     Future Offerings of Capital Stock May Result in Dilution of the Book Value or Earnings Per Share of the Outstanding Common Stock. The Company may increase its capital resources in the future by making additional offerings of its Common Stock, securities convertible into its Common Stock or preferred stock. The actual or perceived effect of such offerings may be the dilution of the book value or earnings per share of the Common Stock outstanding, which may result in the reduction of the prices that stockholders may obtain for their Common Stock.

     Year 2000. The Company relies upon the computer software programs and operating systems of the Manager and its affiliates as well as the Company's borrowers and lessees and third-party payors. The Company has been advised by the Manager that the Manager has implemented a program designed to ensure that all software used by the Manager and its affiliates in connection with their services for the Company will manage and manipulate data involving transition of dates from 1999 to 2000 without functional or data abnormality and without inaccurate results related to such data. The Company does not anticipate that the execution of this program will have a material effect on its operating results. However, the Company does not know whether its existing or prospective borrowers and lessees and their respective third-party payors have implemented programs designed to ensure that all software used will manage and manipulate data involving the transition of dates from 1999 to 2000 without functional or data abnormality and without inaccurate results relating to such data. Disruption of the computerized billing and collection systems of the Company's borrowers and lessees or their respective third-party payors could result in material reductions in income to the Company's borrowers and lessees, which could cause defaults under the Company's leases and/or mortgage loans and could have an adverse effect on the Company. The Company is in the process of developing a contingency plan for any disruption in the computerized billing and collection systems of the Company's borrowers and lessees and their respective third-party payors, and the Company expects to have such a contingency plan in place by mid-1999.

                             CONFLICTS OF INTEREST

     As a result of the Company's relationship with the Manager and HCFP, the Company will be subject to various potential conflicts of interest. Although the Company's Board of Directors includes four Independent Directors, the other three directors and each of the executive officers of the Company also serve as directors or executive officers of the Manager, and a number of the executive officers are directors, officers and/or employees of HCFP and devote substantial time to HCFP's business. The Manager receives a management fee for services rendered to the Company. The Board of Directors may terminate, or decline to renew, the Management Agreement without cause at any time after the first three years upon 90 days written notice. However, the Company will be required to pay a substantial termination or nonrenewal fee to the Manager, or to acquire the Manager from HCFP for a substantial purchase price, prior to such termination or nonrenewal, which may adversely affect the Company's ability to terminate or elect not to renew the Management Agreement without cause. See "Management of Operations -- The Management Agreement." To protect the Company's stockholders from risks related to potential conflicts, the Management Agreement provides that HCFP and its affiliates are prohibited from investing in real estate or purchasing or providing term loans secured by real estate which mature in more than three years.

     The Company expects that it will from time to time provide permanent mortgage loan financing to clients of HCFP which will be used to refinance short-term real estate financing provided by HCFP. The Company and HCFP may also make loans to the same borrower or to borrowers which are under common control. Although the Company and HCFP have separate credit committees which will review each investment or financing transaction, such committees have common members. Directors and officers of the Company who are also employed by or affiliated with HCFP have fiduciary obligations to act in the best interest of the stockholders of the Company. In addition, the Policies require the Company and HCFP to enter into an intercreditor agreement in situations where loans of the Company and HCFP are made to the same borrower and require the unanimous approval of the Independent Directors who consider the matter (with the approval of least three Independent Directors being required) for any transaction (other than a permanent mortgage loan that meets designated criteria established by the Independent Directors) involving the purchase or refinancing by the Company of any investment originated and initially closed by HCFP or an affiliate of HCFP. See "Policies with Respect to Certain Activities -- Policies with Respect to Conflicts of Interest."

     In order to increase the amount of its Incentive Compensation, the Manager may place undue emphasis on the maximization of FFO at the expense of other criteria, such as preservation of capital, which could result in increased risk to the Company.

     William E. Shine, a director of the Company, is an officer of GMACCM. The Company expects to purchase mortgage loans from time to time from GMACCM pursuant to the GMACCM Agreement. Pursuant to an agreement with the Company, Joshua B. Gillon, a director of the Company, will be paid a finder's fee of $50,000 by the Company for each full year the Repurchase Facility is in effect, up to a maximum of $150,000. The Company's policies require Mr. Shine and Mr. Gillon to abstain from voting as a member of the Board of Directors on any matters relating to GMACCM or the Repurchase Facility, respectively. See "Policies with Respect to Certain Activities -- Policies with Respect to Interested Directors."

     The Independent Directors have unanimously approved the Management Agreement and the Policies. Although the Manager performs the day-to-day operations of the Company, the Independent Directors review all transactions on a quarterly basis to ensure compliance with the Policies. In such review and approval, the Independent Directors are expected to rely primarily on information provided by the Manager. See "Policies with Respect to Certain Activities -- Policies with Respect to Conflicts of Interest."

                                USE OF PROCEEDS

     The net proceeds to the Company from the issuance and sale of the Common Stock offered hereby, after deducting the underwriting discount and estimated
offering expenses, are estimated to be $          million ($          million if
the Underwriters over-allotment option is exercised in full).

     The net proceeds of the Offering will be used to make investments in the Company's Equity Investment Program, Permanent Mortgage Loan Program and Other
Real Estate Secured Debt Program. Approximately $     of such net proceeds are
expected to be used to fund the probable investments described as such under "Portfolio." The Company intends to invest the balance of the net proceeds of the Offering, pending investment thereof in income producing real estate and real estate related assets, in short-term, readily marketable, interest-bearing securities. See "Policies with Respect to Certain Activities."

                              DISTRIBUTION POLICY

     In order to avoid corporate income taxation on the earnings that it distributes, the Company must distribute to its stockholders an amount at least equal to (i) 95% of its REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain but including any market discount) plus (ii) 95% of the excess of its net income from foreclosure property over the tax imposed on such income by the Code less (iii) any excess noncash income (as determined under the Code). See "Federal Income Tax Considerations." The actual amount and timing of distributions, however, will be at the discretion of the Board of Directors and will depend upon the financial condition of the Company in addition to the requirements of the Code. It is anticipated that the first distribution will be made after September 30, 1998, the first full fiscal quarter following the completion of the Private Placement.

     It is anticipated that distributions generally will be taxable as ordinary income to non-exempt stockholders of the Company, although a portion of such distributions may be designated by the Company as long-term capital gain or may constitute a return of capital. The Company will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by the Company, see "Federal Income Tax Considerations -- Taxation of the Company", "-- Taxation of Taxable U.S. Stockholders," "-- Taxation of Tax-Exempt Stockholders" and "-- Taxation of Non-U.S. Stockholders."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company (i) as of June 30, 1998, and (ii) as adjusted to reflect the sale of the Common Stock offered hereby:

                                                               ACTUAL      AS ADJUSTED(1)
                                                            ------------   --------------
Common Stock, par value $.0001 per share; 500,000,000
  shares authorized; 8,055,555 shares issued and
  outstanding;           shares as adjusted(2)............  $        806     $
Paid-in capital...........................................   136,545,071
Cumulative net income.....................................       852,029        852,029
                                                            ------------     ----------
          Total stockholders' equity......................  $137,397,906
                                                            ============     ==========

---------------

(1) Assumes (i) that the initial public offering price to the public is $
    per share, (ii) no exercise of the Underwriters' over-allotment option to
    purchase up to an additional        shares of Common Stock, and (iii) that
    none of the Warrants is exercised.
(2) Does not include Warrants to purchase 1,450,000 shares of Common Stock at $20 per share exercisable after November 4, 1998. See "Private Placement."

                                    DILUTION

     The net tangible book value of the Company as of June 30, 1998, was $137.4 million or $17.06 per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to receipt by the Company of the estimated net proceeds from the sale by the
Company of                shares of Common Stock (at an assumed initial public
offering price of $          per share), the net tangible book value of the
Company at June 30, 1998 would have been $          or $          per share.
This represents an immediate increase in net tangible book value of
$          per share to existing stockholders and an immediate dilution in net
tangible book value of $          per share to purchasers of Common Stock in
this Offering ("New Investors"). The following table illustrates the dilution in net tangible book value per share to New Investors:

Assumed initial public offering price.......................  $
  Net tangible book value per share at           , 1998.....  $
  Increase per share attributable to New Investors..........
                                                              --------
Net tangible book value per share after this Offering.......
                                                              --------
Net tangible book value dilution per share to New
  Investors.................................................
                                                              ========

     The following table sets forth, as of June 30, 1998, the difference between existing stockholders and New Investors with respect to the number of shares purchased from the Company, the total consideration paid to the Company and the average price paid per share, giving effect to the sale of Common Stock offered
hereby at an assumed offering price of $          .

                                                   SHARES PURCHASED    TOTAL CONSIDERATION
                                                   ----------------    -------------------   PRICE PER
                                                   NUMBER   PERCENT    AMOUNT     PERCENT      SHARE
                                                   ------   -------    -------    --------   ---------
Existing stockholders(1).........................                       $                    $
New Investors
          Total..................................             100%                   100%

---------------

(1) Assumes that the price to investors of a Unit in the Private Placement ($100) was allocated to the shares of Common Stock comprising the Unit ($20 per share) and that no part of the price to investors was allocated to the Warrants.

                                    BUSINESS

     The Company was formed in January 1998 to invest in income producing real estate and real estate related assets in the healthcare industry. The Company's investments include real estate acquisitions, permanent real estate mortgages and other real estate secured debt. The Company primarily targets investments in skilled nursing facilities, assisted living facilities, medical office buildings and hospitals, and also pursues opportunities in other types of healthcare facilities, such as mental health facilities, outpatient facilities and other specialty healthcare facilities. At July 31, 1998, the Company had outstanding actual and probable investments of $119.4 million, consisting of $55.6 million in income-producing real estate, $27.0 million in permanent real estate mortgages and $36.8 million in other real estate secured debt. Of the Company's total dollar amount of outstanding actual and probable investments at July 31, 1998, 58.8%, 25.5% and 15.7% related to skilled nursing facilities, assisted living facilities and medical office buildings, respectively.

     The Company's day to day operations, are managed by the Manager, a subsidiary of HCFP, a leading publicly-traded provider of asset-based financing to the healthcare industry. HCFP has an established brand name and reputation in the healthcare industry which the Company believes uniquely positions HCFP to assist the Company in identifying investment opportunities and expanding its business base. The Company seeks to originate investments through joint marketing efforts with HCFP, direct marketing through its staff of experienced healthcare real estate professionals and referrals from, and purchases of mortgage loans under, its arrangement with GMACCM. The Company's goal is to use its relationship with HCFP and its independent origination channels to establish a diversified portfolio of high quality healthcare real estate related investments.

     The Company's principal business objectives are to maximize growth in cash available for distribution and to enhance the value of its portfolio in order to maximize total returns to its stockholders. The Company believes it can achieve these objectives by capitalizing on the investment opportunities and by implementing its business and growth strategies described below.

INVESTMENT OPPORTUNITIES

     The Company believes that the following trends in the healthcare industry will continue to create investment opportunities for the Company:

     - The projected growth in the annual expenditures in the long-term care industry from $87.2 billion in 1996 to a projected $121.2 billion by the year 2000((1)) will continue to offer the Company opportunities to finance skilled nursing facilities, assisted living facilities and retirement facilities.

     - Anticipated deconsolidation in the hospital industry will create opportunities for the Company to finance the acquisition of hospitals.

     - Continued consolidation in the physician practice management industry will create more opportunities for the Company to finance medical office buildings.

     In addition, the Company believes that traditional lenders generally do not target certain types of healthcare facilities, including mental health facilities, out-patient surgery centers and other specialty healthcare facilities which presents opportunities for the Company to provide financing with respect to such facilities.

BUSINESS AND GROWTH STRATEGIES

     Capitalize on Relationships with HCFP and its Affiliates. The Company will continue to capitalize on its relationship with HCFP and its affiliates. In their marketing efforts on behalf of the Company, HCFP and its affiliates recommend the Company as a source for the long-term real estate financing needs of HCFP's clients. In addition, in an effort to meet all or substantially all of the financing needs of potential borrowers or

---------------

(1)Source: Healthcare Finance Administration ("HCFA") lessees, the Company and HCFP may jointly market their respect financing products through: (i) the officers and senior managers of HCFP; (ii) HCFP's internal staff of seven marketing professionals who coordinate advertising in trade magazines and attendance at trade shows and conferences; and (iii) HCFP's five telemarketers who solicit clients directly. In addition, HCFP obtains referrals through its network of professionals such as lawyers, accountants and venture capital firms, and, to a lesser extent, from paid brokers. Significant referral sources of HCFP own Common Stock and therefore have an incentive to provide referrals to the Company. Approximately $65.1 million, or 54.5%, of the Company's actual and probable investments at July 31, 1998, resulted from leads provided by HCFP. The Company also utilizes the expertise and resources of HCFP and its affiliates, including HCAC which specializes in healthcare due diligence and audit services for HCFP and other lenders, to assist it in evaluating the credit quality of potential borrowers and lessees of the Company. From its inception in 1993 through June 30, 1998, HCFP advanced over $3.0 billion to its clients in over 800 transactions. At June 30, 1998, HCFP had approximately $352 million of financing outstanding (including $80 million of short-term real estate financing) for approximately 195 clients and currently reviews approximately 100 potential asset-based healthcare related financings each month.

     Market Directly and Originate Independently of HCFP. In addition to utilizing HCFP's marketing and origination capabilities, the Company directly markets its services through employees of the Manager. Although recently organized, the Manager has employed real estate investment and investment management professionals who have an aggregate of over 60 years of experience in the origination and management of various types of real estate related investments in the healthcare industry. Through its direct marketing activities, the Company expects to develop new and expanded relationships with owners and operators of healthcare facilities which will produce referrals and inquiries relating to potential investments by the Company. Approximately $54.3 million, or 45.5%, of the Company's actual and probable investments at July 31, 1998 were originated by the Manager on behalf of the Company.

     Capitalize on Relationship with GMACCM. In May 1998, the Company entered into the GMACCM Agreement with GMACCM pursuant to which the Company has a right of first refusal to purchase certain mortgage loans secured by healthcare facilities which have a LTV ratio in excess of 80% and which GMACCM determines to sell. The maximum principal amount of loans to which this right applies in any annual period under the GMACCM Agreement is $100 million. The purchase price for mortgage loans under the GMACCM Agreement is 100% of the principal amount of the loan plus accrued and unpaid interest to the date of purchase. As consideration for the GMACCM Agreement, the Company will grant to GMACCM options to purchase up to 10,000 shares of Common Stock at the end of each annual period under the GMACCM Agreement, with the exact number of options to be calculated based upon the ratio that the aggregate principal amount of mortgage loans purchased by the Company pursuant to the GMACCM Agreement bears to $100 million. The Company believes that the stock option-based structure of the GMACCM Agreement provides an appropriate incentive for GMACCM to make mortgage loans available for purchase by the Company. As of July 31, 1998, the Company had purchased $14.9 million in principal amount of mortgage loans from GMACCM. The Company also entered into a Servicing Agreement with GMACCM with respect to all of the mortgage payments pursuant to which GMACCM receives, holds and applies certain deposits provided for under such mortgage loans. Although GMACCM has no formal referral agreement with the Company, GMACCM is also a source of investment leads for the Company. William E. Shine, the Executive Vice President for the Healthcare Lending Group of GMACCM, is a member of the Board of Directors of the Company. See "Management of the Company."

     Invest in High Quality Assets. The Company will continue to leverage the extensive underwriting experience of HCFP and the Manager as it seeks to invest in healthcare facilities that are operated or managed by established operators who present an appropriate credit risk. The Company thoroughly underwrites its investments utilizing the expertise, processes and experience developed and utilized by HCFP and its affiliates and selectively chooses its investments in compliance with the Policies. See "Policies with Respect to Certain
Activities -- Investment Policies."

     Provide Traditional and Innovative Financing. The Company intends to continue its focus on the acquisition of equity interests in and mortgages secured by skilled nursing facilities, assisted living facilities, medical office buildings and hospitals, although the Company also pursues opportunities in other types of healthcare facilities, such as mental health facilities, outpatient facilities and other specialty healthcare facilities. The Company offers a broad range of financing products designed to meet the needs of a variety of potential borrowers and lessees of such facilities. The Company believes that it is more flexible than most traditional real estate lenders in its effort to provide solutions for the financing needs of its borrowers and lessees and is willing to negotiate customized financing terms to fit the particular needs of such borrowers and lessees. In addition, the Company has the ability to offer Partnership Units to sellers of healthcare facilities who would otherwise recognize taxable gain upon a sale of assets, which may facilitate purchase leaseback transactions on a tax deferred basis. The Company believes that its flexible and innovative approach produces a higher value-added component which should result in more advantageous terms for the Company as well as for its borrowers and lessees.

     Leverage Assets. The Company will borrow against or leverage its assets to the extent consistent with the Policies in order to increase the size of its portfolio and increase potential returns to the Company's stockholders. The Company may engage in a variety of interest rate risk management techniques for the purpose of managing the effective maturities and interest rates of its assets.

     Manage and Maintain Credit Quality of Portfolio. The Company will manage and maintain the credit quality of its portfolio by: (i) conducting semi-annual on-site audits; (ii) monitoring compliance with financial covenants; (iii) assessing regulatory changes and compliance with clinical standards; and (iv) maintaining appropriate capital levels and allowances for credit losses; and (v) maintaining regular contact with its borrowers and lessees regarding their business activities. The Company believes that proactive portfolio management will enable it to detect and manage potential credit deterioration within its lending programs, to react promptly to circumstances that may impair the value of equity investments and to assess and implement changes in its investment programs to reflect economic and industry trends.

TYPES OF FACILITIES

     The Company intends to continue investing in and financing facilities in the healthcare industry, which may include the following:

          Nursing Facilities. Nursing facilities provide a broad range of healthcare services, which may include skilled or intermediate nursing care, subacute care, rehabilitation therapy, occupational therapy, speech therapy and other specialized services to the elderly and to other patients with medically complex needs who can be cared for outside of the acute care hospital environment and generally cannot be efficiently and effectively cared for at home.

          Assisted Living Facilities. Assisted living facilities provide a combination of housing, supportive services and healthcare designed to respond to individual needs for daily living.

          Medical Office Buildings. Medical office building facilities contain individual physician, physician group and other healthcare provider offices for the administration and treatment of patients, usually in close proximity to the general service acute care hospital with which the physicians are affiliated, and may also include facilities for out-patient services such as same day surgery, diagnostic radiology, rehabilitative therapy, clinical laboratory, and pharmaceutical.

          Acute Care Hospitals. Acute care hospitals provide services that may include, among others, general surgery, internal medicine, obstetrics, emergency room care, radiology, diagnostic services, coronary care, pediatric services and psychiatric services. On an outpatient basis, the services include, among others, same day surgery, diagnostic radiology (e.g., magnetic resonance imaging, CT scanning, X-ray), rehabilitative therapy, clinical laboratory, pharmaceutical and psychiatric services.

          Mental Health Facilities. Mental health facilities offer comprehensive multidisciplinary adult, adolescent and substance abuse and psychiatric programs.

          Rehabilitation Hospitals. Rehabilitation hospitals provide treatment to restore physical, psycho-social, educational, vocational and economic usefulness and independence to disabled persons.

          Retirement Living Facilities. Retirement living facilities offer specially designed residential units for active and ambulatory elderly residents and provide various ancillary services and may contain nursing facilities to provide a continuum of care.

          Continuing Care Retirement Communities ("CCRCs"). CCRCs generally combine congregate care (independent living), assisted living and nursing facilities in one campus to create a convenient "age in place" environment.

          Out-Patient Facilities. Out-patient facilities are facilities which offer healthcare services on an out-patient basis which may include same day surgery, diagnostic radiology, rehabilitative therapy and clinical laboratory and infusion services.

INVESTMENT PROGRAMS

     The Company intends to continue to invest primarily in income producing real estate and real estate related assets in the healthcare industry with a view to realizing its principal business objectives of maximizing growth in cash available for distribution and enhancing the value of its portfolio, consistent with levels of risk that are perceived by the Company to be acceptable. Pending investment of its funds in longer term investments, the Company invests those funds in readily marketable securities or interest-bearing deposit accounts, consistent in each case with maintaining the Company's status as a REIT. The Company takes an opportunistic approach to its investments, and may acquire any of the types of investments described below in any amounts if the Company and the Manager determine that to do so would be in the Company's best interests.

  Equity Investment Program

     Real Estate Acquisitions. The Company may acquire and operate facilities such as medical office buildings, and lease such facilities to various tenants. The Company will seek to acquire such facilities in markets where there is a demonstrated demand for healthcare services and a limited supply of available medical office space. Such facilities will typically be located on or near hospital campuses or other medical complexes. Consistent with requirements of the Code applicable to REITs, the Company expects to own such facilities for at least five years. The returns that the Company expects to earn on its equity investments in such facilities will depend upon the predictability of the rent streams for any such facility and other market forces. Initially the Company will hire third parties to manage the day-to-day operations of such facilities but over time will hire appropriate personnel to internally manage such operations.

     Purchase Leaseback Transactions. The Company may participate in purchase leaseback transactions in which the Company will acquire a facility and then lease such facility to the seller or to a different operator under a long-term, triple net lease. Purchase leaseback transactions will typically be utilized to finance the acquisition or the refinancing of existing facilities, and carry base rents with escalators that provide the Company with unleveraged yields greater than those earned on permanent mortgage loans.

  Permanent Mortgage Loan Program

     Permanent mortgage loans are issued to finance the acquisition or the refinancing of existing facilities and are secured by a first mortgage on the facility. Such loans typically have a ten-year term, bear interest at a fixed rate, and require monthly installments of principal and interest. The interest rate is based upon a number of factors including the LTV ratio and debt service coverage ratio. Permanent mortgage loans are generally underwritten by the Company with the expectation that such loans will be eligible for leveraging under the Repurchase Facility and for future securitization by the Company. Although the interest rate on permanent mortgage loans generally is lower than that charged on other real estate secured debt, because of the credit characteristics of such loans and because such loans may be eligible for leveraging or securitization, the Company believes that it will earn an appropriate risk-adjusted equity return on such loans.

  Other Real Estate Secured Debt Program

     Construction and Expansion Loans. Construction and expansion loans may be provided to finance construction of or an addition to (or renovation of) a facility. Such loans are short term variable rate loans secured by a first mortgage on the facility and, in some instances, by an assignment of licenses and subordination of management contracts.

     Mezzanine Loans. Mezzanine loans are subordinated in right of payment to senior mortgage loans and are secured by a second lien mortgage. Mezzanine loans typically mature in five years or less and generally entail greater risk than permanent mortgage loans and are therefore priced to generate a higher yield to the Company.

     Bridge Financing. Bridge financing is temporary financing secured by a first mortgage. Bridge financing loans typically mature in two years or less. The Company often obtains a right of first refusal to provide a permanent mortgage loan to refinance bridge financing provided by the Company.

     Acquisition Financing Products. Acquisition financing products offered by the Company may include loans to provide capital to operators of multiple facilities to finance acquisitions of additional facilities by such operators through lines of credit under which the Company will agree to fund such transactions provided certain agreed upon criteria are met.

     Other Investments. The Company may invest in various classes of interests in mortgage-backed securities involving real estate in the healthcare industry. Such investments may include senior or subordinated interests and may be investment grade, sub-investment grade or unrated. Subordinated interests are subordinated in right of payment of principal and interest to more senior classes of interests and generally afford a higher yield and entail greater risks than more senior investment grade securities.

                            MANAGEMENT OF OPERATIONS

THE MANAGER

     The Manager was incorporated in March 1998. The following tables set forth certain information about the directors and executive officers of the Manager. Each of the directors of the Manager is also a director of the Company. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer of the Company or the Manager or any of their respective affiliates, except Miriam M. Leder who is the sister of Ethan
D. Leder.

  Directors and Executive Officers of The Manager

NAME                                         AGE                    POSITION
----                                         ---                    --------
John K. Delaney............................  35    Chairman of the Board and Chief Executive
                                                     Officer and Director
Ethan D. Leder.............................  35    Vice Chairman of the Board and President
                                                   and Director
Edward P. Nordberg, Jr.....................  38    Executive Vice President, Chief Financial
                                                   Officer and Director
Steve M. McGee.............................  34    Executive Vice President
Mark H. Hamermesh..........................  41    Senior Vice President of Development and
                                                     Acquisitions
Steven W. Bolen............................  34    Vice President of Underwriting and
                                                   Portfolio Management
Thomas M. Gilmore..........................  37    Vice President of Acquisitions
Miriam M. Leder............................  37    Vice President, General Counsel and
                                                   Secretary
Daryl McCombs..............................  30    Vice President
Daniel L. Willison.........................  36    Vice President of Underwriting and
                                                   Portfolio Management

     John K. Delaney serves as Chairman of the Board, Chief Executive Officer and a Director of the Manager and HCFP. Mr. Delaney co-founded HCFP in 1993 and served as Chairman of the Board, Chief Executive Officer and President from the formation of HCFP until March 1997. From 1990 through 1992, Mr. Delaney co-owned and operated American Home Therapies, Inc., a provider of home care and home infusion therapy services, which was sold in 1992. Prior to 1990, Mr. Delaney was a practicing attorney with Shaw, Pittman, Potts & Trowbridge in Washington, D.C. Mr. Delaney received his A.B. degree from Columbia University in 1985 and his J.D. degree from Georgetown University Law Center in 1988.

     Ethan D. Leder serves as Vice-Chairman of the Board, President and a Director of the Manager and HCFP. Mr. Leder co-founded HCFP in 1993 and served as Vice-Chairman of the Board and Executive Vice President from the formation of HCFP until March 1997. From 1993 through September 1996, Mr. Leder also served as Treasurer of HCFP. From 1990 through 1992, Mr. Leder co-owned and operated American Home Therapies, Inc., a provider of home care and home infusion therapy services, which was sold in 1992. Prior to 1990, Mr. Leder was engaged in the private practice of law in Baltimore, Maryland and Washington, D.C. Mr. Leder received his B.A. degree from Johns Hopkins University in 1984 and his J.D. degree from the Georgetown University Law Center in 1987.

     Edward P. Nordberg, Jr. serves as Executive Vice President, Chief Financial Officer and a Director of the Manager and HCFP. Mr. Nordberg co-founded HCFP in 1993 and served as a Senior Vice President and Secretary of HCFP from its formation until March 1997. From 1993 through April 1996, Mr. Nordberg also served as General Counsel of HCFP. Prior to 1993, Mr. Nordberg was a practicing attorney with Williams & Connolly in Washington, D.C. Mr. Nordberg received his B.A. degree from Washington College in 1982, his

M.B.A. degree from Loyola College in 1985, and his J.D. degree from Georgetown University Law Center in 1989.

     Steve M. McGee serves as Executive Vice President of the Manager. Mr. McGee was Vice President of Acquisitions and Development at Capstone Capital Corporation, a Birmingham, Alabama based REIT, from June 1996 until early 1998, when he joined the Manager. Mr. McGee was responsible for overseeing Capstone's investment in the long-term care industry. From February 1989 until June 1996, Mr. McGee was employed by the Specialized Healthcare Lending Group of SouthTrust Bank of Alabama, most recently as Group Vice President and Manager. Mr. McGee received his B.B.A. degree in Finance from Texas A&M University in 1986.

     Mark H. Hamermesh serves as Senior Vice President of Development and Acquisitions of the Manager. From July 1996 until joining the Manager in early 1998, Mr. Hamermesh was Senior Vice President of G&L Realty Corp., a California based healthcare REIT, where he was responsible for loan origination and analysis for that REIT's Senior Care Division. From July 1991 to July 1996, Mr. Hamermesh served as Executive Vice President of American Capital Resource, Inc. At American Capital, Mr. Hamermesh served as Director of Marketing during which period that company opened six branch offices throughout the United Stated. During his tenure at American Capital, Mr. Hamermesh also was a member of the Board of Directors and its Investment and Executive Committees. Mr. Hamermesh received his B.A. degree from the University of California at Los Angeles in 1978 and his M.B.A. degree from Harvard University Graduate School of Business in 1982.

     Thomas M. Gilmore serves as Vice President of the Manager. Mr. Gilmore was Senior Vice President, Healthcare Financial Services of Signet Bank from January 1996 until joining the Manager in early 1998. From August 1988 to January 1996, Mr. Gilmore held various officer positions at Signet Bank. In 1994, Mr. Gilmore formed the Healthcare Financial Services Group at Signet Bank, which specialized in financing long-term care facilities. From 1984 until joining Signet Bank, Mr. Gilmore was a National Account Manager with Sovran Bank, N.A. Mr. Gilmore received his B.A. degree in Economics from the College of William and Mary in 1983 and his M.B.A. degree from George Mason University in 1993.

     Steven W. Bolen serves as Vice President of the Manager. Mr. Bolen joined the Manager in early 1998. From January 1993 to December 1997, Mr. Bolen was a Vice President and Regional Manager of the Real Estate Appraisal and Market Analysis Division of Signet Bank where he specialized in commercial and healthcare property analysis. From 1991 to 1992, Mr. Bolen was Vice President of Riggs National Bank, Washington, D.C. From 1990 to 1991, Mr. Bolen was an Associate Consultant in the Real Estate Management Consulting Division of Kenneth Leventhal & Company. From 1986 to 1989, Mr. Bolen was a Financial Wholesaler with VMS Realty Partners where he specialized in debt and equity commercial real estate syndications. From 1985 to 1986, Mr. Bolen was a Mortgage Loan Officer with Travelers Mortgage. Mr. Bolen received his B.S. degree in Finance from The University of Maryland at College Park in 1984. Mr. Bolen is a state certified real estate appraiser and a certified public accountant.

     Miriam M. Leder serves as Vice President, General Counsel, and Secretary of the Manager. Prior to joining the Manager, Ms. Leder was Associate Dean for Administration of the Stanford University School of Medicine where she had been employed since January 1995. From December 1990 until January 1995, Ms. Leder was Assistant General Counsel with the National Science Foundation in Arlington, Virginia. From February 1988 to December 1990, Ms. Leder was a practicing attorney with Hale & Dorr in Washington, D.C. where she was a member of the Real Estate Department. From September 1985 until January 1988, Ms. Leder was a practicing attorney with Semmes, Bowen & Semmes in Baltimore, Maryland where she was a member of the Real Estate and Municipal Finance Departments. Ms. Leder received her B.A. degree from Johns Hopkins University in 1982 and her J.D. degree from the University of Pennsylvania Law School in 1985. Ms. Leder is the sister of Ethan D. Leder.

     Daryl McCombs serves as Vice President of the Manager. From November 1996 until joining the Manager in early 1998, Mr. McCombs was employed as Assistant Vice President of Acquisitions and Development at Capstone Capital Corporation, a Birmingham, Alabama based REIT, where he assisted Mr. McGee in overseeing Capstone's investment in long-term care industry. From July 1993 until joining

Capstone, Mr. McCombs was a member of the Specialized Health Care Lending Group at SouthTrust Bank of Alabama. Mr. McCombs received his B.A. from the University of Alabama in 1990 and his M.B.A. from such University in 1993.

     Daniel L. Willison serves as Vice President of Underwriting and Portfolio Management of the Manager. From May 1997 until joining the Manager in May 1998, Mr. Willison was a Vice President, Real Estate Risk Assessment, for NationsBank Corporation. In that capacity he was responsible for overseeing asset valuation and investment analysis for the bank's lending activities relative to healthcare facilities in the eastern United States as well as office and industrial property markets in the northeastern states. From 1992 to 1997, Mr. Willison was a Vice President and Regional Manager at Signet Bank with responsibilities in health care and commercial real estate analysis. Mr. Willison received his B.A. degree from George Mason University in 1985 and holds the MAI designation from the Appraisal Institute.

THE MANAGEMENT AGREEMENT

     The Management Agreement has an initial term expiring on May 6, 2001. Thereafter, successive extensions, each for a period not to exceed one year, may be made by agreement between the Company and the Manager, subject to the affirmative vote of a majority of the Independent Directors. The Company may terminate, or decline to renew the term of, the Management Agreement without cause at any time after the first three years upon 90 days written notice by a majority vote of the Independent Directors; provided that the Company will be required upon such termination or nonrenewal, at the option of the Company, either (i) to acquire the Manager from HCFP for a purchase price equal to the Acquisition Price, as defined below, or (ii) to pay the Manager a termination or nonrenewal fee equal to 80% of the Acquisition Price. The "Acquisition Price" is an amount equal to 10 times the Manager's earnings before taxes for the latest 12 calendar months immediately preceding the date of termination or nonrenewal.

     In addition, the Company has the right at any time during the term of the Management Agreement to terminate the Management Agreement without the payment of any termination or nonrenewal fee and without acquiring the Manager upon, among other things, a material breach by the Manager of any provision contained in the Management Agreement that remains uncured at the end of the applicable cure period (including the failure of the Manager to use reasonable efforts to comply with the Policies).

     Pursuant to the provisions of the Management Agreement, the Manager at all times will be subject to the supervision of the Board of Directors and will have only such functions and authority as the Company delegates to it. The Manager advises the Board of Directors as to the activities and operations of the Company. The Manager may enter into sub-contracts with other parties, including HCFP and its affiliates, to provide certain services to the Company. The Manager is responsible for the day-to-day operations of the Company pursuant to the authority granted to it by the Board of Directors under the Management Agreement, and the Manager will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be directed by the Board of Directors or as the Manager otherwise considers appropriate, including:

          (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy Guidelines by the Board of Directors;

          (ii) advising and representing the Company in connection with the acquisition and commitment to acquire assets, the sale and commitment to sell assets, and the maintenance and administration of its portfolio of assets and making available to the Company its knowledge and experience with respect to the healthcare industry, mortgage loans, real estate and real estate related assets;

          (iii) advising and representing the Company in connection with defaults by the Company's borrowers and lessees, including the exercise of remedies and collection of amounts owed to the Company;

          (iv) advising the Company regarding, and arranging for, borrowings and the raising of equity capital, as appropriate;

          (v) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager and regarding market conditions in the area in which the Company proposes to invest;

          (vi) providing executive and administrative personnel, office space and office services required in rendering services to the Company; administering the day-to-day operations of the Company; establishing and maintaining records of the Company's activities; and performing and supervising the performance of such other administrative functions necessary in the management of the Company, including the collection of revenues and the payment of the Company's debts and obligations and the maintenance of appropriate data processing and computer services to perform such administrative functions;

          (vii) providing marketing services and assistance to the Company;

          (viii) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

          (ix) to the extent not otherwise subject to an agreement executed by the Company, designating a servicer for mortgage loans held by the Company and arranging for the monitoring and administering of such servicer;

          (x) counseling the Company in connection with policy decisions to be made by the Board of Directors;

          (xi) engaging in hedging activities on behalf of the Company which are consistent with the Company's status as a REIT and with the Policies; and upon request by the Board of Directors and in accordance with the Policies, investing or reinvesting any money of the Company;

          (xii) counseling the Company regarding (A) the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining exemption from that Act; (B) the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the income tax regulations promulgated thereunder (the "Treasury Regulations"); and (C) compliance with all applicable laws, including those that would require the Company to qualify to do business in particular jurisdictions;

          (xiii) assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

          (xiv) taking all necessary actions to enable the Company to make required tax filings and reports, including soliciting stockholders for required information to the extent provided in the Code and the Treasury Regulations;

          (xv) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company's day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

          (xvi) using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be reasonable or customary and within any budgeted parameters or the Policies set by the Board of Directors from time to time;

          (xvii) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

          (xviii) using commercially reasonable efforts to cause the Company to comply with all applicable laws.

     Management Fees. Under the Management Agreement, the Manager receives the following compensation:

          (i) The Base Management Fee payable and calculated quarterly in an amount equal to the Percentage Amount (as hereinafter defined) of the Average Invested Assets for such quarter. The term "Average Invested Assets" for any quarter means the average of the aggregate book value of the consolidated assets of the Company, before reserves for depreciation or bad debts or other non-cash reserves, computed by dividing the sum of such values for each of the three months during such quarter (based on the book value of such assets on the last day of such month) by three. The "Percentage Amount" is 1.50% for assets up to and including $300 million; 1.25% for assets in excess of $300 million up to and including $600 million; 1.00% for assets in excess of $600 million up to and including $900 million; 0.75% for assets in excess of $900 million up to and including $1.2 billion; and 0.50% for assets in excess of $1.2 billion. The Base Management Fee is intended to compensate the Manager, among other things, for its costs in providing management services to the Company.

          (ii) Incentive Compensation for each quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1) (a) Funds From Operations of the Company (before the Incentive Compensation) per share of Common Stock (based on the weighted average number of shares outstanding) for such quarter plus (b) gains (or minus losses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceeds (2) an amount equal to the weighted average of the prices per share of Common Stock issued by the Company (including shares of Common Stock issued upon exercise of options or warrants and assuming a price of $20 per share for shares sold in the Private Placement), multiplied by (b) the Ten Year Treasury Rate for such quarter plus 3.50% multiplied by (B) the weighted average number of shares of Common Stock outstanding during such quarter. "Funds From Operations" as defined by NAREIT means net income (computed in accordance with generally accepted accounting principles) ("GAAP") excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions.

     The Manager is expected to use the proceeds from its Base Management Fee and Incentive Compensation in part to pay compensation to its officers and employees who, notwithstanding that certain of them are officers of the Company, will initially receive no cash compensation directly from the Company. The Base Management Fee and Incentive Compensation are payable in arrears. The Manager's Base Management Fee and Incentive Compensation and reimbursable costs and expenses will be calculated by the Manager within 45 days after the end of each of quarter, and such calculation will be promptly delivered to the Company. The Company is obligated to pay such fees, costs and expenses within 60 days after the end of each fiscal quarter. See "Risk Factors -- Conflicts of Interests" and "Conflicts of Interests."

     Costs and Expenses. The Company does not currently employ full-time personnel. Instead it relies on the facilities, personnel and resources of the Manager to conduct its operations. The Manager will be reimbursed for (or charge the Company directly for) the Manager's costs and expenses in employing third-parties to perform due diligence tasks on assets purchased or considered for purchase by the Company. Expense reimbursement will be made quarterly.

     Limits of Responsibility. Pursuant to the Management Agreement, the Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of the Board of Directors in following or declining to follow its advice or recommendations. The Manager and its directors and officers will not be liable to the Company, any subsidiary of the Company, the Independent Directors, the Company's stockholders or any subsidiary's equity holders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Company has agreed to indemnify the Manager, its stockholders, directors, officers and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager, its stockholders, directors, officers and employees made in good faith in performance of the Manager's duties under the Management Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties.

     The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or affiliates to engage in any business or to render services of any kind to any other person, including the purchase of, or rendering advice to others purchasing, assets that meet the Company's policies and criteria, except that the Manager may not manage or advise another REIT or other entity that invests or intends to invest primarily in permanent mortgage loans or purchase leaseback transactions with respect to healthcare facilities, and may not, directly or through an affiliate, invest in real property or originate or acquire loans secured by such real property collateral with initial terms of more than three years.

                           MANAGEMENT OF THE COMPANY

     The Company was incorporated in the State of Maryland on January 30, 1998 and will elect to be taxed as a REIT under the Code. The principal executive offices of the Company are located at 2 Wisconsin Circle, Suite 402, Chevy Chase, Maryland 20815. The Company's telephone number is (301) 347-3100.

DIRECTORS AND EXECUTIVE OFFICERS

     The following tables set forth certain information about the directors and executive officers of the Company.

NAME                                         AGE                    POSITION
----                                         ---                    --------
John K. Delaney(1)(2)......................  35    Chairman of the Board and Chief Executive
                                                     Officer
Ethan D. Leder(1)(2).......................  35    Vice Chairman of the Board and President
Edward P. Nordberg, Jr.(1)(2)..............  38    Executive Vice President, Chief Financial
                                                   Officer and Director
Steve M. McGee(2)..........................  34    Executive Vice President
Mark H. Hamermesh(2).......................  41    Senior Vice President of Development and
                                                     Acquisitions
Steven W. Bolen............................  34    Vice President of Underwriting and
                                                   Portfolio Management
Thomas M. Gilmore..........................  37    Vice President of Acquisitions
Miriam M. Leder............................  37    Vice President, General Counsel and
                                                   Secretary
Daryl McCombs..............................  30    Vice President
Daniel L. Willison.........................  36    Vice President of Underwriting and
                                                   Portfolio Management
Donald S. Franyo(3)(4).....................  56    Director
Joshua B. Gillon(3)(4).....................  35    Director
Andrew Shoenfeld(3)(5).....................  36    Director
William E. Shine(3)(5).....................  46    Director

---------------

(1) Member of Executive Committee
(2) Member of Credit Committee
(3) Independent Director
(4) Member of Compensation Committee
(5) Member of Audit Committee

     For biographical information on Messrs. Delaney, Leder, Nordberg, McGee, Hamermesh, Bolen, Gilmore and McCombs and Ms. Leder, who also are directors and/or officers of the Manager, see "Management of Operations -- The Manager."

     Donald S. Franyo has served as a Director of the Company since May 1998. Mr. Franyo is a private investor involved in the ownership and development of real estate properties in the Washington D.C. metropolitan area. From 1980 to 1996, Mr. Franyo was associated with Potomac Investment Associates and its successor company, Natelli Communities, as a general partner and its vice president of development, respectively, focused primarily on commercial real estate development projects in the Washington D.C. metropolitan area. From 1964 to 1978, Mr. Franyo was employed by Southern Railway Systems, most recently as Director of Commercial Real Estate. Mr. Franyo resigned this position in order to associate with two private developers involved in the area of commercial real estate. Mr. Franyo received his B.S. degree in business from the University of Maryland in 1964.

     Joshua B. Gillon has served as a Director of the Company since May 1998. Mr. Gillon has been a corporate partner in the law firm of Schneck, Weltman & Hashmall LLP, in New York, New York since 1996. Mr. Gillon was an associate at Kronish Lieb Weiner & Hellman LLP in New York, New York from 1990 until 1996, and an associate at Seward & Kissel LLP in New York, New York from 1988 until 1990. Mr. Gillon's legal practice has focused on corporate transactions, including public and private securities as well as real estate securitizations. Mr. Gillon received his B.A. degree from the University of Florida in 1984 and his J.D. degree from the Georgetown University Law Center in 1988.

     Andrew Schoenfeld has served as a Director of the Company since May 1998. Mr. Schoenfeld has been a Director of Societe Generale Securities Corporation since April 1997, where his responsibilities include assisting in the start-up of a mortgage and asset backed securities sales, trading and origination business for the corporation. From September 1996 until April 1997, Mr. Schoenfeld was a Vice President with Union Bank of Switzerland. From October 1988 until September 1996, Mr. Schoenfeld was a Director of Nomura Securities and from July 1986 until October 1988, Mr. Schoenfeld was a mortgage backed securities broker with RMJ Securities. Mr. Schoenfeld received his B.A. degree in Economics from Johns Hopkins University in 1984.

     William E. Shine has served as a Director of the Company since May 1998. Mr. Shine is Executive Vice President for the Health Care Lending Group with GMACCM. Prior to joining GMACCM in March 1996, Mr. Shine held various management positions with South Trust Bank from 1985 and March 1996. Mr. Shine received his B.A. degree from Vanderbilt University in 1973.

     The Company currently does not employ full-time personnel. Instead it relies on the personnel of the Manager to conduct its operations.

     Pursuant to the Charter, the Board of Directors has been divided into three classes. Class I consists of Messrs. Nordberg, Gillon and Schoenfeld, whose terms will expire at the annual meeting of stockholders in the 1999; Class II consists of Messrs. Leder and Franyo, whose terms will expire at the annual meeting of stockholders in 2000; and Class III consists of Messrs. Delaney and Shine, whose terms will expire at the annual meeting of stockholders in 2001.

     All officers serve at the discretion of the Board of Directors. In the future the Company may have salaried employees, although it currently does not have any such employees. The executive officers of the Company have no employment agreements with the Company and do not receive any salaries or other cash compensation directly from the Company. Each of the executive officers, however, receives a salary and other compensation from the Manager or one of its affiliates. The Company pays an annual director's fee to each Independent Director equal to $12,500, paid quarterly. All directors are reimbursed for their costs and expenses in attending all meetings of the Board of Directors and for their expenses in connection with each property visit and any other service or activity they perform or engage in as a director. Independent Directors also participate in the Company's Director Plan, which provides for the issuance of stock options to non-employee directors. See "Management of Operations -- Director Plan."

     Directors and executive officers of the Company are required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement provides that the Manager will assume, subject to the supervision of the Board of Directors, principal responsibility for managing the day-to-day affairs of the Company, the officers of the Company, in their capacities as such, are not expected to devote substantial portions of their time to the affairs of the Company. However, in their capacities as officers or employees of the Manager, or its affiliates, they devote such portion of their time to the affairs of the Manager as is required for the performance of the duties of the Manager under the Management Agreement.

     The Bylaws of the Company provide that a majority of members of the Board of Directors will at all times be Independent Directors.

     The Board of Directors has established an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee, comprised of Messrs. Delaney, Leder and Nordberg, may exercise all of the powers and authority of the Board of Directors during the periods between regularly scheduled Board meetings, except that the Executive Committee may not approve a merger or consolidation involving the Company, approve a sale of all or substantially all of its assets, amend the Company's Charter or Bylaws, authorize the issuance of capital stock of the Company or take action requiring approval of the Independent Directors. The Compensation Committee, comprised of Messrs. Franyo and Gillon, has the authority to determine compensation for the Company's executive officers and to administer the Incentive Plan. Messrs. Franyo and Gillon are "disinterested persons" within the meaning of Rule 16b-3, as amended from time to time, under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Audit Committee, comprised of Messrs. Schoenfield and Shine, has the authority to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plan and results of the audit engagement, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     Although not a committee of the Board of Directors, the Company's Credit Committee reviews each proposed investment by the Company and must approve each proposed investment before it may be made. The Credit Committee receives a detailed memorandum prepared by the Manager summarizing each proposed investment, which generally includes information about the proposed transaction, the nature of the transaction, the financing terms, the historical and projected financial performance of the property and/or operator, the identity and background of the other parties thereto, information regarding competitive conditions affecting the facility, reports by HCAC and third parties regarding the results of their underwriting and due diligence investigations and other relevant information. Certain transactions approved by the Credit Committee are subject to confirmatory appraisals, environmental assessments, building condition surveys and market studies.

     The Charter limits the liability of its directors and officers to the Company and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

     The Charter and Bylaws require the Company to indemnify and hold harmless and, without requiring a determination of the ultimate entitlement to indemnification, pay reasonable expenses in advance of the final disposition of any proceeding to its present and former directors and officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. Indemnification is limited to court ordered reimbursement for expenses; however, if the proceeding is one by or in the right of the corporation, and the director or officer was adjudged to be liable to the corporation or if the proceeding is one charging improper personal benefit to the director or officer and the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contenders or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Maryland law requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

1998 STOCK OPTION PLAN

     The Company has adopted the HealthCare Financial Partners REIT, Inc. 1998 Stock Option Plan (the "Option Plan") under which the Compensation Committee of the Board or, if none, the Board (the "Committee") is authorized to grant options to purchase shares of Common Stock ("Options"). The maximum number of shares of Common Stock that may be subject to options granted under the Option Plan is 900,000 shares. The maximum aggregate number of shares of Common Stock with respect to which Options may be granted during any fiscal year of the Company to any Company employee may not exceed 100,000.

     Eligibility and Awards. All directors and employees (including officers), of the Company, as well as the Manager, HCFP and HCAC, and directors and employees (including officers) of the Manager, HCFP or HCAC (collectively, the "Eligible Recipients"), are eligible to receive Options at the discretion of the Committee. The Committee is authorized to determine which Eligible Recipients shall receive Options and the terms and conditions on which Options shall be granted. Options granted pursuant to the Option Plan may be either nonqualified stock options or, if otherwise eligible for treatment as such, incentive stock options. Options granted pursuant to the Option Plan generally are not transferable except that, to the extent permitted by the Committee, a grantee may transfer Options to members of his immediate family (including spouse, parents, children and siblings). Grants of Options under the Option Plan to persons or entities other than employees (including officers) of the Company may result in a charge against the Company's earnings for financial reporting purposes under GAAP. Any such charge to earnings will be recognized over the period during which such Options become exercisable.

     Exercise Price and Exercisability. The exercise price of all Options will be not less than 100% of the fair market value of the Common Stock subject to the Options on the date of grant. All Options will become exercisable not earlier than one year following the date of award or as otherwise determined by the Committee at the time of the award. Options granted on the Pricing Date generally will be exercisable in equal installments on each of the first four anniversaries of the date on which they are granted. The exercise price of an Option may be paid by any one or more of the following: (i) cash or its equivalent, (ii) shares of previously owned Common Stock, (iii) cancellation of any indebtedness owed by the Company, (iv) a full-recourse promissory note, if approved by the Committee, or (v) a "cashless" exercise pursuant to a sale through a broker of all or a portion of the shares covered by the option.

     Grants. At the closing of the Private Placement, the Committee granted Options for 460,000 shares to certain officers of the Company and the Manager at a per share exercise price of $20.00. Of such amount, options with respect to 100,000, 100,000, 100,000, 50,000, and 50,000 shares of Common Stock were granted to Messrs. Delaney, Leder, Nordberg, McGee and Hamermesh, respectively. All Options granted on such date will become exercisable to the extent of 25% of such Options on each of the first four anniversaries of the date of grant and will terminate on April 1, 2008.

     Termination of Employment. Except in the case of incentive options, any option awarded under the Option Plan to an Eligible Recipient who suffers a Termination of Service (as defined in the Option Plan) may be canceled, accelerated, paid or continued, as provided in the particular option agreement, or in the absence of such a provision, as the Committee may determine. In the case of incentive stock options, the option or portion thereof that is unexercised at the time of the Termination of Service will expire, terminate an become unexercisable no later than the expiration of three months after the date of termination; provided, however, that in the case of a holder whose Termination of Service is due to death or disability, the option or portion thereof that is unexercised will expire, terminate and become unexercisable no later than the expiration of one year after the date of Termination of Service.

     Amendment and Termination. The Board generally may amend the Option Plan at any time, except that approval by the Company's stockholders will be required for any amendment that increases the aggregate number of shares of Common Stock that may be issued pursuant to the Option Plan, that materially changes the class of persons eligible to receive such Options, that extends the maximum Option term, that decreases the exercise price of any Option to less than the fair market value of the Common Stock on the date of grant or that materially increases benefits accruing to the participants under the Option Plan. Shares of Common Stock subject to Options that expire, are terminated or otherwise are surrendered to the Company will be available for issuance in connection with future awards under the Option Plan. The Option Plan will expire on April 1, 2008, the tenth anniversary of the date on which it was adopted by the Board.

DIRECTOR PLAN

     The Company maintains the Healthcare Financial Partners REIT, Inc. 1998 Director Incentive Plan (the "Director Plan"). The Board of Directors has reserved 100,000 shares of Common Stock for issuance pursuant to awards that may be made under the Director Plan, subject to adjustment as provided therein.

     Awards under the Director Plan are determined by the express terms of the Director Plan. Rules, regulations and interpretations necessary for the ongoing administration of the Director Plan will be made by the full membership of the Board of Directors.

     Only non-employee directors of the Company are eligible to participate in the Director Plan. The Director Plan contemplates three types of non-statutory option awards: (a) initial appointment awards that will be granted upon a non-employee director's initial appointment to the Board of Directors providing an option to purchase 10,000 shares of Common Stock at a per share exercise price equal to the then fair market value of a share of Common Stock (options to purchase an aggregate of 40,000 shares were granted to the Independent Directors at the closing of the Private Placement at a per share exercise price of $20.00); (b) annual service awards that will be granted to each non-employee director who continues to serve as a non-employee director as of each annual meeting of the stockholders of the Company following his or her initial appointment providing an option to purchase 5,000 shares of Common Stock at a per share exercise price equal to the then fair market value of a share of Common Stock; and (c) discount awards under which each non-employee director also has the opportunity to elect annually, subject to rules established by the Board of Directors, to forego receipt of the cash retainer paid to non-employee members of the Board of Directors that would otherwise be paid during each fiscal year of the Company, and in lieu thereof that the director be granted an option to acquire shares of Common Stock with an exercise price per share equal to 50% of the then fair market value of a share of Common Stock. The number of shares of Common Stock subject to any option of this type granted for fiscal year is determined by taking the amount of cash foregone by the director for the fiscal year in question and dividing that amount by the per share option exercise price.

     Each option granted pursuant to the Director Plan is immediately vested; becomes exercisable 12 months following the date of grant; and expires upon the earlier to occur to the tenth anniversary of the grant date or 18 months following the director's termination of service upon the Board of Directors for any reason. The options generally are not transferable or assignable during a holder's lifetime.

     The number of shares of Common Stock reserved for issuance upon exercise of options granted under the Director Plan, the number of shares of Common Stock subject to outstanding options and the exercise price of each option are subject to adjustment in the event of any recapitalization of the Company or similar event, effected without the receipt of consideration. The number of shares of stock subject to the options granted in connection with the initial appointments or as annual service awards are also subject to adjustment in such events. In the event of certain corporate reorganizations and similar events, the options may be adjusted or cashed-out, depending upon the nature of the event.

CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

     The Company, on the one hand, and HCFP and its affiliates, on the other, have entered into a number of relationships other than those governed by the Management Agreement, some of which may give rise to conflicts of interest. Moreover, three of the members of the Board of Directors and all of its officers are also employed by the Manager or one or more of its affiliates.

     The relationships between the Company, on the one hand, and HCFP and its affiliates, on the other, are governed by the Policies, which are described in "Policies with Respect to Certain Activities." The Policies establish general parameters for the Company's investments, borrowings and operations. The Policies are to assist and instruct the Manager generally, and to establish restrictions applicable to transactions with HCFP and its affiliates. The Manager may enter into transactions on behalf of the Company with HCFP and its affiliates based upon the Policies approved by the Independent Directors. Such transactions will be reviewed on a quarterly basis to insure compliance with the Policies.

     Although the Independent Directors will review the Policies periodically and will monitor compliance with the Policies, investors should be aware that, in conducting this review, the Independent Directors will rely primarily on information and analysis provided by the Manager to evaluate the Policies, compliance therewith and other matters relating to the Company's investments.

     If the Independent Directors determine in their periodic review of transactions that a particular transaction does not comply with the Policies, then the Independent Directors will consider what corrective action, if any, can be taken. If the transaction is one with HCFP or an affiliate, and if the Independent Directors so direct, the Manager shall use its best reasonable efforts to cause HCFP or the relevant affiliate to reverse or rescind the transaction. Moreover, if transactions are consummated that materially deviate from the Policies, then the Independent Directors will have the option, under the terms of the Management Agreement, to terminate the Manager.

     HCFP purchased 100,000 Units directly from the Company in the Private Placement at the price to investors in the Private Placement. All of the proceeds from such purchase, without reduction for any discounts or commissions, were paid to the Company. This purchase increased HCFP's ownership, upon completion of the Private Placement, to 9.2% of the total shares of Common Stock outstanding. HCFP has agreed to retain its shares of Common Stock and its Warrant Shares until at least May 6, 2001, but may dispose of such shares any time thereafter. Notwithstanding the foregoing, if the Company terminates the Management Agreement, HCFP may dispose of such shares at any time thereafter.

     The market in which the Company expects to make investments is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company, the Manager, and affiliates of the Manager in addition to those described herein.

                                   PORTFOLIO

EQUITY INVESTMENT PROGRAM

  Purchase Leaseback Transactions

     Actual Investments

     Colonial Manor Properties. In July 1998, the Company acquired through the Operating Partnership and a newly-formed, wholly-owned limited liability company all of the partnership interests of three limited partnerships, each of which owns an assisted living facility, for an aggregate purchase price of $3.8 million. The three assisted living facilities are known as Colonial Manor Home of Crofton, Colonial Manor Home of Bel-Air and Colonial Manor Home of Severna Park.

          Colonial Manor Home of Crofton. Colonial Manor Home of Crofton is a 15-unit assisted living facility located in Crofton, Maryland. The facility was constructed in 1995 and is comprised of a one-story building (approximately 7,100 gross square feet), resident courtyards and a parking lot. The facility is situated on 0.963 of an acre of land. The average unit size is 189 square feet.

          At July 31, 1998, Colonial Manor Home of Crofton was 100% occupied. The average occupancy rate for 1997 was 86.7%.

          The federal tax basis of Colonial Manor Home of Crofton is $1.3 million. Depreciation will be computed on a straight-line basis over a period of 39 years. The real property tax rate applicable to Colonial Manor Home of Crofton is $2.59 per $100 of assessed value. The estimated annual real estate taxes are $6,800. Management of the Company believes that the facility is adequately covered by insurance. There are currently no plans for renovation of Colonial Manor Home of Crofton.

          Colonial Manor Home of Bel-Air. Colonial Manor Home of Bel-Air is a 15-unit assisted living facility located in Bel-Air, Maryland. The facility was constructed in 1996 and consists of a renovated house that was expanded with two, one-story wings (approximately 8,600 gross square feet). The first story of the original facility contains the resident communal areas and the resident units are located in the newly-constructed wings. The facility includes a parking lot and is situated on 1.079 acres of land. The average unit size is 212 square feet.

          At July 31, 1998, Colonial Manor Home of Bel-Air was fully occupied. The average occupancy rate for 1997 was 91.4%.

          The federal tax basis of Colonial Manor Home of Bel-Air is $1.4 million. Depreciation will be computed on a straight-line basis over a period of 39 years. The real estate tax rate applicable to Colonial Manor Home of Bel-Air is $2.55 per $100 of assessed value. The estimated annual real estate taxes are $5,700. Management of the Company believes the facility is adequately covered by insurance. There are currently no plans for renovation of Colonial Manor Home of Bel-Air.

          Colonial Manor Home of Severna Park. Colonial Manor Home of Severna Park is a 16-unit assisted living facility located in Severna Park, Maryland. The building was constructed in 1997. The facility is comprised of a one-story building (approximately 7,100 gross square feet), resident courtyards and a parking lot. The facility is situated on 1.44 acres of land. The average unit size is 190 square feet.

          Colonial Manor Home of Severna Park opened in March 1997. At July 31, 1998, the facility was 81.3% occupied. The average occupancy rate for the nine months of operation in 1997 was 79.5%.

          The federal tax basis of Colonial Manor Home of Severna Park is $1.1 million. Depreciation will be computed on a straight-line basis over a period of 39 years. The real property tax rate applicable to Colonial Manor Home of Severna Park is $2.59 per $100 of assessed value. The estimated annual real estate taxes are $7,000. Management of the Company believes that the facility is adequately covered by insurance. There are currently no plans for renovation of Colonial Manor of Severna Park.

     Through the acquired limited partnerships, the Company holds fee simple title to the respective properties and has leased the three facilities to Colonial Manor Homes, LLC ("Colonial Manor") pursuant to three triple net leases which require Colonial Manor to pay all costs and expenses including repairs, maintenance, real property taxes, assessments and utilities. The respective leases have ten-year terms with options for two five-year renewals. Colonial Manor has an option to purchase all three facilities upon expiration of the respective leases for a purchase price equal to the greater of the fair market value of the facilities or the purchase price paid by the Company for the facilities. The initial annual rental for each facility is $133,000, resulting in an initial aggregate annual rental for the three facilities of $399,000. The rental payments will increase annually by the greater of either 4% or the increase in the CPI. The obligations of Colonial Manor under the three leases have been guaranteed by George R. Wentz, Jr., President and primary owner of Colonial Manor.

     Probable Investments

     Meadowood Nursing Home. In July 1998, the Company issued a commitment to purchase Meadowood Nursing Home, which is a two-story, 120-bed skilled nursing facility located in South Hadley, Massachusetts. The facility was constructed in 1987 and is comprised of approximately 40,000 square feet of building area on a four-acre site. The proposed purchase price for the facility is approximately $6.8 million. If funded, the facility will be acquired by the Company in a newly-formed, wholly-owned limited liability company and will be leased to NewCare Nursing of Massachusetts, Inc., a wholly-owned subsidiary of NewCare Health Corporation, a publicly-traded nursing home company. Annual rent under the proposed lease is an amount equal to the purchase price multiplied by a rate equal to the Ten Year Treasury Rate plus 4% with such rate increasing by 12.5 basis points annually. Rent for the first year is estimated to be $645,000. The proposed lease is a triple net lease with a term of ten years with two, five-year renewal options.

     There are currently no plans for renovation of Meadowood Nursing Home and it is expected that the facility will continue to be operated as presently operated. At July 31, 1998, the property was 95% occupied. The average occupancy rates for 1997, 1996 and 1995 were 96%, 93% and 97%, respectively. The federal tax basis of Meadowood Nursing Home will be approximately $6.8 million. Depreciation will be computed on a straight line basis over a period of 39 years. The real property tax rate applicable to Meadowood Nursing Home is $17.21 per $1,000 of the assessed value. The estimated annual real estate taxes are $52,000.

     Winslow Convalescent Center. In July 1998, the Company issued a commitment to enter into a purchase leaseback transaction with respect to a proposed 120-bed skilled nursing facility to be constructed in Winslow, Arizona. The proposed purchase price is approximately $4.0 million. Upon completion, the facility would be purchased from the developer and simultaneously leased to Winslow Convalescent Center, Inc. The proposed facility is a one-story structure to be developed on 4.686 acres. The construction period is anticipated to be 18 months. This property represents a replacement of an existing, smaller facility which is nearing obsolesence (and will be converted for alternative use). The Company expects that the approximately 40 residents in the existing facility will be transferred to the proposed new facility. The proposed lease is a triple net lease with a term of ten years. The initial annual rent is estimated to be $444,000, increasing to $486,000 for the second through the fifth years and to $539,000 for the sixth through the tenth years. The lessee would have two five-year renewal options and a purchase option after the fifth year at a price of $4.4 million.

     Gulf Health Care Properties. In July 1998, the Company issued a commitment to enter into a purchase-leaseback transaction (the "Gulf Health Care Transaction") with respect to three skilled nursing facilities in Texas, which are owned by M.N. Osborne Associates, Inc. ("Osborne"). The three facilities are known as Gulf Health Care Center of Texas City, Gulf Health Care Center of Galveston, and Gulf Health Care Center of Port Arthur. Each was constructed in 1994, has 150 beds and is located on approximately 4.5 acres. At April 30, 1998, the Texas City facility was 82% occupied, the Galveston Facility was 91% occupied and the Port Arthur facility was 83% occupied. At December 31, 1997, occupancy rates for the Texas City facility, the Galveston facility and the Port Arthur facility were 80.7%, 70.0% and 84.6%, respectively, and at December 31, 1996 were 80.5%, 86.9% and 88.0%, respectively. The real estate taxes applicable to the Texas City facility, the Galveston facility and the Port Arthur facility are $2.48, $2.71 and $2.96 per $100 of assessed value, respectively. The estimated annual real estate taxes for the Texas City facility, the Galveston facility and the Port Arthur facility are $60,000, $67,000 an $64,000, respectively.

     The proposed aggregate purchase price for the Gulf Health Care Properties is $22.3 million, representing an allocated purchase price of $7.4 million for each facility. If the Gulf Health Care Transaction is consummated, each facility will be acquired by the Company in a separate, newly-formed, wholly-owned limited liability company, and will be leased to HealthMark Partners, L.L.C. ("HealthMark") for a term of 20 years. Upon consummation of the purchases, the Company will receive a 9.9% equity interest in HealthMark. Under the proposed leases, monthly rent for each facility for the first ten years is $60,000 and for the remaining years is the greater of (i) one twelfth of 9.5% of the fair market value of such facility or (ii) $72,000, but in no event will such rent for any of the three facilities be more than $82,000 per month. The proposed leases are triple net leases. As lessee, HealthMark would have an option in years ten and 20 to purchase the three facilities together from the Company at a purchase price equal to the greater of the fair market value of the facilities at that time or the purchase price paid by the Company for the facilities.

     According to the Guide to the Nursing Home Industry published in 1997 by HCIA, Inc, a healthcare information services company, Texas' senior population (75+) grew by 5.7% during 1997. Texas uses a prospective reimbursement system with flat rates based upon the acuity levels of the resident patients. As of December, 1997, the average per diem Medicaid rate for all acuity levels was $71.90, a 7.8% increase from the 1996 level.

     Gulf Health Care Center of Texas City and Gulf Health Care Center of Galveston are located in Galveston County, Texas. Based upon information provided in MAI appraisals, management of the Company believes the average occupancy rate for skilled nursing facilities in Galveston County as of November 1997 (most recent data available) was 75.5%.

     Gulf Health Care Center of Port Arthur is located in Jefferson County, Texas. Based upon information provided in MAI appraisals, management of the Company believes the average occupancy rate for skilled nursing facilities in Jefferson County as of May 1998 was 73.1%.

     The federal tax basis for each of the three facilities will be $7.4 million. Depreciation will be computed on a straight line basis over a period of 39 years.

     In connection with the proposed Gulf Health Care Transaction the Company will also lease from Osborne two additional skilled nursing facilities known as the Arkansas Convalescent Center in Pine Bluff, Arkansas and the Arkansas Nursing & Rehabilitation Center in Texarkana, Arkansas.

     Arkansas Convalescent Center was built in 1988 and currently has 93 beds. An additional ten beds are being added in a soon-to-be completed addition. At April 30, 1998 the facility was 95% occupied. If this transaction is consummated, the Company will lease the facility from Osborne under a proposed 20-year lease that provides for monthly rental of $36,000 and will sublease the facility to HealthMark under a proposed 20-year sublease that provides for monthly rental during the first ten years of $41,200 and for the remaining years the monthly rental under the proposed sublease is an amount equal to the greater of (i) one twelfth of 9.5% of the fair market value of the facility or (ii) $49,900, but in no event more than $56,400 per month. The lease and sublease are triple net leases.

     Arkansas Nursing & Rehabilitation Center was built in 1988, and was expanded in 1989 and 1994 to 173 beds. At April 30, 1998 the facility was 79% occupied. If this transaction is consummated, the Company will lease the facility from Osborne under a proposed 20-year lease that provides for monthly rental of $60,100, and will sublease the facility to HealthMark under a proposed 20-year sublease that provides for monthly rental during the first ten years of $69,200 and for the remaining years the monthly rental under the proposed sublease is an amount equal to the greater of (i) one twelfth of 9.5% of the fair market value of the facility or (ii) $83,800, but in no event more than $94,700 per month. The lease and sublease are triple net leases.

     In connection with the proposed Gulf Health Care Transaction, Osborne will grant the Company the option to purchase the two Arkansas facilities. Osborne will have the absolute right to cancel this purchase option at any time prior to March 31, 1999. If the option is not cancelled on or before March 31, 1999, it may be exercised by the Company between that date and September 30, 1999. Because the option is cancellable by Osborne until March 31, 1999, the Company does not consider the acquisition of the Arkansas facilities to be probable. In the event the purchase option is terminated by Osborne, the Company will have the right, but not the obligation, to terminate its leases with Osborne at no cost. The total purchase price under the option is $13.7 million, which is allocated $5.1 million to the Arkansas Convalescent Center and $8.6 million to the Arkansas Nursing & Rehabilitation Center. If the purchase option is not cancelled and is exercised by the Company, HealthMark will obtain a purchase option to acquire the two Arkansas facilities together from the Company at the end of lease years ten and 20 for a purchase price equal to the greater of the fair market value of the two facilities at that time or the purchase price paid by the Company for the facilities.

  Real Estate Acquisitions

     Actual Investments

     Sherman Oaks Medical Center. In June 1998, through the Operating Partnership the Company acquired Sherman Oaks Medical Center in a newly-formed, wholly-owned limited liability company for a purchase price of approximately $10.5 million. The building is located in Sherman Oaks, California. The property includes a two-story medical office building containing a net rentable area of approximately 69,700 square feet. The building is situated on 2.92 acres of land and has parking facilities that accommodate nearly 400 vehicles. The property was constructed in 1953 and has undergone several renovations, the most recent of which occurred in 1996-97. At July 31, 1998, the building had a total of 34 tenants, with the following tenants occupying 10% or more of the rentable square footage:

     Mark Greenspan, M.D., leases 9,608 square feet of the building for his medical practice. Dr. Greenspan has occupied his space since September 1995. His lease term expires in August 2000. The lease to Dr. Greenspan is a full service lease with a 1995 operating expense year base stop. The annual rent is $17.16 per square foot and is fixed at that rate for the term of the lease. Dr. Greenspan has an option to extend the lease for one, five-year term.

     The University of California at Los Angeles ("UCLA") leases 12,561 square feet of the building. UCLA has occupied its space since December 1996. The UCLA lease expires in November 2006. The lease to UCLA is a full service lease with a 1996 operating expense year base stop. The annual rent is $24.12 per square foot and is fixed at that rate for the term of the lease. UCLA has an option to extend the lease term for two, five-year periods.

     There are currently no plans for renovation of the Sherman Oaks Medical Center. At July 31, 1998, Sherman Oaks Medical Center was 98% occupied. The average occupancy rate for 1997 was 95%. The annual rental per square foot at July 31, 1998 was $22.92 and for 1997 was an average of $19.12.

     The federal tax basis for Sherman Oaks Medical Center is approximately $10.5 million. Depreciation will be computed on a straight-line basis over a period of 39 years. The real property tax rate applicable to Sherman Oaks Medical Center is 1.06% of assessed value. The real estate taxes are estimated to be $111,000. Management of the Company believes that the facility is adequately covered by insurance.

     Probable Investments

     Valencia Medical Center and Vista Village Shopping Center. In 1998 the Company issued a commitment to acquire Valencia Medical Center and Vista Village Shopping Center, a multi-tenant medical office building and an adjacent retail center. The total proposed purchase price is estimated to be $8.2 million, allocated $4.3 million to Valencia Medical Center and $3.9 million to Vista Village Shopping Center.

     Valencia Medical Center. Valencia Medical Center is a medical office building located in Valencia, California on approximately 1.46 acres and has a total net rentable area of 27,887 square feet. At July 31, 1998, the property was 85.3% occupied. The building was constructed in 1983. At July 31, 1998, the building had a total of 17 tenants. None of the existing tenants occupy 10% or more of the rentable square footage. There are no current plans for renovation of this facility.

     Vista Village Shopping Center. Vista Village Shopping Center is a retail property adjacent to the Valencia Medical Center site. The property, consisting of three buildings, is located in Valencia, California on 2.85 acres and has a total net rentable area of 37,482 square feet. At July 31, 1998, the property had an occupancy rate of 89.3%. The three buildings were constructed in 1973, 1979, and 1988. Two of the buildings were renovated in 1985. The property has a total of 15 tenants in-place. Medical tenants include a dental practice and chiropractor. The following tenants occupy 10% or more of the rentable square footage:

          JS Mulligan (retailer) leases 4,570 square feet. JS Mulligan has occupied this space since September of 1979. The lease expires in August 1999. The annual rent is $14.28 per square foot and is fixed at that rate for the term of the lease. The lease is structured on a net basis with the tenant responsible for a pro rata share of all reimbursable operating expenses.

          Sunrise Market (retailer) leases 6,000 square feet. Sunrise Market has occupied the space since December 1973. The lease expires in December of 2008. The annual rent is $7.71 per square foot and is fixed at that rate for the term of the lease. The lease is structured on a net basis with the tenant responsible for a pro rata share of all reimbursable operating expenses.

PERMANENT MORTGAGE LOAN PROGRAM

  Actual Investments

     Applegate Lane, Inc. In June 1998, the Company purchased from GMACCM a permanent mortgage loan in the principal amount of $7.1 million to Applegate Lane, Inc., a wholly-owned subsidiary of Medway, Inc., to refinance existing indebtedness on, and to provide funds for renovation of, a 180-bed skilled nursing facility in East Hartford, Connecticut, known as St. Elizabeth Healthcare Center and for construction of an outpatient facility. The loan bears interest at a fixed rate of 9.15% and has a ten-year term maturing on February 20, 2008 with monthly principal and interest payments based on a 25-year amortization schedule. The St. Elizabeth Healthcare Center was constructed in 1970 and has not undergone any material renovation since that time. Approximately $4.2 million of the proceeds of the loan were used to refinance existing indebtedness with respect to the facility and approximately $2.9 million of such proceeds are being used for renovation and for construction of an outpatient facility. The loan to Applegate Lane, Inc. had a LTV ratio of 92.2% at origination based upon an appraisal prepared by an independent third party. The occupancy rate of the St. Elizabeth Healthcare Center has averaged 97% during 1998.

     Cromwell Crest Convalescent Home, Inc. In June 1998, the Company purchased from GMACCM a permanent mortgage loan in the principal amount of $7.8 million to Cromwell Crest Convalescent Home, Inc., a wholly-owned subsidiary of Medway, Inc., to refinance existing indebtedness on, and to fund renovations and construction of an addition to, a 180-bed skilled nursing facility in Cromwell, Connecticut known as the Cromwell Crest Convalescent Center. The loan bears interest at a fixed rate of 9.15% and has a ten-year term maturing on February 20, 2008 with monthly principal and interest payments based upon a 25-year amortization schedule. The Cromwell Crest Convalescent Center was built in 1986 and has not undergone any material renovation since that time. Approximately $5.1 million of the proceeds of the loan were used to refinance the existing indebtedness and approximately $2.7 million will be used to finance renovations and the construction of the addition to the facility. The LTV ratio for this loan was 84.4% at origination based upon an appraisal prepared by an independent third party. The occupancy rate at the Cromwell Crest Convalescent Center has averaged 97% during 1998.

     JoJeff, Inc. and Alymatt, Inc. In May 1998, the Company funded a permanent mortgage loan in the principal amount of $1.9 million to JoJeff, Inc. and Alymatt, Inc. to purchase a 40-bed assisted living facility in East Lansdowne, Pennsylvania known as the Nova Gardens Assisted Living Community (the "Nova Gardens Facility") and to refinance existing debt on a 22-bed assisted living facility in the Philadelphia, Pennsylvania suburb of Secane known as the Haskins Personal Care Center (the "Haskins Facility"). The loan bears interest at a fixed rate of 9.4% initially, which rate will increase annually thereafter by multiplying the rate then in effect by 1.02 up to a cap of 10.25%, and has a six-year term maturing on June 1, 2004 with monthly principal and interest payments based on a 25-year amortization schedule. The Nova Gardens Facility was constructed in 1912, with additions constructed in 1975 and renovations in 1995. No renovation or development is contemplated for the Nova Gardens Facility in the near future. The occupancy rate of the Nova Garden Facility has averaged 88.3% during 1998. The Haskins Facility was constructed in 1910 with additions constructed in the 1960s. No renovation or development is contemplated for the Haskins Facility in the near future. The occupancy rate for the Haskins Facility has averaged 97% during 1998. The loan to JoJeff, Inc. and Alymatt, Inc. is one loan secured by a first mortgage on both of the facilities. The LTV ratio for the loan to JoJeff, Inc. and Alymatt, Inc. was 67.2% at origination based upon an appraisal prepared by an independent third party measuring the value of the two properties together.

     Waban Realty Trust. In July 1998, the Company funded a permanent mortgage loan in the principal amount of $2.5 million to J. Dennis Morgan, as Trustee of the Waban Realty Trust, to provide financing for the acquisition of a 84-bed skilled nursing facility in Newton, Massachusetts known as the Braeburn Nursing Home. The loan bears interest at a fixed rate of 9.75% initially, which rate will increase annually to a rate calculated by multiplying the interest rate then in effect by the greater of 1.03 or the increase in the CPI. The loan has a ten-year term maturing on July 1, 2008 with monthly principal and interest payments based upon a 25-year amortization schedule. The Braeburn Nursing Home was constructed in 1962 and has not undergone any material renovation since that time. No renovation or development is contemplated for the Braeburn Nursing Home in the near future. The LTV ratio for the Waban Realty Trust loan was 83.3% at origination based upon an appraisal prepared by an independent third party. The occupancy rate of the Braeburn Nursing Home has averaged 91% over the last two years.

     Pennswood Manor Assisted Living and Healthcare Center, Inc. In July 1998, the Company funded a permanent mortgage loan in the principal amount of $1.7 million (the "Pennswood Loan") to Pennswood Manor Assisted Living and Healthcare Center, Inc., a subsidiary of Covenant Care Corporation, to finance the acquisition of a 68-bed assisted living facility in Scranton, Pennsylvania known as Pennswood Manor. The loan bears interest at a fixed rate of 9.5% initially, which rate will increase annually by multiplying the rate then in effect by 1.0275, and has a five-year term maturing on August 1, 2003, with monthly principal and interest payments based upon a 25-year amortization schedule. In addition to all interest, fees, prepayment premiums and all other amounts payable to the Company, the Company is entitled to receive 50% of the residual equity in connection with the sale or refinancing of Pennswood Manor. Pennswood Manor was constructed in 1968 and was renovated in 1988 with further improvements in 1996. The LTV ratio for the Pennswood Loan was 73.0% at origination based upon an appraisal prepared by an independent third party. Pennswood Manor was 88% occupied at March 31, 1998.

     Probable Investments

     Mountainside Manor, Inc. In July 1998, the Company issued a commitment to make a permanent mortgage loan in the principal amount of $2.3 million to Mountainside Manor, Inc., a subsidiary of Covenant Care Corporation, to finance the acquisition of a 96-bed assisted living facility known as Mountainside Manor. If funded, the loan will bear interest at a fixed rate of 9.5% initially, which rate will increase annually by multiplying the rate then in effect by 1.0275, and will have a 5-year term with monthly principal and interest payments based upon 25-year amortization schedule. In addition to all interest, fees, prepayment premiums and all other amounts payable to the Company, the Company is entitled to receive 50% of the residual equity in connection with the sale or refinancing of Mountainside Manor. Mountainside Manor is a 48-unit, 96-bed assisted living facility in Wilkes-Barre, Pennsylvania. The facility was constructed in 1958 and was renovated in 1993, 1994 and 1997. At July 31, 1998 the facility was 90% occupied. No further renovations of the facility are planned except for capital improvements, primarily cosmetic in nature, aggregating approximately $75,000 to be completed by February 1999. The LTV ratio for the loan will be limited to 90% of market value as determined by an independent third-party appraisal.

     Medicore, LLC. In May 1998, the Company issued a commitment to provide permanent mortgage loan financing in an aggregate principal amount of $3.7 million to Medicore, LLC to finance the acquisition of four skilled nursing facilities, three of which are located in Ohio and one of which is located in Wisconsin. If funded, the loan will bear interest at a fixed rate equal to the Ten Year Treasury Rate plus 4% initially, which rate will increase annually by multiplying the rate then in effect by 1.03, and will have a ten-year term with monthly principal and interest payments based upon a 25-year amortization schedule. Kingston Healthcare Center, located in Kingston, Ohio, is a 50-bed, one-story skilled nursing facility that was constructed in 1960. Twin Oaks Living/Learning & Care Center, located in Mansfield, Ohio, contains 18 nursing home beds and 24 intermediate care beds for the mentally retarded. It comprises a total of approximately 19,000 square feet, was constructed in 1946 with additions and/or renovations in 1960 and 1997. Chenita Group Home, located in Mansfield, Ohio, is a two-story, eight-bed intermediate care facility for the mentally retarded. The facility was built in 1900 with additions and renovations in 1978 and 1990. Whispering Oaks Care Center, located in Peshtigo, Wisconsin, is a 60-bed, one-story skilled nursing home that was built in 1960 with additions and renovations in 1995. The seller of these facilities is providing financing of $700,000 at 11% (interest only) for a five-year term. Only minor capital improvements are planned. The LTV ratio for the loan to Medicore, LLC will be approximately 77.9% at origination, based upon the aggregate value assigned to all four facilities in an appraisal prepared by an independent third party.

OTHER REAL ESTATE SECURED DEBT PROGRAM

  Actual Investments

     ACMC Friendswood, Inc. In May 1998, the Company funded $925,000 of a $9.1 million commitment to ACMC Friendswood, Inc., a subsidiary of Adult Care Management Corp. (collectively "ACMC"). The amount funded was for the acquisition of a parcel of land in Friendswood, Texas upon which ACMC plans to construct a 119-bed assisted living facility to be known as Park Place of Friendswood. The Company will fund the remainder of the $9.1 million commitment in the form of a construction loan to ACMC to finance the development and construction of Park Place of Friendswood.

     The Company expects that total development costs will be approximately $9.1 million and that the construction period will last approximately one year. Upon completion, the construction loan will convert to a permanent mortgage loan. During the construction phase, the loan bears interest at the floating rate of prime plus 2% with interest only due and payable monthly. Upon conversion to a permanent mortgage loan, the rate will become fixed to equal the Ten Year Treasury Rate prevailing at that time plus 3.75%, but in no event will the fixed rate be less than 9.5%. The interest rate will increase annually thereafter by multiplying the rate then in effect by the greater of 1.03 or the increase in the CPI. The loan will mature ten years after converting to a permanent mortgage loan and will require principal and interest payments based on a 25-year amortization schedule. The LTV for this loan will be limited to 90% of the prospective market value at stabilized occupancy, as determined in an appraisal prepared by an independent third party.

     ALCO XII, LLC. In June 1998, the Company funded the initial draw on a $6.0 million commitment to ALCO XII, LLC to finance the construction of an 82-unit assisted living facility in Hattiesburg, Mississippi. During the twelve-month proposed construction period, the loan bears interest at a fixed rate of 10%, with interest only due and payable monthly. Upon completion of construction, the loan will convert to a two-year mortgage loan bearing interest at the fixed rate of 10%, with interest only due and payable monthly until maturity. ALCO XII, LLC has engaged Emeritus Corporation, a publicly-traded operator of such facilities, to operate the facility for a management fee which will be subordinate to the interest payable during the term of the loan.

     The loan may result in a purchase-leaseback transaction for the Company. A single-purpose partnership, in which the Company holds a 1% general partnership interest and a 69% limited partnership interest, has the option to purchase the facility after the twelve-month construction period upon the earlier to occur of
(i) break even occupancy at the facility, or (ii) two years from the end of the construction period. The purchase price in connection with the option shall be the total project costs at the date of purchase plus $40,000. If the option is exercised, Emeritus Corporation, the operator, would be obligated to lease the facility from the Company for an initial term of ten years, with the initial lease rate established by applying the Ten Year Treasury Rate then in effect plus 3.5% to an amount equal to the purchase price multiplied by approximately 1.09.

     As of July 31, 1998, $498,000 of such loan had been advanced by the Company. The total cost of development and construction of the facility is estimated to be $6.2 million including land cost of $346,000. At origination, the prospective LTV ratio for this loan was 89.4% based upon prospective market value at stabilized occupancy, effective July 1, 2001, as determined in an appraisal prepared by an independent third party.

     Hildebran Health Investors, L.L.C. In June 1998, the Company funded the initial draw on a $1.9 million commitment for a construction loan to Hildebran Health Investors, L.L.C. a subsidiary of Chancellor Health Services, LLC, to finance the construction of a 60-bed assisted living facility in Hildebran, North Carolina to be known as Cambridge House. The remaining cost of development and construction is estimated to be $1.5 million. During the 12-month proposed construction period, the Hildebran Loan will bear interest at a floating rate equal to prime plus 2%. Upon completion of construction, the loan will convert to a permanent mortgage loan with a fixed interest rate equal to the Ten Year Treasury Rate prevailing at that time plus 4%, but in no event will the fixed rate be less than 9.75%. The fixed rate will increase annually to a rate calculated by multiplying the rate then in effect by the greater of 1.03 or the increase in the CPI. After completion of construction and conversion of the interest rate, the loan is required to be repaid with monthly installments of principal and interest calculated on the basis of a 25-year amortization schedule, and matures on July 1, 2009. As of July 31, 1998, $394,000 had been advanced by the Company on this loan. The LTV ratio for this loan was 82.6% at origination based upon prospective market value at stabilized occupancy, effective November 1, 2000, as determined in an appraisal prepared by an independent third party.

     St. Andrews Health Center, Inc. In June 1998, the Company funded $2.6 million of a $4.6 million commitment to St. Andrews Health Center, Inc. (the "St. Andrews Loan") to finance the acquisition of a 120-bed skilled nursing facility in Waterbury, Connecticut (the "Waterbury Facility") and the expansion and renovation of such facility. The Waterbury Facility was built in 1966 and has undergone renovation as needed as part of a regular maintenance program. The Waterbury Facility was placed in bankruptcy by the former owner in March 1996. The Waterbury Facility had average occupancy rates of 87.0%, 92.0% and 81.8% in 1995, 1996 and 1997, respectively. Currently the Waterbury Facility is configured with 40, three-bed rooms for a total of 120 beds. St. Andrews Health Center, Inc. plans to de-certify 30-beds, construct a 5,000 square foot addition, substantially renovate the existing resident rooms and common areas and reconfigure the facility to 90 beds. In anticipation of such de-certification, the occupancy of the facility has been allowed to decline to 73%. As part of the renovation, most of the three-bed rooms will be converted to two-bed rooms, resulting in a maximum capacity of 90 beds. The proposed expansion includes five new resident rooms and a rehabilitation area. The LTV ratio for the loan was 92.0% at origination based upon an appraisal prepared by an independent third party. The St. Andrews Loan is in the form of an acquisition loan (the "St. Andrews Acquisition Loan") in the principal amount of $2.6 million (which represents 100% of the "as is" market value of the facility as determined by an MAI Appraisal), and a construction loan (the "St. Andrews Construction Loan") in the amount of $2.0 million (which represents 100% of the proposed construction and renovation costs).

     The St. Andrews Acquisition Loan bears interest at a rate equal to 11.5% initially, which rate will increase annually by multiplying the rate then in effect by 1.03, and has a ten-year term maturing on June 1, 2008 with monthly principal and interest payments based upon an 25-year amortization schedule. The St. Andrews Construction Loan bears interest at a floating rate equal to prime plus 2% during the twelve-month proposed construction period with interest only due and payable monthly. After completion of construction, the loan will convert to a permanent mortgage loan at a fixed rate of interest equal to the Ten Year Treasury Rate prevailing at that time plus 4.25%, but in no event will the fixed rate be less than 11.5%. The fixed rate will increase annually by multiplying the rate then in effect by 1.03. At completion of construction and conversion of the interest rate, the loan will be required to be repaid over a ten-year term maturing on June 1, 2008 with monthly payments of principal and interest based upon a 25-year amortization schedule. At July 31, 1998, the St. Andrews Acquisition Loan was fully funded in the amount of $2.6 million and $181,000 of the St. Andrews Construction Loan had been advanced by the Company.

     Transylvania Health Investors, L.L.C. In June 1998, the Company funded the initial draw of a $1.9 million commitment for a construction loan to Transylvania Health Investors, L.L.C., a subsidiary of Chancellor Health Services, LLC, to finance the construction of a 60-bed assisted living facility in Brevard, North Carolina to be known as the Kingsbridge House. During the 12-month proposed construction period, the loan bears interest at a floating rate equal to prime plus 2%. Upon completion of construction, the loan will convert to a permanent mortgage loan with a fixed interest rate equal to the Ten Year Treasury Rate plus 4%, but in no event will the fixed rate be less than 9.75%. The fixed rate will increase annually thereafter to a rate calculated by multiplying the rate then in effect by the greater of 1.03 or the increase in the CPI. After conversion of the interest rate, the loan is required to be repaid with monthly principal and interest payments based on a 25-year amortization schedule. The loan matures on July 1, 2009. At July 31, 1998, $328,000 of such loan had been advanced by the Company. The remaining cost of development and construction is estimated to be $1.6 million. The LTV ratio for this loan is 82.6%, based upon prospective market value at stabilized occupancy, effective November 1, 2000, as determined in an appraisal prepared by an independent third party.

     Cedar Lawn Investments, LLC. In July 1998, the Company funded a mortgage loan in the principal amount of $5.7 million to finance the acquisition of a skilled nursing facility located in Abington, Virginia. The loan is a bridge financing that bears interest at a fixed rate of 10% and has a two-year term, with interest only payable prior to maturity on July 20, 2000. Cedar Lawn Convalescent Home is a 36,247 square foot single-story nursing home facility originally constructed in 1966 which has undergone several expansions and renovations, the latest of which was an addition built in 1996. A portion of the building is leased to a physical therapy company. The facility was 83.3% occupied at July 31, 1998. The LTV ratio for the loan to Cedar Lawn Investments, LLC at origination was 106.7% "as is" and 78.1% assuming Medicare certification, based upon an appraisal prepared by an independent third party. Medicaid certification has been applied for and is being considered by HCFA.

     Lincolnton Health Investors, LLC. In July 1998, the Company funded the initial draw on a $1.9 million commitment for a construction loan to Lincolnton Health Investors, LLC, a subsidiary of Chancellor Health Services, LLC, to finance the construction of a 60-bed assisted living facility in Lincolnton, North Carolina. The loan bears interest at a floating rate equal to prime plus 2% during the twelve month proposed construction period, and upon completion of construction, the interest rate will convert to a fixed rate equal to the Ten Year Treasury Rate prevailing at that time plus 4%, but in no event will the fixed rate be less than 9.75%. The fixed rate will increase annually to a rate calculated by multiplying the rate then in effect by the greater of 1.03 or the increase in the CPI. At the completion of construction and conversion of the interest rate, the loan will be required to be repaid over a ten-year term maturing on August 1, 2009 with monthly payments of principal and interest based upon a 25-year amortization schedule. The proposed facility will total approximately 18,000 square feet and will contain 30 semi-private rooms. Funding by the Company will be limited to 90% of prospective market value at stabilized occupancy. As of July 31, 1998, $715,000 had been advanced by the Company. The remaining cost of development and construction is estimated to be $1.2 million. The LTV ratio for this loan was 82.6% at origination, based upon prospective market value at stabilized occupancy, effective November 1, 2000, as determined in an appraisal prepared by an independent third party.

  Probable Investments

     Astoria Pines Holding, Inc. In July 1998, the Company issued a commitment to provide a $2.2 million mezzanine loan to Astoria Pines Holding, Inc. ("Astoria"). This $2.2 million commitment will represent a 50% participation in the total mezzanine loan being provided to Astoria. The loan will serve to provide the additional financing required to complete the construction of a 280-bed skilled nursing facility in Queens, New York which has a total estimated project cost of $44.0 million and for which the primary construction loan is being provided by Key Bank. The construction loan provided by Key Bank will be refinanced upon completion with a permanent loan provided by Dynex Healthcare, Inc., which is participating in the other 50% of the total mezzanine loan.

     The total mezzanine loan of $4.4 million will be advanced approximately 18 months after the construction of the project has begun. The terms of the Company's investment provide for a $300,000 commitment fee paid at the loan's closing. The loan initially bears interest at 12% and increases one-half of one percent annually over its four-year term. The loan has scheduled principal and interest payments over such term sufficient to provide a payoff balance of approximately $797,000 upon maturity.

     The aggregate LTV ratio for the first mortgage and the mezzanine loan will be 89.8% at origination, of which 79.8% is the LTV ratio for the first mortgage and 10.0% is the LTV ratio for the mezzanine loan. All of the foregoing LTV ratios for the loan to Astoria are based upon prospective market value at stabilized occupancy, effective June 1, 2001, as determined in an appraisal prepared by an independent third party.

     Chancellor Health Services, LLC. In July 1998, the Company made a commitment to purchase a 50% participation in a mezzanine loan for Chancellor Health Services, LLC for the repayment of existing indebtedness, to fund certain reserves and to provide working capital for 13 existing long-term care facilities, ten of which are skilled nursing facilities and the remaining three of which are dually licensed with skilled nursing and personal care beds. These facilities are located in North Carolina and Florida. The principal amount of the Company's commitment is $3.5 million. The loan will bear interest at a rate of 12% in the first year, increasing by one-half of one percent annually over its five-year term with monthly principal and interest payments based on a 25-year amortization schedule. Additional interest on this loan will accrue such that the yield to the Company as computed by discounting the loan's cash flows over the term of the loan will equal 22%. This additional interest may be paid during the term of the loan at any time but is due in full upon maturity.

     The properties are generally located in secondary and rural markets. Ten of the facilities are at stabilized occupancy with rates ranging from 84% to 96%. Three facilities were opened within the last 12 months and occupancy at such facilities ranges from 15% to 73%. These facilities contain from 60 to 185 beds and comprise a total of 1,532 beds located in the nine leased facilities and four owned facilities. The leased properties have remaining terms of nine to 25 years. The aggregate LTV ratio for the first mortgage and the mezzanine loan is 61.2%, of which 41.4% is the LTV ratio for the first mortgage and 19.8% is the LTV ratio for the mezzanine loan. All of the foregoing LTV ratios for the loan to Chancellor Health Services, LLC are based on an aggregate market value of $34.0 million assigned to the 13 facilities in an appraisal prepared by an independent third party.

                        ACTUAL AND PROBABLE INVESTMENTS
                              AS OF JULY 31, 1998

EQUITY INVESTMENT PROGRAM:

                                                                                                           APPROX.
                                                  YEAR                       PURCHASE                      RENTABLE
                                     NUMBER      BUILT/        TYPE OF        PRICE            TYPE OF      SQUARE    ANNUALIZED
NAME AND LOCATION                    OF BEDS    RENOVATED    FACILITY(1)   ($ MILLIONS)      INVESTMENT      FEET        RENT
-----------------                    -------   -----------   -----------   ------------      -----------   --------   ----------
Colonial Manor Home of Crofton
  Crofton, MD(2)...................   15        1995/N/A       ALF               (3)          Purchase      7,100       $133,000
                                                                                             Leaseback
Colonial Manor Home of Bel-Air
  Bel-Air, MD(2)...................   15        1996/N/A       ALF               (3)          Purchase      8,600       $133,000
                                                                                             Leaseback
Colonial Manor Home of Severna Park
  Severna Park, MD(2)..............   16        1997/N/A       ALF               (3)          Purchase      7,100       $133,000
                                                                                              Leaseback
Sherman Oaks Medical Center
  Sherman Oaks, CA(2)..............   N/A      1953/1997       MOB            $10.5          Real Estate   69,700     $1,310,000
                                                                                             Acquisition
Meadowood Nursing Home
  South Hadley, MA(4)..............   120       1987/N/A       SNF            $ 6.8           Purchase     40,000       $645,000
                                                                                              Leaseback
Winslow Convalescent Center
  Winslow, AZ(4)...................   120       Proposed       SNF            $ 4.0           Purchase       N/A             N/A
                                                                                              Leaseback
Gulf Health Care Center of
  Galveston, TX(4).................   150       1994/N/A       SNF            $ 7.4           Purchase     43,300       $720,000
                                                                                             Leaseback
Gulf Health Care Center of Texas
  City, TX(4)......................   150       1994/N/A       SNF            $ 7.4           Purchase     43,300       $720,000
                                                                                             Leaseback
Gulf Health Care Center of Port
  Arthur, TX(4)....................   150       1994/N/A       SNF            $ 7.4           Purchase     43,300       $720,000
                                                                                             Leaseback
Valencia Medical Center
  Valencia, CA(4)..................   N/A       1983/NA        MOB            $ 4.3          Real Estate   27,900       $552,000
                                                                                             Acquisition
Vista Village Shopping Center
  Valencia, CA(4)..................   N/A      1973,1979,     Other           $ 3.9          Real Estate   37,500       $461,000
                                               1988/1985                                     Acquisition

                                     ANNUALIZED  REMAINING
                                      RENT PER    LIFE OF
                                       LEASED    ORIGINAL
                                       SQUARE      LEASE
NAME AND LOCATION                       FOOT      (YEARS)
-----------------                    ----------  ---------
Colonial Manor Home of Crofton
  Crofton, MD(2)...................    $18.73      10
Colonial Manor Home of Bel-Air
  Bel-Air, MD(2)...................    $15.47      10
Colonial Manor Home of Severna Park
  Severna Park, MD(2)..............    $18.73      10
Sherman Oaks Medical Center
  Sherman Oaks, CA(2)..............    $18.79      3   (5)
Meadowood Nursing Home
  South Hadley, MA(4)..............    $16.13      10
Winslow Convalescent Center
  Winslow, AZ(4)...................     N/A       N/A
Gulf Health Care Center of
  Galveston, TX(4).................    $16.56      20
Gulf Health Care Center of Texas
  City, TX(4)......................    $16.56      20
Gulf Health Care Center of Port
  Arthur, TX(4)....................    $16.56      20
Valencia Medical Center
  Valencia, CA(4)..................    $19.78     3.1
Vista Village Shopping Center
  Valencia, CA(4)..................    $12.29     4.1

---------------

(1) Skilled nursing facilities ("SNFs") provide extended care and a variety of acute-care healthcare facilities to the elderly. Assisted living facilities ("ALFs") provide a combination of housing, support services and healthcare designed to respond to individual needs for daily living. Medical office buildings ("MOBs") contain individual physician, physician group and other healthcare provider offices for the administration and treatment of patients. See "Business -- Investment Programs."
(2) Actual investment as of July 31, 1998.
(3) An aggregate purchase price of $3,750,000 was paid for all three facilities.
(4) Probable investment as of July 31, 1998.
(5) Weighted average remaining term (by rentable square feet).

PERMANENT MORTGAGE LOAN PROGRAM:

                                                                                      YEAR
                                                NAME AND LOCATION       NUMBER       BUILT/         TYPE OF         TYPE OF
NAME OF BORROWER                                   OF FACILITY          OF BEDS     RENOVATED      FACILITY       INVESTMENT
----------------                           ---------------------------  -------   -------------   -----------   ---------------
Applegate Lane, Inc.(1)..................  St. Elizabeth Health Care      180       1970/N/A         SNF        Refinancing,
                                           Center                                                               Renovation
                                           East Hartford, CT                                                    and
                                                                                                                Construction
                                                                                                                Loan
Cromwell Crest Convalescent Home,
  Inc.(1)................................  Cromwell Crest Convalescent    180       1986/N/A         SNF        Refinancing,
                                           Center                                                               Renovation
                                           Cromwell, CT                                                         and
                                                                                                                Construction
                                                                                                                Loan
JoJeff, Inc. and Alymatt, Inc.(1)........  Nova Gardens Assisted           40       1912/1995        ALF        Acquisition
                                           Living Community                                                     and
                                           E. Lansdowne, PA                                                     Refinancing
                                                                                                                Loan
                                           Haskins Personal Care           22       1910/1960        ALF        (3)
                                           Center
                                           Secane, PA
Waban Realty Trust
  (J. Dennis Morgan, as Trustee)(1)......  Braeburn Nursing Home           84       1962/N/A         SNF        Acquisition
                                           Newton, MA                                                           Loan
Pennswood Manor Assisted Living and
  Healthcare Center, Inc.(1).............  Pennswood Manor                 68      1968/1988,        ALF        Acquisition
                                           Scranton, PA                               1996                      Loan
Mountainside Manor, Inc.(2)..............  Mountainside Manor              96      1958/1993,        ALF        Acquisition
                                           Wilkes-Barre, PA                         1994,1997                   Loan
Medicore, LLC(2).........................  Kingston Health Care Center     50         1960           SNF        Acquisition
                                           Kingston, OH                                                         Loan
                                           Twin Oaks                       42      1946/1996,        SNF        (4)
                                           Living/Learning & Care                     1997
                                           Center
                                           Mansfield, OH
                                           Chenita Group Home               8       1900/1990        SNF        (4)
                                           Mansfield, OH
                                           Whispering Oaks Care            60       1960/1995        SNF        (4)
                                           Center
                                           Peshtigo, WI

                                              TOTAL
                                              AMOUNT         AMOUNT
                                              TO BE         INVESTED
                                             INVESTED        TO DATE     MATURITY
NAME OF BORROWER                           ($ MILLIONS)   ($ MILLIONS)     DATE
----------------                           ------------   -------------  --------
Applegate Lane, Inc.(1)..................      $7.1           $7.1       2/20/08
Cromwell Crest Convalescent Home,
  Inc.(1)................................      $7.8           $7.8       2/20/08
JoJeff, Inc. and Alymatt, Inc.(1)........      $2.0           $2.0        6/1/04
                                               (3)             (3)         (3)
Waban Realty Trust
  (J. Dennis Morgan, as Trustee)(1)......      $2.5           $2.5        7/1/08
Pennswood Manor Assisted Living and
  Healthcare Center, Inc.(1).............      $1.7           $1.7        8/1/03
Mountainside Manor, Inc.(2)..............      $2.3           None        5-year
                                                                           term
Medicore, LLC(2).........................      $3.7           None       10-year
                                                                           term
                                               (4)             (4)         (4)
                                               (4)             (4)         (4)
                                               (4)             (4)         (4)

---------------

(1) Actual investment as of July 31, 1998.
(2) Probable investment as of July 31, 1998.
(3) Included in data shown for Nova Gardens Assisted Living Community.
(4) Included in data shown for Kingston Health Care Center.

OTHER REAL ESTATE SECURED DEBT PROGRAM:

                                                                                       YEAR
                                                      NAME AND LOCATION    NUMBER     BUILT/     TYPE OF        TYPE OF
NAME OF BORROWER                                         OF FACILITY       OF BEDS   RENOVATED   FACILITY     INVESTMENT
----------------                                     --------------------  -------   ---------   --------   ---------------
ACMC Friendswood, Inc.(1)..........................  Park Place of           119     Proposed     ALF       Acquisition
                                                     Friendswood                                            and
                                                     Friendswood, TX                                        Construction
                                                                                                            Loan
ALCO XII, LLC(1)...................................  To-be-named facility     82     Proposed     ALF       Construction/Term
                                                     in Hattiesburg, MS                                     Loan
Hildebran Health Investors, LLC(1).................  Cambridge House          60     Proposed     ALF       Construction/Term
                                                     Hildebran, NC                                          Loan
St. Andrews Health Center, Inc.(1).................  Waterbury               120     1966/N/A     SNF       Acquisition
                                                     Convalescent                                           Loan
                                                     Center
                                                     Waterbury, CT
                                                                                                            Construction/Term
                                                                                                            Loan
Transylvania Health Investors, LLC(1)..............  Kingsbridge House        60     Proposed     ALF       Construction/Term
                                                     Brevard, NC                                            Loan
Cedar Lawn
  Investments, LLC(1)..............................  Cedar Lawn              120     1966/1996    SNF       Acquisition
                                                     Convalescent                                           Loan
                                                     Center
                                                     Abington, VA
Lincolnton Health Investors, LLC(1)................  Lincolnton House         60     Proposed     ALF       Construction/Term
                                                     Lincolnton, NC                                         Loan
Astoria Pines Holding Co., LLC(2)..................  New York Center         280     Proposed     SNF       Mezzanine
                                                     for Rehabilitation                                     Loan
                                                     Care
                                                     Queens, NY
Chancellor Health Services, LLC(2).................  Various SNFs            N/A          N/A     SNFs      Mezzanine
                                                                                                            Loan

                                                      TOTAL AMOUNT       AMOUNT
                                                     TO BE INVESTED     INVESTED     MATURITY
NAME OF BORROWER                                      ($ MILLIONS)      TO DATE        DATE
----------------                                     --------------   ------------   --------
ACMC Friendswood, Inc.(1)..........................       $9.1         $  925,000    10-year
                                                                                        term
ALCO XII, LLC(1)...................................       $6.0         $  498,000    6/10/03
Hildebran Health Investors, LLC(1).................       $1.9         $  394,000     7/1/09
St. Andrews Health Center, Inc.(1).................       $2.6         $2,600,000     6/1/08
                                                          $2.0         $  181,000     6/1/08
Transylvania Health Investors, LLC(1)..............       $1.9         $  328,000     7/1/09
Cedar Lawn
  Investments, LLC(1)..............................       $5.7         $5,700,000    7/20/00
Lincolnton Health Investors, LLC(1)................       $1.9         $  715,000     8/1/09
Astoria Pines Holding Co., LLC(2)..................       $2.2        None            4-year
                                                                                        term
Chancellor Health Services, LLC(2).................       $3.5        None            5-year
                                                                                        term

---------------

(1) Actual investment as of July 31, 1998.
(2) Probable investment as of July 31, 1998.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected historical and pro forma financial data of the Company as of June 30, 1998 and for the period January 30, 1998 (inception) through June 30, 1998. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical and pro forma consolidated financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                     FOR THE PERIOD
                                                              JANUARY 30, 1998 (INCEPTION)
                                                                  THROUGH JUNE 30, 1998
                                                              -----------------------------
                                                               HISTORICAL       PRO FORMA
                                                              -------------   -------------
STATEMENT OF INCOME DATA
Revenues:
  Interest on cash and cash equivalents.....................  $  1,078,494    $  1,042,446
  Interest on mortgage notes receivable.....................        45,961       1,819,066
  Rental income.............................................        70,678       2,453,003
                                                              ------------    ------------
         Total revenues.....................................     1,195,133       5,314,515
Expenses:
  Management fee............................................       237,923         868,521
  Other.....................................................        99,139         656,918
  Depreciation..............................................         6,042         537,636
                                                              ------------    ------------
         Total expenses.....................................       343,104       2,063,075
                                                              ------------    ------------
Net income..................................................  $    852,029    $  3,251,440
                                                              ============    ============
Earnings per share..........................................  $        .24    $        .40
Weighted average shares outstanding.........................     3,494,297       8,055,555

                                                                  AS OF JUNE 30, 1998
                                                              ---------------------------
                                                               HISTORICAL     PRO FORMA
                                                              ------------   ------------
BALANCE SHEET DATA
Income-producing real estate, net...........................  $ 10,535,281   $ 50,092,562
Mortgage notes receivable, net..............................    21,048,755     41,235,099
Cash and cash equivalents...................................   106,882,119     45,681,775
Other assets................................................       497,289      1,954,008
                                                              ------------   ------------
Total assets................................................  $138,963,444   $138,963,444
                                                              ============   ============
Total liabilities...........................................  $  1,565,538   $  1,565,538
Total stockholders' equity..................................   137,397,906    137,397,906
                                                              ------------   ------------
Total liabilities and stockholders' equity..................  $138,963,444   $138,963,444
                                                              ============   ============
                                                                    FOR THE PERIOD
                                                                   JANUARY 30, 1998
                                                                      (INCEPTION)
                                                                 THROUGH JUNE 30, 1998
                                                              ---------------------------
                                                               HISTORICAL     PRO FORMA
                                                              ------------   ------------
OTHER OPERATING DATA
Cash flows provided by operating activities.................  $  2,205,135   $  5,136,140
Cash flows used in investing activities.....................   (31,868,893)   (93,069,237)
Cash flows provided by financing activities.................   136,545,877    136,545,877
Funds from operations.......................................       858,071      3,789,076

     Industry analysts generally consider funds from operations ("FFO") to be an appropriate measure of the performance of a REIT. The Company uses the concept of FFO as defined in NAREIT's White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that in order to facilitate a clear understanding of the operating results of the Company, FFO should be examined in conjunction with the Company's net income as presented in the Selected Financial Data and Consolidated Financial Statements and Notes thereto included elsewhere herein. The Company computes FFO in accordance with standards established by NAREIT which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the financial condition and results of operations of the Company should be read in conjunction with the "Notes to Consolidated Financial Statements" and "Selected Financial and Other Data" of the Company. Statements contained herein that are not historical facts may be forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

OVERVIEW

     The Company, a Maryland corporation, was organized on January 30, 1998, and intends to make an election to qualify under the Code as a REIT. The Company was initially capitalized with the proceeds of a private placement of 805,555 shares of Common Stock, totaling approximately $309,000. In May 1998, the Company completed the Private Placement, wherein 1,450,000 Units were sold for net proceeds of approximately $136.2 million. Following the Private Placement, the Company began investing net proceeds thereof through its Equity Investment Program, Permanent Mortgage Loan Program, and the Other Real Estate Secured Debt Program.

     Substantially all of the Company's revenues are, and are expected to be, derived from: (i) rents received under leases of healthcare-related real estate,
(ii) interest earned from permanent mortgage loans and other real estate secured loans made by the Company and (iii) interest earned from the temporary investment of funds in short-term instruments. The Company's leases are generally structured as either (i) master leases with numerous tenants or (ii) long-term triple net leases to facility operators. The Company's master leases are generally short-term and provide for fixed rental payments. The Company's triple net leases generally provide that the lessee will pay all costs and expenses of the property (including maintenance, repairs, taxes, assessments and utilities) and generally provide for annual rent increases. The Company's loans under its permanent mortgage loan program generally bear interest at fixed rates ranging from 9% to 11%, or at rates based on the Ten Year Treasury Note rate plus 4%, and are generally subject to annual interest rate increases. The Company's loans under its Other Real Estate Secured Debt Program bear interest at fixed or floating rates depending on the type of loan. Some fixed rate loans include annual rate escalation clauses.

     The Company will incur operating and administrative expenses, including principally amounts paid to the Manager pursuant to the Management Agreement and amounts paid to GMACCM under the Company's servicing agreement with GMACCM.

     The Company also expects to leverage its portfolio and thus to incur long and short-term indebtedness, and related interest expense, from time to time. The extent to which the Company uses leverage will be determined by the Manager pursuant to the Policies and, ultimately, by the Board of Directors. The percentage of leverage used will vary depending on, among other things, estimates of cash flow that the Company's assets will generate and the stability of that cash flow. See "Risk Factors -- Leverage Can Reduce Income Available for Distribution and Cause Losses."

     The Company intends to declare and pay distributions to its shareholders in amounts not less than the amounts required to maintain REIT status under the Code and, in general, in amounts exceeding taxable income. The Company's ability to pay distributions will depend upon its cash available for distribution.

PRO FORMA RESULTS OF OPERATIONS

  Period January 30, 1998 (inception) to June 30, 1998

     The pro forma results of operations for the period January 30, 1998 (inception) to June 30, 1998 were prepared as if the Company's investments had been made on January 30, 1998. The investments include those made during the period from inception to June 30, 1998; those made subsequent to June 30, 1998 but before the date of this filing; and those investments the Company has concluded are probable.

     The Company's pro forma revenue for this period was $5.3 million. Total pro forma revenue included $2.5 million in rental revenue, $1.8 million in interest on mortgage notes receivable, and $1.0 million of interest earned on investments in short-term government securities. Pro forma expenses were $2.1 million, including management fee expenses of $869,000, depreciation of $538,000, and other expenses of $657,000. Of the $657,000 of other expenses, $403,000 or 61.3% of the amount was attributable to operating expenses of real estate operating properties that were acquired in the Equity Investment Program. The remaining $254,000 or 38.7% was attributable to other administrative and portfolio development costs. The resulting pro forma net income was $3.3 million or $0.40 per share based on the pro forma weighted average shares outstanding of 8,055,555.

RESULTS OF OPERATIONS

  Period January 30, 1998 (inception) to June 30, 1998

     For the period from January 30, 1998 (inception) to June 30, 1998, the Company's total revenues were $1.2 million. Of the $1.2 million earned for the period indicated, $1.1 million related to interest earned on short-term government securities acquired with the net proceeds of the Private Placement.

     During May and June 1998, the Company originated mortgage loans aggregating $21.3 million under both the Permanent Mortgage Loan Program and Other Real Estate Secured Debt Program. The related interest earned for the period was approximately $46,000. In mid-June 1998, the Company acquired, under its Equity Investment Program, the Sherman Oaks Medical Center, a medical office building in southern California for $10.5 million. Rental income from this property during the partial month of ownership was $71,000. As mentioned above, the Company pays the Manager a fee for advisory and management services. The management fee recognized for this period was $238,000 or 69.3% of the period's total expenses. The resulting net income for the period was $852,000 or $0.24 per share, based on the weighted average shares outstanding of 3,494,297.

LIQUIDITY AND CAPITAL RESOURCES

     The $309,000 proceeds of the Company's initial private placement and the $136.2 million net proceeds of the Private Placement have been the sole sources of cash for the Company's investment programs from inception through June 30, 1998. Management believes that the net proceeds of this Offering, together with the uninvested net proceeds of the Private Placement, cash flows provided by operations and funds expected to be available through the Repurchase Facility, will be sufficient to consummate the purchase of properties and to fund loans with respect to which the Company has commitments. Management believes that its sources of working capital, including credit expected to be available under the Repurchase Facility, will be adequate to meet its liquidity needs for the twelve-month period following the Offering.

  Capital Resources

     The $150 million Repurchase Facility is expected to include a reverse repurchase agreement and a custody agreement. Although structured as a sale and repurchase obligation, the Repurchase Facility is expected to effect a financing under which the Company pledges mortgage loans as collateral to secure advances made by MLMCI to the Company. The amount advanced on any single mortgage loan generally is expected to be 63% of the MAI appraised value of the property securing the mortgage. Loans eligible for the Repurchase Facility will be subject to certain LTV, debt service and diversification requirements. The term of any advance under the Repurchase Facility may not exceed 180 days. Under the facility, the Company will be subject to other operating and financial covenants, including leverage restrictions and equity requirements. Advances made pursuant to this facility will subject the Company to the interest rate risk resulting from differences between the yield on investments funded on a long term basis with this facility and the facility's short term cost of funds. The Company may enter into derivative instruments in order to mitigate its exposure to this risk.

  Liquidity

     At June 30, 1998, the Company had approximately $106.9 million in cash and cash equivalents. The Company intends to use remaining net proceeds of the Private Placement and net proceeds of the Offering, cash from operations and available borrowings under the expected Repurchase Facility to fund its lending activities, acquisitions and capital expenditures and to provide for general working capital requirements.

  Capital Commitments

     As of July 31, 1998, the Company had agreements to purchase five skilled nursing facilities for an aggregate price of $33.1 million and two real estate operating properties for an aggregate price of $8.2 million under the Equity Investment Program. The Company also had commitments to fund $11.8 million in new loans and $19.7 million committed to future draws on existing construction loans. The Company presently expects to use remaining net proceeds of the Private Placement and net proceeds of the Offering to fund these obligations. The Company expects that these funds and funds available under the Repurchase Facility will be sufficient to meet expected capital commitments for the next twelve months.

FUNDS FROM OPERATIONS

     Pro forma FFO for the period from inception to June 30, 1998 was $3.8 million. FFO was computed by taking the pro forma net income of $3.3 million for the same period and adding to it the pro forma depreciation expense of $538,000 for the same period.

     FFO for the period from inception to June 30, 1998 was $858,000. FFO was computed by taking the net income of $852,000 for the same period and adding to it the depreciation expense of $6,000 for the same period.

     Industry analysts generally consider FFO to be an appropriate measure of the performance of a REIT. The Company believes that in order to facilitate a clear understanding of the operating results of the Company, FFO should be examined in conjunction with the Company's net income as presented in the Selected Financial Data and Consolidated Financial Statements and Notes thereto included elsewhere herein.

     The Company's computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

YEAR 2000

     The Company relies upon the computer software programs and operating systems of the Manager and its affiliates as well as the Company's borrowers and lessees and third-party payors. The Company has been advised by the Manager that the Manager has implemented a program designed to ensure that all software used by the Manager and its affiliates in connection with their services for the Company will manage and manipulate data involving transition of dates from 1999 to 2000 without functional or data abnormality and without inaccurate results related to such data. The Company does not anticipate that the execution of this program will have a material effect on its operating results. However, the Company does not know whether its existing or prospective borrowers and lessees and their respective third-party payors have implemented programs designed to ensure that all software used will manage and manipulate data involving the transition of dates from 1999 to 2000 without functional or data abnormality and without inaccurate results relating to such data. Disruption of the computerized billing and collection systems of the Company's borrowers and lessees or their respective third-party payors could result in material reductions in income to the Company's borrowers and lessees, which could cause defaults under the Company's leases and/or mortgage loans and could have an adverse effect on the Company. The Company is in the process of developing a contingency plan for any disruption in the computerized billing and collection systems of the Company's borrowers, lessees or their respective third-party payors, and the Company expects to have such a contingency plan in place by mid-1999.

INFLATION

     The Company's investments generally contain provisions which mitigate the adverse impact of inflation. In certain instances, both leases and loans provide for periodic rent increases and interest rate increases, respectively, in the forms of fixed increases and/or indexation to the CPI. In addition, under the equity investment program, leases initiated under sale leaseback transactions require the lessee to pay all operating costs and expenses including repairs, maintenance, real property taxes, assessments, utilities, and insurance, thereby substantially reducing the Company's exposure to increases in costs and operating expenses resulting from inflation. Also, under the equity investment program, leases in connection with medical office buildings generally contain provisions whereby certain common area and other expenses are payable by the various tenants.

     Loans, both under the Permanent Mortgage Loan Program and under the Other Real Estate Secured Debt Program generally bear interest at fixed rates, and as explained above, in certain instances, contain provisions that provide for rate increases. However, the yield of such instruments may not positively correlate with changes in interest rates. See "Risk Factors."

                        OPERATING PARTNERSHIP AGREEMENT

     The following summary of the Operating Partnership Agreement, including the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT

     The Operating Partnership has been organized as a Delaware limited partnership pursuant to the terms of the Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"). The Company, as the sole general partner of the Partnership, has exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, and the limited partners have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. However, any amendment to the Operating Partnership Agreement that would (i) adversely affect operation of the Conversion Factor or the Redemption Rights (as hereinafter defined), (ii) adversely affect the limited partners' rights to receive cash distributions, except in the case of the issuance of additional Partnership Units, (iii) alter the Operating Partnership's allocations of income or loss, except in the case of the issuance of additional Partnership Units, (iv) impose on the limited partners any obligations to make additional contributions to the capital of the Operating Partnership, or (v) alter the rights respecting transfer by a limited partner of a partnership interest, or any of the rights set forth in (i) through (v) above, requires the consent of limited partners (other than the Initial Limited Partner) holding more than two-thirds of the Partnership Units.

TRANSFERABILITY OF INTERESTS

     The Company may not transfer all or any portion of its general interest in the Operating Partnership or withdraw as general partner except pursuant to: (i) a merger, consolidation or other combination or sale of substantially all of the Company's assets in which either (x) consent of limited partners (other than the Initial Limited Partner) holding more than 50% of the Partnership Units is obtained, (y) limited partners receive an amount equal to the product of the Conversion Factor and the greatest amount paid to a holder of Common Stock in consideration for one share of Common Stock in the transaction, or (z) the Company is the surviving entity and either holders of Common Stock do not receive cash, securities or other property in the transaction or all limited partners (other than the Initial Limited Partner) receive no less than the product of the Conversion Factor and the greatest amount received by any holder of the Common Stock; (ii) a merger or consolidation with another entity in which
(x) substantially all of the assets of the successor or surviving entity are contributed to the Operating Partnership in exchange for Partnership Units and
(y) the successor or surviving entity expressly agrees to assume all of the Company's obligations under the Operating Partnership Agreement; or (iii) a transfer to a wholly owned subsidiary of the Company or to the owner of all of the ownership interests in the Company. With certain limited exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the Company, which consent the Company may withhold in its sole discretion. The Company may not consent to any transfer that would cause the Operating Partnership to be treated as a corporation for federal income tax purposes.

CAPITAL CONTRIBUTION

     The Company intends to eventually contribute to the Operating Partnership substantially all of the net proceeds of the Offering (or assets acquired with such proceeds) in exchange for partnership units in the Operating Partnership. However, the Company has the option to defer investment of the proceeds in the Operating Partnership, in order to avoid classification of the Operating Partnership as an "investment company" within the meaning of Sections 721(b) and 351(e)(1) of the Code, until such time as the Company has identified properties to be acquired by the Operating Partnership. Although the Operating Partnership may receive all or a portion of the net proceeds of the Offering, the Company will be deemed to have made a capital contribution to the Operating Partnership in the amount of the gross proceeds of the Offering, or the portion thereof contributed to the Operating Partnership, and the Operating Partnership will be deemed simultaneously to have paid the underwriters' discount and other expenses paid or incurred in connection with the Offering, or a portion thereof. The Operating Partnership Agreement provides that if the Company determines that it is in the best interest of the Operating Partnership to provide for additional funds for any partnership purpose, the Company may cause the Operating Partnership to obtain such funds from outside borrowings or elect to provide such funds to the Operating Partnership through loans or otherwise. The Company is authorized under the Operating Partnership Agreement to cause the Operating Partnership to issue partnership interests for less than fair market value if the Company has concluded in good faith that such issuance is in the best interest of the Company and the Operating Partnership. Under the Operating Partnership Agreement, the Company may contribute the proceeds of any offering by the Company of Common Stock as additional capital to the Operating Partnership subject to the requirement that capital contributions by the Company to the Operating Partnership be made in a manner, to the extent possible, to avoid classification of the Operating Partnership as an "investment company" for federal income tax purposes. Upon such contribution, the Company will receive additional Partnership Units and the Company's percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by the Company. In addition, if the Company contributes additional capital to the Operating Partnership, the Company will revalue the property of the Operating Partnership to its fair market value (as determined by the Company) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

REDEMPTION RIGHTS

     Pursuant to the Operating Partnership Agreement, the limited partners have redemption rights ("Redemption Rights") that enable them to cause the Operating Partnership to redeem their Partnership Units for cash, or at the option of the Company, shares of Common Stock. At the option of the Company, the redemption price will be paid in cash or the exercise of the Redemption Rights refused in the event that the issuance of shares of Common Stock to the redeeming limited partner (the "Redeeming Partner") would (i) result in any person owning, directly or indirectly, shares of Common Stock in excess of the Ownership Limitation, (ii) result in shares of beneficial interest of the Company being owned by fewer than 100 persons (determined without reference to any to rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's, the Operating Partnership's or a subsidiary partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of shares of Common Stock by such Redeeming Partner to be "integrated" with any other distribution of shares of Common Stock for purposes of complying with the Securities Act. The Redemption Rights may be exercised by the limited partners at any time beginning after May 5, 1999, provided that the ability of the limited partners to exercise their redemption rights may be further restricted if, in the opinion of counsel, the restrictions are necessary in order to avoid the Operating Partnership being classified as a "publicly traded partnership" under Section 7704 of the Code. In addition, each limited partner may not exercise the Redemption Rights for less than 1,000 Partnership Units or, with respect to any limited partner holding less than 1,000 Partnership Units, all of the Partnership Units held by such limited partner. The number of shares of Common Stock issuable upon exercise of the Redemption Rights will be based upon a Conversion Factor, that initially will equal 1.0, but which will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the limited partners or the stockholders of the Company.

OPERATIONS

     The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

     In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, once fully funded, the Operating Partnership will pay all administrative costs and expenses of the Company (collectively, the "Company Expenses") and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include, without limitation, the following: (i) all expenses relating to the formation and continuity of existence of the Company and any subsidiaries thereof; (ii) all expenses relating to the public offering and registration of securities by the Company; (iii) costs and expenses associated with any repurchase of any securities by the Company; (iv) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, including filings with the Commission; (v) all expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange; (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the Company; (vii) costs and expenses incurred by the Company relating to any issuance or redemption of Partnership Units; (viii) costs and expenses associated with management of the Company by the Manager; and (ix) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Operating Partnership, including fees and other amounts paid pursuant to the Management Agreement.

DISTRIBUTIONS

     The Operating Partnership Agreement requires the Operating Partnership to distribute cash on a quarterly (or, at the election of the Company, more frequent) basis, in amounts determined by the Company in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. The Operating Partnership Agreement requires that the Company use its reasonable discretion to distribute an amount on a quarterly (or more frequent) basis so that each limited partner receives a cash amount equal in value to the aggregate cash dividends that would have been payable to such limited partner in the event that such limited partner owned shares of Common Stock; provided however, that in the event that the Company and its subsidiaries own fewer Partnership Units than the number of outstanding shares of Common Stock, then all distributions will be paid first to those limited partners that are not subsidiaries of the Company. Until such time as the Operating Partnership is fully funded, the Company may be required to make additional contributions to the Operating Partnership in order to enable the Operating Partnership to make distributions in the required amounts to such limited partners. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances.

ALLOCATIONS

     Subject to compliance with the provisions of Section 704(b) and (c) of the Code and Treasury Regulations promulgated thereunder, income, gain and loss of the Operating Partnership for each fiscal year generally will be allocated among the partners, proportionately, so that each partner has been allocated income or profit in an amount equal to the cumulative distributions received by each partner, and loss shall be allocated to the partners in accordance with their respective interests in the Operating Partnership. Any income or gain in excess of the cumulative distributions of the Operating Partnership shall be allocated in accordance with the partners' respective interests in the Operating Partnership. Notwithstanding the foregoing, in the event of a sale or other disposition of all or substantially of the Operating Partnership's assets, any income, gain or loss shall be allocated in a manner that causes each capital account to equal zero after the distribution of proceeds to the partners from such sale or other disposition. Any difference between the amount of income, gain or loss required to reduce each partner's capital account to zero and the actual amount of income, gain or loss resulting from such a sale or other disposition is generally allocated to the partners in accordance with their respective interests in the Operating Partnership.

TERM

     The Operating Partnership will remain in existence until December 31, 2098, or until sooner dissolved upon (i) the occurrence of an Event of Bankruptcy (as defined in the Operating Partnership Agreement) as to the Company or the dissolution, death, removal or withdrawal of the Company as general partner (unless the business of the Operating Partnership is continued), (ii) the passage of 90 days after the sale or other disposition of all or substantially all of the Operating Partnership's assets, or (iii) at any time after June 5, 1999, the election by the Company to dissolve the Operating Partnership.

FIDUCIARY DUTY

     The Operating Partnership Agreement provides that in the event of a conflict between the interests of the Company's stockholders on the one hand and the Operating Partnership's limited partners on the other, the Company shall endeavor to resolve the conflict in a manner not adverse to either the Company's stockholders or the Operating Partnership's limited partners. For so long as the Company, as general partner, owns a controlling interest in the Operating Partnership, any such conflict that the Company determines cannot be resolved in a manner not adverse to either the Company's stockholders or the Operating Partnership's limited partners shall be resolved in the favor of the Company's stockholders.

PREEMPTIVE RIGHTS

     None of the limited partners nor any other person shall have any preemptive, preferential or other similar right to make additional capital contributions or loans to the Operating Partnership, or to purchase additional Partnership Units to be issued by the Operating Partnership.

TAX MATTERS

     Pursuant to the Operating Partnership Agreement, the Company is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a summary of the Policies, which set forth the general parameters for the Company's investments, borrowings and operations. The Policies may be changed by the Board of Directors without a vote of the stockholders. The Manager is empowered to make the day-to-day investment decisions of the Company based on the Policies. Such investment decisions will include decisions to issue commitments on behalf of the Company to purchase mortgage loans, healthcare facilities and other assets meeting the investment criteria of the Company. The Independent Directors will review all transactions of the Company on a quarterly to ensure compliance with the Policies. The Independent Directors are expected to rely substantially on information and analysis provided by the Manager to evaluate the Policies, compliance therewith and other matters relating to the Company's investments.

     The Company intends to invest in a variety of healthcare facilities, including nursing facilities, assisted living facilities, medical office buildings, acute care hospitals, mental health facilities, rehabilitation hospitals, retirement living facilities, CCRCs and out-patient service centers. The Company's investments may be structured using various types of mortgage loans, purchase leaseback transactions, joint ventures and partnerships, or any combination of the foregoing that will best suit the particular investment.

INVESTMENT POLICIES

     The Company, in consultation with the Manager, may establish underwriting criteria for evaluating potential investments and, if such underwriting criteria are established, the Company, in consultation with the Manager, may modify such underwriting criteria at any time and from time to time. The Company's policy generally is to offer a price for each asset that it contemplates acquiring not greater than the price that the Manager estimates to be sufficient to generate an acceptable risk-adjusted return to the Company from the acquisition of that asset.

     In evaluating potential investments, the Company will consider such factors as (i) the type of facility, (ii) the location, construction quality, condition and design of the facility, (iii) the facility's current and anticipated cash flow and its adequacy to meet operational needs and lease obligations or debt service obligations, (iv) the quality and reputation of the facility's owner or operator, (v) the growth, tax and regulatory environments of the communities in which the facilities are located, (vi) the occupancy and demand for similar facilities in the area surrounding the facility, and (vii) the reimbursement policies and plans of the state in which the facility is located. The Company prefers to invest in facilities that have a significant market presence in the community and where state licensing procedures limit the entry of competing facilities.

     Prior to every investment, the Manager or an affiliate will conduct a facility site review to access the general physical condition of the facility and the quality of care the operator provides. In addition, the Manager or an affiliate will review the environmental reports, real estate survey and financial statements of the facility before the investment is made.

     Although the Company intends to diversify its portfolio over the long term by type of facility, there are no limitations on the amount or percentage of the Company's total assets that may be invested in any one facility or type of facility.

FINANCING POLICIES

     The Company expects to enter into the Repurchase Facility with MLMCI. Although structured as a sale and repurchase obligation, the proposed Repurchase Facility would effect a financing under which the Company pledges mortgage loans as collateral to secure advances made by MLMCI to the Company. The maximum amount that may be advanced to the Company under the proposed Repurchase Facility is $150 million.

     The Company may incur indebtedness when, in the opinion of the Board of Directors, it is advisable. The Company may incur indebtedness to make investments in additional facilities or to meet the distribution requirements imposed upon REITs under the Code (see "Taxation of the Company -- Requirements for Qualification"). For short-term purposes, the Company may, from time to time, negotiate lines of credit, or arrange for other short-term borrowings from banks or otherwise. The Company may also arrange for long-term borrowings through public offerings or from institutional investors.

     In addition, the Company may incur mortgage indebtedness on real estate which it has acquired through purchase, foreclosure or otherwise. The Company may also obtain mortgage financing for unleveraged or underleveraged properties in which it has invested or may refinance properties acquired on a leveraged basis. There is no limitation on the number or amount of mortgages which may be placed on any one property, and the Company has no policy with respect to limitations on borrowing, whether secured or unsecured.

POLICIES WITH RESPECT TO CERTAIN OTHER ACTIVITIES

     The Company currently does not intend to invest in the securities of other issuers for the purpose of exercising control, to issue any series of senior securities, to underwrite securities of other issuers, to offer securities in exchange for property (other than the exchange of limited partnership interests in the Operating Partnership for properties in the Company's Equity Investment Program). The Company may repurchase or otherwise reacquire shares of its Common Stock when, in the opinion of the Board of Directors, it is advisable.

POLICIES WITH RESPECT TO INTERESTED DIRECTORS

     William E. Shine, a director of the Company, is an officer of GMACCM. The Company has purchased and expects to purchase mortgage loans from time to time from GMACCM pursuant to the GMACCM Agreement. In addition, Joshua B. Gillon, a director of the Company, will be paid a finder's fee with respect to the Repurchase Facility. The Company's policies require Mr. Shine and Mr. Gillon to abstain from voting as a member of the Board of Directors on matters relating to GMACCM or the Repurchase Facility, respectively.

POLICIES WITH RESPECT TO TRANSACTION APPROVAL REQUIREMENTS

     The Board of Directors has established the following policies regarding approval requirements for certain types of transactions.

     The following transactions require approval of Board of Directors: (i) mortgage loans where the principal amount thereof exceeds 20% of the Company's total assets; (ii) purchase leaseback transactions which are in the nature of financing transactions (i.e., a triple net lease) and where the purchase price exceeds 20% of the Company's total assets; (iii) mortgage loans or purchase leaseback transactions involving a triple net lease, regardless of the amount involved, if the amount of the loan or purchase price would cause loans or leases to a single borrower/lessee (or to a group of related parties or parties under common control) to exceed 25% of the Company's total assets; (iv) a real estate purchase of $10 million or more (e.g., of a medical office building, hospital, etc.), even if a triple net lease is contemplated; (v) extension or commitment of a line of credit exceeding 20% of the Company's total assets to a single borrower or 25% in the aggregate to related parties or parties under common control; and (vi) any transaction involving the purchase or assumption (or take out) by the Company of a transaction originated and initially closed by HCFP or an affiliate of HCFP and in such instance requires approval of the Independent Directors (a majority of those persons and unanimity among all Independent Directors who considered the matter). Certain permanent mortgage loans which fully meet certain specified criteria established by the Independent Directors do not require submission to the Board of Directors for approval, nor approval by Independent Directors even where such mortgage loan is used to take out or refinance debt owed to HCFP or an affiliate of HCFP.

     Transactions not requiring approval of Board of Directors include: (i) certain permanent mortgage loans which fully meet certain specified criteria, which require approval only of the Credit Committee; (ii) other mortgage loans (other than those within (vi) above) and real estate acquisitions and purchase leaseback transactions below the thresholds set forth above require approval only of the Credit Committee; and (iii) in some instances, particularly where requested or required by the borrower/seller/lessee, transactions not requiring approval of the Board of Directors may be submitted to the Executive Committee for approval.

POLICIES WITH RESPECT TO INTERCREDITOR ARRANGEMENTS

     The Company's policies require that the Company and HCFP enter into an intercreditor agreement in situations where loans of the Company and HCFP are made to the same borrower. These intercreditor agreements will provide that all of the Company's rights will be (x) senior to the rights of HCFP with respect to collateral consisting of interests in real estate (including fixtures) and related proceeds; and (y) subject and subordinate to the rights of HCFP with respect to the following collateral: (i) all of the borrower's owned and after-acquired accounts receivable (the "Receivables"), and any contract rights with respect to the Receivables; (ii) all of the borrowers owned and after-acquired general intangibles relating to the Receivables and other rights to payment for delivery of medical and other goods and services; (iii) all of borrower's property at any time in the possession of or under the control of HCFP or a bailee or affiliate of HCFP pursuant to the terms of the loan and security agreement or agreements between HCFP and the borrower; and (iv) the proceeds of any or all of the foregoing. See "Conflicts of Interest."

     The Company may change its policies in connection with any of the foregoing without the approval of the stockholders.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of July 31, 1998, assuming the exercise of each of the Warrants, and as adjusted to reflect the completion of this Offering, by: (i) each person or entity known by the Company to own beneficially five percent or more of the outstanding Common Stock, (ii) each member of the Board of Directors of the Company, (iii) each executive officer of the Company, and (iv) all executive officers of the Company and all members of the Board of Directors as a group. Unless otherwise indicated, the business address of the stockholders listed below is that of the Company's principal executive offices. Except as indicated in the footnote to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned. The following information was determined in accordance with Rule 13d-3 under the Exchange Act and is not designed to reflect ownership as determined under the provisions of the Code.

                                                             SHARES BENEFICIALLY   SHARES BENEFICIALLY
                                                                 OWNED PRIOR           OWNED AFTER
                                                               TO THE OFFERING        THE OFFERING
                                                             -------------------   -------------------
NAME OF BENEFICIAL OWNER                                     NUMBER(1)   PERCENT    NUMBER    PERCENT
------------------------                                     ---------   -------   --------   --------
Och-Ziff(2)................................................   870,000      10.6
Wallace Weitz & Company(3).................................   870,000      10.6
McGlinn Capital Management(4)..............................   870,000      10.6
Fleet Investment Management(5).............................   870,000      10.6
Wellington Management Company, LLP(6)......................   870,000      10.6
HealthCare Financial Partners, Inc.........................   841,665      10.3
Bricoleur Partners(7)......................................   600,000       7.4
Credit Suisse First Boston Corporation(8)..................   600,000       7.4
Farallon Capital Partners, L.P.(9).........................   350,157       4.3
Farallon Capital Institutional Partners, L.P.(9)...........   332,565       4.1
Farallon Capital Institutional Partners II, L.P.(9)........    83,447       1.0
Farallon Capital Institutional Partners III, L.P.(9).......    72,815       1.0
Tinicum Partners, L.P.(9)..................................    72,000       1.0
R.R. Capital Partners L.P.(9)..............................       408         *
Farallon Capital Management, L.L.C.(9).....................     9,000         *
John K. Delaney............................................    83,247         *
Ethan D. Leder.............................................    83,247         *
Edward P. Nordberg, Jr.....................................    83,247         *
Steve M. McGee.............................................    18,825         *
Mark H. Hamermesh..........................................    19,862         *
Steve W. Bolen.............................................     5,098         *
Thomas M. Gilmore..........................................     5,098         *
Miriam M. Leder............................................     5,098         *
Daryl McCombs..............................................     4,706         *
Daniel L. Willison.........................................         0
Donald S. Franyo(10).......................................         0
Joshua B. Gillon(11).......................................     1,111         *
Andrew Schoenfeld(12)......................................     1,274         *
William E. Shine(13).......................................         0
All present and proposed directors and executive officers
  as a group (14 persons)..................................   310,813       3.9

---------------

* Less than one percent.
 (1) Includes Warrant Shares for each stockholder, if any, which may be acquired upon the exercise of Warrants.
 (2) Och-Ziff's address is 153 East 53rd Street, 43rd Floor, New York, NY 10022.
 (3) Wallace Weitz & Company's address is 1125 South 103rd Street, Suite 600, Omaha, NE 68124.
 (4) McGlinn Capital Management's address is 850 N. Wyomissing Boulevard, Wyomissing, PA 19610.
 (5) Fleet Investment Management's address is 75 State Street, 5th Floor, Boston, MA.
 (6) Wellington Management Company, LLP ("WMC"), in its capacity as investment adviser, may be deemed to beneficially own 870,000 shares of the Common Stock. Such shares are owned by numerous investment advisory clients of WMC, none of which is known to beneficially own more than five percent of the Common Stock. WMC's address is 75 State Street, 19th Floor, Boston, MA 02109.
 (7) Bricoleur Partners' address is 8910 University Center Lane, Suite 570, San Diego, CA 92122.
 (8) Credit Suisse First Boston Corporation's address is c/o Credit Suisse First Boston, 11 Madison Avenue, New York, NY 10010.
 (9) Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P. and R.R. Capital Partners, L.P. (collectively, the "Farallon Partnerships") each directly holds the shares listed opposite its name. As the general partner of each of the Farallon Partnerships, Farallon Partners, L.L.C. ("FPLLC") may be deemed to own beneficially, for purposes of Rule 13d-3 under the Exchange Act, the 911,057 shares held by the Farallon Partnerships. By virtue of an investment management agreement between Farallon Capital Management, L.L.C., a registered investment adviser ("FCMLLC"), and a managed account, FCMLLC may be deemed the beneficial owner, for purposes of Rule 13d-3 under the Exchange Act, of the 9,000 shares held, in aggregate, by such account. As the managing members of FPLLC, each of Enrique H. Boilini, David I. Cohen, Joseph F. Downes, Fleur E. Fairman, Jason M. Fish, Andrew B. Fremder, William F. Mellin, Stephen L. Millham, Meridee A. Moore and Thomas
     F. Steyer may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the 911,057 shares held, in aggregate, by the Farallon Partnerships. As the managing members of FCMLLC, each of Enrique H. Boilini, David I. Cohen, Joseph F. Downes, Jason M. Fish, Andrew B. Fremder, William F. Mellin, Stephen L. Millham, Meridee A. Moore and Thomas
     F. Steyer may, for purposes of Rule 13d-3 under the Exchange Act, be deemed the beneficial owner of the 9,000 shares held in such account managed by FCMLLC. Each of FCMLLC and FPLLC, and each managing member thereof, disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution. The foregoing is based solely upon information furnished to the Company by the Farallon Partnerships and FCMLLC. The address of the Farallon Partnerships is One Maritime Plaza, Suite 1325, San Francisco, CA 94111.
(10) Mr. Franyo's address is 12514 Perryfield Lock Road, Potomac, MD 20854.
(11) Includes 555 shares owned by the spouse of Mr. Gillon.
(12) Mr. Schoenfeld's address is 207 West 106th Street, Apartment 17D, New York, NY 10025.
(13) Mr. Shine's address is c/o GMACCM, 2200 Woodcrest Place, Suite 305, Birmingham, AL 35209.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Charter provides that the Company may issue up to 500,000,000 shares of capital stock, all of which shall initially be classified as Common Stock ($0.0001 par value). The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock. Upon completion of the Offering, shares of Common Stock will be issued and outstanding, and shares of Common Stock will be reserved for issuance upon exercise of options and the Warrants, and no preferred stock will be issued and outstanding.

COMMON STOCK

     All outstanding shares of Common Stock will be duly authorized, fully paid and nonassessable upon the Closing. Subject to the preferential rights of any other shares or series of shares of capital stock, holders of Common Stock are entitled to receive non-cumulative dividends if and when authorized and declared by the Board of Directors out of assets legally available therefore and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company intends to pay quarterly dividends.

     Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of capital stock, the holders of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means in all elections of directors, each holder of Common Stock has the right to cast one vote for each share of stock for each candidate. For a discussion of the voting rights of holders of the Common Stock, including the provisions specifying the vote required by security holders to take action, see "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

     No holder of any Common Stock shall have any preemptive right to subscribe for a purchase any stock or other securities of the company other than such, if any, as the Board of Directors, in its sole discretion, may determine.

     Certain provisions of the Charter and Bylaws and certain provisions of Maryland law could have the effect of delaying, deferring or preventing a change in control of the Company. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

PREFERRED STOCK

     The Charter authorizes the Board of Directors to classify and reclassify unissued capital stock into shares of preferred stock ("Preferred Stock") of one or more series without the approval of the stockholders. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of the holders of Common Stock. The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then market price of such shares of Common Stock. As of the date hereof, no shares of Preferred Stock are outstanding and the Company has no current plans to issue Preferred Stock.

WARRANTS

     The Warrants were issued pursuant to a warrant agreement (the "Warrant Agreement") dated as of the closing of the Private Placement between the Company and the warrant agent (the "Warrant Agent"). The Bank of New York acts as Warrant Agent. The following is a brief summary of certain provisions of the Warrant Agreement and does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement including the definitions therein of certain terms used below.

     Each Unit consists of five shares of Common Stock and one Warrant. Each Warrant, when exercised, will entitle the holder thereof to receive one share of Common Stock. The Warrants will not become detachable from shares of Common Stock until November 5, 1998. Prior to automatic separation of the related Warrant, the Units will be represented by the Common Stock, which will bear an endorsement representing beneficial ownership of the related Warrants on deposit with the Warrant Agent as custodian for the registered holders of the Common Stock. Prior to automatic separation, transfer of a share of Common Stock will also constitute transfer of a holder's beneficial interest in the related Warrant.

     The Warrants will become exercisable on November 5, 1998 and will remain exercisable until 5:00 p.m. New York City Time on April 29, 2001 (the "Expiration Date") at an initial exercise price per Warrant Share equal to $20.00 and will be subject to certain anti-dilution protection.

     No fractional shares of Common Stock will be issued upon exercise of the Warrants. The holders of the Warrants have no right to vote on matters submitted to the stockholders of the Company and have no right to receive dividends. The holders of the Warrants not yet exercised are not entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the affairs of the Company.

     The exercise price of the Warrants will be appropriately adjusted if the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or makes certain other dividends or distributions on its Common Stock (other than cash dividends out of funds legally available therefor), (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) issues by reclassification of its Common Stock any other shares of its capital stock.

     In case of certain consolidations or mergers of the Company, or the liquidation of the Company or the sale of all or substantially all of the assets of the Company to another person or entity, each Warrant will thereafter be deemed exercised for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale ha the Warrants been exercised immediately prior thereto, less the exercise price.

RESTRICTIONS ON TRANSFER

     Restrictions under Charter. For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of the Company's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than its 1998 taxable year), and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than its 1998 taxable year). See "Federal Income Tax Considerations -- Requirements for Qualification."

     Because the Board of Directors believes it is essential for the Company to continue to qualify as a REIT, the Charter, subject to certain exceptions and waivers described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the number of outstanding shares of Common Stock or of any series of Preferred Stock (the "Ownership Limitation").

     Subject to certain exceptions described below, the Charter provides that any purported transfer of shares of Common Stock or Preferred Stock (or certain other events) that would (i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limitation,

(ii) result in the shares of Common Stock or Preferred Stock, collectively, being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of section 856(d)(2)(B) of the Code or (v) result in such shares being owned by a disqualified organization, (each of the foregoing shall be referred to herein as a "Prohibited Transfer Event"), shall be void ab initio as to the transfer of that number of shares that would otherwise be beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock. For purposes of the foregoing, a "Disqualified Organization" means (A) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentally of the foregoing, (B) any organization (other than a cooperative described in section 521 of the Code) which is exempt from tax unless such organization is subject to the tax imposed by section 511 of the Code and (C) any organization described in section 1381(a)(2)(C) of the Code.

     The Board of Directors may, however, exempt a person from the Ownership Limitation upon receipt of a satisfactory ruling from the Service or an opinion of counsel, provided that (i) the Board of Directors obtains such representations and undertakings from such person as are reasonably necessary to ascertain that no individual's beneficial or constructive ownership of Common Stock will result in the Company being "closely held" within the meaning of
Section 856(h) of the Code or cause the Company to constructively own 10% or more of the interests in a tenant of the real property of the Company, the Operating Partnership or a subsidiary, within the meaning of Section 856(d) (2)
(B) of the Code, and (ii) such person agrees in writing that any violation or attempted violation will result in such transfer becoming a transfer to the Trust (as defined below).

     If there is a Prohibited Transfer Event, except as described below, the purported transferor shall cease to own any right or interest in the number of shares that would otherwise be transferred and such shares will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Trust") effective on the day before the purported transfer of such shares of Common Stock or Preferred Stock. The record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of shares of Common Stock or Preferred Stock to the Company for registration in the name of the Trust. The trustee of the Trust (the "Trustee") will be designated by the Company, but will not be affiliated with the Company. The beneficiary of the Trust (the "Beneficiary") will be one or more charitable organizations that are named by the Company.

     Shares-in-Trust will remain issued and outstanding shares of Common Stock or Preferred Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the Beneficiary. The Trustee will vote all Shares-in-Trust. The Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Trust.

     The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Trustee the lesser of (i) the price per share such Prohibited Owner paid for the shares of Common Stock or Preferred Stock that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) or (ii) the price per share received by the Trustee from the sale of such Shares-in-Trust. Any amounts received by the Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

     The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-

Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust or (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

     "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last reported price on any national securities exchange on which the Common Stock is then listed or if the Common Stock is not listed on a national securities exchange, shall mean the average of the high bid and low asked prices in the over-the-counter market, as last reported by The Nasdaq Stock Market, or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Common Stock selected by the Board of Directors. "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     Any person who acquires or attempts to acquire shares of Common Stock or Preferred Stock in violation of the foregoing restrictions, or any person who owned shares of Common Stock or Preferred Stock that were transferred to a Trust, will be required (i) to give immediate written notice to the Company of such event and (ii) to provide to the Company such other information as it may request in order to determine the effect, if any, of such transfer on the Company status as a REIT.

     All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding shares of Common Stock or Preferred Stock must, within 30 days after January 1 of each year, provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of Common Stock or Preferred Stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to insure compliance with the Ownership Limitation.

     The Ownership Limitation generally will not apply to the acquisition of shares of Common Stock or Preferred Stock by an underwriter that participates in a public offering of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Directors may direct, may exempt a person from the Ownership Limitation under certain circumstances. The foregoing restrictions will not be removed until the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT and there is an affirmative vote of two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class at a regular or special meeting of the stockholders of the Company.

     All certificates representing shares of Common Stock or Preferred Stock will bear a legend referring to the restrictions described above.

     The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

DIVIDEND REINVESTMENT PLAN

     The Company may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in the Common Stock. Details about any such plan would be sent to the Company's stockholders following adoption thereof by the Board of Directors.

REPORTS TO STOCKHOLDERS

     The Company will furnish its stockholders with annual reports containing information regarding the business and performance of the Company, including audited financial statements certified by independent public accountants and distribute quarterly reports containing unaudited financial information for each of the first three quarters of the year.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is The Bank of New York. The Bank of New York also serves as Warrant Agent.

                       CERTAIN PROVISIONS OF MARYLAND LAW
                    AND OF THE COMPANY'S CHARTER AND BYLAWS

     The Company believes that the following is a summary of the material provisions of Maryland law and of the Charter and Bylaws. Such summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Charter and Bylaws. Certain provisions of Maryland law and the Charter and Bylaws are described elsewhere in this Prospectus.

BOARD OF DIRECTORS

     The Bylaws provide that the number of Directors of the Company may be increased or decreased by the Board of Directors but may not be fewer than the minimum number required by Maryland law nor more than nine. Any vacancy on the Board of Directors may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of Directors may be filled by a majority of the entire Board of Directors.

     The Company's Charter provides that a director may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of all of the votes ordinarily entitled to be cast in the election of directors voting together as a single class.

     The Charter provides for a Board of Directors divided into three classes of directors serving staggered three-year terms. The classification of directors has the effect of marking it more difficult for stockholders to change the composition of the Board of Directors in a short period of time. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. See "Management of the Company -- Directors and Executive Officers."

AMENDMENT

     The Company reserves the right from time to time to make any amendment to its Charter now or hereafter authorized by law, including any amendments which alter the contract rights as expressly set forth in the Charter of any shares of outstanding stock, provided that no such amendment which changes the terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the outstanding shares entitled to vote thereon. The Charter provides that provisions relating to the Company's election to be taxed as a REIT, approval of certain matters by the Independent Directors, dissolution of the Company and certain restrictions on the transferability of Common Stock or Preferred Stock cannot be amended without the affirmative vote of at least two-thirds of all of the votes ordinarily entitled to be cast in the election of directors voting together as a single class. The Bylaws may be amended by the Board of Directors or by the affirmative vote of at least two-thirds of all of the votes ordinarily entitled to be cast in the election of directors voting together as a single class. The Charter provides that any amendment of its provisions relating to indemnification of officers and directors shall not retroactively affect any act or failure to act that occurred prior to the amendment.

BUSINESS COMBINATIONS

     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least
(a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

CONTROL SHARE ACQUISITIONS

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. The Charter and Bylaws do not approve any such acquisition or exempt any acquisition from the control share acquisition statute.

OPERATIONS

     The Company is generally prohibited from engaging in certain activities and acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a REIT.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Bylaws provide (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by such stockholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders, and nominations of persons for election to the Board of Directors may be made only
(i) pursuant to the Company's notice of meeting, (ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of the Common Stock. Powell, Goldstein, Frazer & Murphy LLP has acted as counsel to the Company, has reviewed this summary and has rendered an opinion that the descriptions of the law and the legal conclusions contained herein are correct in all material respects, and the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to the Company and a holder of the Common Stock. The discussion contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

     The statements in this discussion and the opinion of Powell, Goldstein, Frazer & Murphy LLP are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

     EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     The Company has made an election to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its taxable year ending on December 31, 1998.

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

     Powell, Goldstein, Frazer & Murphy LLP has acted as counsel to the Company in connection with the Offering and the Company's election to be taxed as a REIT. In the opinion of Powell, Goldstein, Frazer & Murphy LLP, assuming that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by the Company in a timely fashion, commencing with the Company's taxable year ending December 31, 1998, the Company will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and the Company's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that Powell, Goldstein, Frazer & Murphy LLP's opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties and the future conduct of its business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Considerations" and are set out in the federal income tax opinion that will be delivered by Powell, Goldstein, Frazer & Murphy LLP at the closing of the Offering. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating results, asset ownership, distribution levels, and stock ownership, the various qualification tests imposed under the Code discussed below. Powell, Goldstein, Frazer & Murphy LLP will not review the Company's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "-- Failure to Qualify."

     If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its stockholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. However, stockholders are entitled to an income tax credit for their proportionate share of any tax paid with respect to long-term capital gain as designated by the Company. In addition, each stockholder's basis in the Common Stock is increased by such stockholder's proportionate share of the Company's undistributed capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions, (which includes, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a tax equal to 100% of such net income. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the Corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then the Company will be subject to tax at the highest regular corporate rate applicable to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time as provided in Treasury Regulations that have not yet been promulgated). The tax described above that is imposed on "built-in-gains" assumes that the Company will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. Finally, the Company will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion derived by the Company from REMIC Residual Interests equal to the percentage of the stock of the Company held by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). Any such tax on the portion of any Excess Inclusion allocable to stock of the Company held by a Disqualified Organization will reduce the cash available for distribution from the Company to all stockholders.

REQUIREMENTS FOR QUALIFICATION

     The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. Conditions (i) to (iv), inclusive, must be met during the entire taxable year and condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. Prior to 1998, a REIT that failed to comply with certain regulations regarding condition (v) was subject to disqualification as a REIT. Recent legislative changes now impose a $25,000 penalty ($50,000 for intentional violations) for failing to comply with the ownership recordkeeping regulations, instead of a loss of the REIT's special tax status. See "-- Recordkeeping Requirements." Finally, for purposes of determining stock ownership under the 5/50 Rule set forth in condition (vi), a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actual interests in such trust for purposes of the 5/50 Rule.

     The Company anticipates issuing sufficient Common Stock with sufficient diversity of ownership pursuant to the Offering to allow it to continue to satisfy requirements (v) and (vi). In addition, the Charter provides for restrictions regarding the transfer of the Common Stock that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. See "Description of Capital
Stock -- Restrictions on Transfer."

     The Company has established a wholly-owned subsidiary, HCFP Limited, Inc., to hold all of its limited partnership interests in the Operating Partnership. In addition, the Company anticipates that it may establish and acquire all of the stock of one or more corporate subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which has been held by the REIT at all times during the period such corporation was in existence. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of the Company.

     The Company also has decided that, in the future, all or a portion of its operations will be carried on through an operating partnership. Accordingly, the Company has organized the Operating Partnership and currently owns (directly and indirectly) 100% of its Partnership Units. Pursuant to Treasury Regulations effective January 1, 1997 relating to entity classification (the "Check-the-Box Regulations"), an unincorporated entity that has two or more owners and that does not elect to be classified as a corporation is classified as a partnership for federal income tax purposes. The Company intends that the Operating Partnership will be characterized as a partnership for federal income tax purposes, and has represented that the Operating Partnership will not elect to be treated as an association taxable as a corporation under the "Check-the-Box" Regulation.

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. If formed, when the operating partnership admits a partner other than the Company or a qualified REIT subsidiary of the Company, the Company's proportionate share of the assets and gross income of the operating partnership will be treated as assets and gross income of the Company for purposes of applying the requirements described herein.

     Income Tests. In order for the Company to qualify and to maintain its qualification as a REIT, two requirements relating to the Company's gross income must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property, mortgages on real property, or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application of these tests to the Company is discussed below.

     The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT.

     Interest on obligations secured by mortgages on real property or on interests in real property is qualifying income for purposes of the 75% gross income test. Any amount includible in gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if the Company held such assets), the Company will be treated as receiving directly its proportionate share of the income of the REMIC. In addition, if the Company receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date the Company purchased the mortgage loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause the Company to recognize income that is not qualifying income for purposes of the 75% gross income test.

     Most of the income that the Company recognizes with respect to its investments in mortgage loans will be qualifying income for purposes of both the 75% and 95% gross income tests. In some cases, however, the loan amount of a mortgage loan may exceed the value of the real property securing the loan, which will result in a portion of the income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. The Company also may originate or acquire construction loans or mezzanine loans that have shared appreciation provisions. To the extent interest from a loan that is based on the cash proceeds from the sale of property constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests. In addition, the Company may be required to recognize income from a shared appreciation provision over the term of the related loan using the constant yield method pursuant to certain Treasury Regulations.

     The Company may acquire and originate mortgage loans and securitize such loans through the issuance of non-REMIC CMOs. As a result of such transactions, the Company will retain an ownership interest in the mortgage loans that has economic characteristics similar to those of a mortgage backed security. In addition, the Company may resecuritize mortgage backed securities (or non-REMIC
CMOs) through the issuance of non-REMIC CMOs, retaining an interest in the mortgage backed securities used as collateral in the resecuritization transaction. Such transactions will not cause the Company to fail to satisfy the gross income tests or the asset tests described below.

     The Company may receive income not described above that is not qualifying income for purposes of the 75% and 95% gross income tests. The Company will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with the two gross income tests.

     The rent received by the Company from the lessees of its real property ("Rent") will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or a direct or indirect owner of 10% or more of the Company, owns 10% or more of the ownership interests in such tenant, taking into account both direct and constructive ownership (a "Related Party Tenant"). Third, if Rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Company generally must not operate or manage the real property or furnish or render services to the tenants of such real property, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." A REIT is permitted to render a de minimis amount of impermissible services to tenants, or to manage or operate property, and still treat amounts received with respect to that property as rent, as long as the amount received with respect to the impermissible services or management does not exceed one percent of the REIT's gross income from the property. For these purposes, the services may not be valued at less than 150 percent of the REIT's direct cost of the services.

     The Company has represented that it will not charge Rent for any portion of any real property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts of sales, as described above) to the extent that the receipt of such Rent would jeopardize the Company's status as a REIT. In addition, the Company has represented that, to the extent that it receives Rent from a Related Party Tenant, such Rent will not cause the Company to fail to satisfy either the 75% or 95% gross income test. The Company also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause the Company to fail to satisfy either the 75% or 95% gross income test. Furthermore, as a result of restrictions on the ownership of stock in the Company, no person may own, directly or indirectly, more than 9.9% of the Company. The Company has represented that neither HCFP nor any person constructively owned by HCFP will pay any rent to the Company, so that the Company will not receive any rent from a Related Party Tenant. Finally, the Company has represented that it will not operate or manage its real property or furnish or render noncustomary services to the tenants of its real property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize the Company's status as a REIT.

     REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. The Company does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if the Company does receive any such income, the Company will make an election to treat the related property as foreclosure property. If property is not eligible for the election to be treated as foreclosure property ("Ineligible Property") because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test.

     Any net income from a prohibited transaction is subject to a tax equal to 100% of such net income. The term "prohibited transaction" generally includes a sale or other disposition of property that is held primarily for sale to customers in the ordinary course of a trade or business. Excluded generally from the definition of a "prohibited transaction" are sales of foreclosure property, sales of any property that was involuntarily converted and sales under the jurisdiction of a bankruptcy court of property subject to a shared appreciation mortgage. The Company believes that no asset owned by the Company or, if it is formed, the operating partnership, will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of the Company's or the operating partnership's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

     It is possible that, from time to time, the Company will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company enters into an interest rate swap or cap contract to hedge any variable rate indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company hedges with other types of financial instruments or in other situations, the income from those transactions also should be treated as qualifying income under the 95% (but not the 75%) gross income test so long as the transaction is entered into to reduce the interest rate risk of any qualified indebtedness incurred or to be incurred by the Company. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

     If the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and the Company anticipates that any incorrect information on the schedule will not be due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of such relief provisions. As discussed in "Federal Income Tax Considerations -- Taxation of the Company," even if such relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test.

     Asset Tests. The Company, at the close of each quarter of each taxable year, must satisfy, either directly or through partnerships in which it has an interest, two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if the Company held such assets), the Company will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest in real property" also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in any partnership and any qualified REIT subsidiary).

     The Company expects that any mortgage backed securities, real estate related assets and temporary investments that it acquires generally will be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which the Company owns an interest consists of "real estate assets" and the Company's proportionate share of those assets includes assets that are nonqualifying assets for purposes of the 75% asset test. Mortgage loans (including Construction Loans and Mezzanine Loans) also will be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property. The Company will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

     The Company anticipates that it may securitize a portion of the mortgage loans which it acquires. The securitization of the mortgage loans may be accomplished through a non-REMIC securitization, either directly or through one or more qualified REIT subsidiaries established by the Company. The securitization of the mortgage loans either directly, or through one or more qualified REIT subsidiaries, will not affect the qualification of the Company as a REIT or result in the imposition of corporate income tax under the taxable mortgage pool rules.

     If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

     Distribution Requirements. The Company, in order to avoid corporate income taxation of the earnings that it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its stockholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. However, if a REIT elects to retain and pay income tax on its long-term capital gains, the REIT stockholders include in their income as long-term capital gains their proportionate share of the long-term capital gains as designated by the REIT. The stockholder is deemed to have paid the stockholder's share of the tax which has been paid by the REIT with respect to the long-term capital gain. The stockholder can receive a refund of such tax if his or her liability is less than taxes withheld from or paid by (including the credit for the tax paid by the REIT) the stockholder. The basis of the stockholder's shares is increased by the amount of the undistributed long-term capital gains (less the amount of capital gains tax paid by the REIT) included in the stockholder's long-term capital gains. Furthermore, if the Company should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

     It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, the Company may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, loans that are "market discount bonds" (i.e., obligations with a stated redemption price at maturity that is greater than the Company's tax basis in such obligations), but not have any cash because such proceeds may be used to make non-deductible principal payments on related borrowings. Market discount income is treated as ordinary income and not as capital gain and, thus, is subject to the 95% distribution requirement. The Company also may recognize Excess Inclusion or other taxable income in excess of cash flow from REMIC Residual Interests or its retained interests from non-REMIC securitization transactions. It also is possible that, from time to time, the Company may recognize net capital gain attributable to the sale of depreciated property that exceeds its cash receipts from the sale. In addition, pursuant to certain Treasury Regulations, the Company may be required to recognize the amount of any payment to be made pursuant to a shared appreciation provision over the term of the related loan using the constant yield method. Finally, the Company may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Regulations section 1.1001-3(e)) to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds the Company's basis in the original loan. Therefore, the Company may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Stock or additional Common Stock, or through the sale of assets.

     As a result of the securitization or resecuritization of mortgage loans or other debt instruments, and the subsequent sale of the senior (or most secure) securities created in the securitization, the Company may retain subordinated securities or a residual interest in the assets being securitized on which interest or discount income will be accrued without the current payment of cash. This situation could arise because cash payments received on the assets are required to be paid to the holders of senior securitized interests. In addition, the Company would have phantom income to the extent of the market discount attributable to debt securities held by a REMIC in which the Company holds a REMIC Residual Interest. In such situations, the income related to such subordinate debt instruments will be subject to the 95% distribution requirement. In order to satisfy the REIT distribution requirements, the Company may need to distribute funds obtained through borrowing, the issuance of additional capital stock or the sale of assets. As a result, the maintenance of REIT status could affect the manner in which the REIT conducts its business operations.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

     Recordkeeping Requirements. Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, the Company must maintain certain records and request on an annual basis certain information from its stockholders designed to disclose the actual ownership of its outstanding stock. A penalty is now imposed (instead of immediate loss of REIT status) for any year in which a REIT fails to comply with regulations to ascertain its ownership. The penalty is $25,000 ($50,000 for intentional violations) for any year in which the REIT did not comply with the ownership regulations. The REIT will also be required, when requested by the IRS, to send curative demand letters. In addition, a REIT that complied with the regulations for ascertaining its ownership, and which did not know, or have reason to know, that it was so closely held as to violate the 5/50 Rule would not be treated as violating the 5/50 Rule. The Company intends to comply with such requirements.

     Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the Company's stockholders in any year in which the Company fails to qualify as a REIT will not be deductible by the Company nor will they be required to be made. In such event, to the extent of the Company's current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust or (v) certain electing trusts in existence on August 20, 1996 and treated as "U.S. persons" prior to such date. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his Common Stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Common Stock, such distributions will be included in income taxable at the maximum long-term capital gain of 20% if the Common Stock has been held more than twelve months or short-term capital gain taxable at ordinary income rates if the Common Stock had been held for one year or less, assuming the Common Stock is a capital asset in the hands of the stockholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

     Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a stockholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify stockholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

     The Company's investment in certain types of assets may cause it under certain circumstances to recognize phantom income and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if the Company receives phantom income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in the Company that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor subject to an effective income tax rate of 30% purchased a bond (other than a tax-exempt bond) with an annual interest rate of 10% for its face value, his before-tax return on his investment would be 10%, and his after-tax return would be 7%. However, if the same investor purchased stock of the Company at a time when the before-tax rate of return was 10%, his after-tax rate of return on his stock might be somewhat less than 7% as a result of the Company's phantom income. In general, as the ratio of the Company's phantom income to its total income increases, the after-tax rate of return received by a taxable stockholder of the Company will decrease. The Company will consider the potential effects of phantom income on its taxable stockholders in managing its investments.

     If the Company owns REMIC Residual Interests, it is possible that stockholders would not be permitted to offset certain portions of the dividend income they derive from the Company with their current deductions or net operating loss carryovers or carrybacks. The portion of a stockholder's dividends that would be subject to this limitation would equal his allocable share of any Excess Inclusion income derived by the Company with respect to the REMIC Residual Interests. The Company's Excess Inclusion income for any calendar quarter will equal the excess of its income from REMIC Residual Interests over its "daily accruals" with respect to such REMIC Residual Interests for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a REMIC Residual Interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the REMIC Residual Interest at the beginning of the quarter and (ii) 120% of the long-term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the REMIC Residual Interest. The adjusted issue price of a REMIC Residual Interest at the beginning of a calendar quarter equals the original issue price of the REMIC Residual Interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions to the Company with respect to the REMIC Residual Interest. To the extent provided in future Treasury regulations, the Excess Inclusion income with respect to any REMIC Residual Interests owned by the Company that do not have significant value will equal the entire amount of the income derived from such REMIC Residual Interests. Furthermore, to the extent that the Company (or a qualified REIT subsidiary) acquires or originates mortgage loans and uses those loans to collateralize one or more multiple-class offerings of mortgage backed securities for which no REMIC election is made ("Non-REMIC Transactions"), it is possible that, to the extent provided in future Treasury regulations, stockholders will not be permitted to offset certain portions of the dividend income that they derive from the Company that are attributable to Non-REMIC Transactions with current deductions or net operating loss carryovers or carrybacks. Although no applicable Treasury regulations have yet been issued, no assurance can be provided that such regulations will not be issued in the future or that, if issued, such regulations will not prevent the Company's stockholders from offsetting some portion of their dividend income with deductions or losses from other sources.

TAXATION OF STOCKHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

     In general, any gain or loss realized upon a taxable disposition of the Common Stock by a stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Stock has been held for more than one year (more than eighteen months in order to be eligible for the more favorable 10%/20% capital gains tax rate applicable to a non-corporate taxpayer) and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

     A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%, and the maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year (10% for taxpayers in the 15% ordinary income tax bracket) for sales and exchanges of assets held for more than eighteen months. (Prior to the recent enactment of the Internal Revenue Service Restructuring and Reform Act of 1998 (the "1998 Act"), the maximum tax rate on long-term capital gains applicable to non-corporate taxpayers was 28% for sales and exchanges of assets held for more than one year but not more than eighteen months and 20% (10% for taxpayers in the 15% bracket) for sales and exchanges of assets held for more than eighteen months.) Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by non-corporate taxpayers. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

     The Taxpayer Relief Act of 1997 (the "1997 Act") added provisions to the Code reducing the maximum rate on long-term capital gains of non-corporate taxpayers from 28% to 20% (10% for taxpayers in the 15% tax bracket). The lower rates generally apply to sales or exchanges of capital assets occurring after May 6, 1997. However, the reduced long-term capital gains rates are only available for sales or exchanges of capital assets held for more than 18 months (or more than 12 months if the sale or exchange occurred after May 6, 1997 and before July 29, 1997). Any long-term capital gains from the sale or exchange of depreciable real property that would be subject to ordinary income taxation (i.e., "depreciation recapture") if it were treated as personal property will be subject to a maximum tax rate of 25% instead of the 20% maximum rate for gains taken into account after July 28, 1997. Also, under the legislation, for taxable years beginning after December 31, 2000, the maximum capital gains rates for assets which are held more than 5 years are 18% and 8% (rather than 20% and 10%). These rates will generally only apply to assets for which the holding period begins after December 31, 2000.

     The Service issued a notice (Notice 97-64) that temporary regulations will be issued providing guidance to REITs as to the proper computation and reporting of capital gain eligible for the taxation at the rates set forth in the previous paragraph. The notice also provides for reporting of such gains in the interim until such temporary regulations are issued. The notice provides that for taxable years of a REIT ending on or after May 7, 1997, if a REIT designates to its shareholders that a dividend is a capital gain dividend, then the REIT also may designate the dividend as a 20% rate gain distribution, an unrecaptured section 1250 gain distribution, or a 28% rate gain distribution. If no additional designation is made regarding a capital gain dividend distributed by a REIT, the capital gain is deemed to be a 28% rate gain distribution. If a capital gain dividend is so designated by a REIT as falling in one of the three
(3) categories of capital gain for a taxable year of a shareholder ending on or after May 7, 1997), then the REIT shareholder may treat the capital gain dividend distribution so designated as: (1) long-term capital gain in the 20-percent group; (2) unrecaptured section 1250 gain in the 25-percent group; and/or (3) long-term capital gain in the 28-percent group; as the case may be. The notice also provides that the additional designations of capital gain shall be effective only to the extent certain limitations and requirements are met, including the requirement that the designations comply with the principles of Rev. Rule. 89-81, 1989-1 C.B. 226. The Company intends to provide notice to its shareholders designating any capital gain distributions as 20% rate gain distributions, unrecaptured section 1250 gain distributions, and/or 28% rate gain distributions, as the case may be, in compliance with the guidelines established in Notice 97-64, until temporary regulations are issued.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Company will report to its U.S. stockholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their nonforeign status to the Company. The Treasury Department recently finalized proposed regulations that were issued in April 1996 regarding the backup withholding rules as applied to Non-U.S. Stockholders (the "Final Regulations"). The Final Regulations would alter the current system of backup withholding compliance and would be effective for distributions made after December 31, 1999. See "-- Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7),
(9), (17) and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's stock is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's stock only if (i) the UBTI Percentage is at least 5%,
(ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's stock or (B) a group of pension trusts individually holding more than 10% of the value of the Company's stock collectively owns more than 50% of the value of the Company's stock. The Company's ownership limitations should prevent an Exempt Organization from owning more than 10% of the value of the Company's stock.

     Any dividends received by an Exempt Organization that are allocable to Excess Inclusion will be treated as UBTI. In addition, the Company will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion income derived by the Company from REMIC Residual Interests that is allocable to stock of the Company held by Disqualified Organizations. Any such tax would be deductible by the Company against its income that is not Excess Inclusion income.

     If the Company derives Excess Inclusion income from REMIC Residual Interests, a tax similar to the tax on the Company described in the preceding paragraph may be imposed on stockholders who are (i) pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITS, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in section 521 of the Code)) in which a Disqualified Organization is a record holder of shares or interests and (ii) nominees who hold Common Stock on behalf of Disqualified Organizations. Consequently, a brokerage firm that holds shares of Common Stock in a "street name" account for a Disqualified Organization may be subject to federal income tax on the Excess Inclusion income derived from those shares.

     The Treasury Department has been authorized to issue regulations regarding issuances by a REIT of multiple-class mortgage-backed securities in non-REMIC transactions. If such Treasury regulations are issued in the future allocating the Company's Excess Inclusion income from non-REMIC transactions pro rata among its stockholders, some percentage of the dividends paid by the Company would be treated as UBTI in the hands of stockholders that are Exempt Organizations. See "-- Taxation of Taxable U.S. Stockholders."

TAXATION OF NON-U.S. STOCKHOLDERS

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

     Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business (or, if an income tax treaty, to a U.S. permanent establishment), the Non-U.S. Stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a non-U.S. corporation). The

Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income (or, if an income tax treaty applies, it is effectively connected to a U.S. permanent establishment). The Treasury Department Final Regulations would modify the manner in which the Company complies with these withholding requirements.

     Any portion of the dividends paid to Non-U.S. Stockholders that is treated as Excess Inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, if Treasury regulations are issued in the future allocating the Company's Excess Inclusion income from non-REMIC transactions among its stockholders, some percentage of the Company's dividends would not be eligible for exemption from the 30% withholding tax or a reduced treaty withholding tax rate in the hands of non-U.S. Stockholders. See "-- Taxation of Taxable U.S. Stockholders."

     Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. In August 1996, the U.S. Congress passed the Small Business Job Protection Act of 1996, which requires the Company to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

     For any year in which the Company qualified as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests (which includes certain interests in real property but does not include mortgage loans or MBS) will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Non-U.S. Stockholders thus would be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Stockholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. However, because the Common Stock will be publicly traded, no assurance can be given that the Company will be or remain a "domestically controlled REIT." In addition, a Non U.S. Stockholder that owns, actually or constructively, 5% or less of the Company's stock throughout a specified "look-back" period will not recognize the gain on the sale of his stock taxable under FIRPTA if the shares are traded on an established securities market. Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S.

Stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

STATE AND LOCAL TAXES

     The Company or the Company's stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

SALE OF THE COMPANY'S PROPERTY

     Any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of its trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "-- Requirements For Qualification -- Income Tests" above. The Company, however, does not presently intend to acquire or hold a material amount of property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company's trade or business.

TAX ASPECTS OF THE COMPANY'S OWNERSHIP OF INTERESTS IN THE OPERATING PARTNERSHIP

     General. It is anticipated that all or substantially all of the Company's investments eventually will be held indirectly through the Operating Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company will include its proportionate share of assets held through the Operating Partnership.

     Entity Classification. If the Operating Partnership were treated as an association, the entity would be taxable as a corporation and therefore would be subject to an entity level tax on its income. In such a situation, the character of the Company's assets and items of gross income would change and would preclude the Company from qualifying as a REIT (see "-- Requirements for Qualification as a REIT -- Asset Tests" and "-- Income Tests"). The same result could occur if any subsidiary partnership or limited liability company of the Operating Partnership failed to qualify for treatment as a partnership.

     Prior to January 1, 1997, an organization formed as a partnership or an LLC was treated as a partnership for federal income tax purposes rather than as a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations in effect at the time used to distinguish a partnership from a corporation for tax purposes. These four characteristics were (i) continuity of life, (ii) centralization of management,
(iii) limited liability and (iv) free transferability of interests. Under final Treasury Regulations which became effective January 1, 1997, the four factor test has been eliminated and an entity formed as a partnership or as an limited liability company will be taxed as a partnership for federal income tax purposes, unless it specifically elects otherwise or is subject to the rules regarding publicly-traded partnerships. In general, under the "Check-the-Box" regulations, an unincorporated entity with at least two owners may elect to be classified as an association that is taxable as a corporation. If the entity fails to make the election, it generally will be treated as a partnership for federal income tax purposes. The Company intends that the

Operating Partnership will be characterized as a partnership for federal income tax purposes and has represented that the Operating Partnership will not elect to be treated as an association that is taxable as a corporation under the "Check-the-Box" regulations.

     Partnership Allocations. Although a partnership agreement will generally determine the allocation of income and loss among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Generally, Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners.

     If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocation of taxable income and loss provided for in the Operating Partnership Agreement is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     Tax Allocations with Respect to the Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at such time (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership will receive contributions of appreciate property. Consequently, the Operating Partnership Agreement requires that such allocations be made in a manner consistent with Section 704(c) of the Code.

     In general, the partners in the Operating Partnership who contribute depreciable assets having adjusted tax basis less than their fair market values at the time of contribution will be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a Book-Tax Difference, all income attributable to such Book-Tax Difference generally will be allocated to such partners. The allocations will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of
Section 704(c) of the Code do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may cause the Company to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it, as a result of such sale. Such an allocation might cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "-- Requirements for Qualification as a REIT."

     Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. The Operating Partnership and the Company have determined to use the "traditional method" for accounting for Book-Tax Differences with respect to the properties initially contributed to the Operating Partnership. This method is generally the most favorable method from the perspective of the limited partners at the time of the contribution and will be less favorable from the perspective of the Company to the extent it subsequently contributes cash (such as the proceeds of the Offering) to the Operating Partnership.

                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA, and the prohibited transaction provisions of section 4975 of the Code, that may be relevant to a prospective purchaser of Common Stock (including, with respect to the discussion contained in "-- Status of the Company under ERISA," to a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan, or an IRA). The discussion contained herein does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular stockholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

     The statements in this discussion are based on current provisions of ERISA and the Code, existing and currently proposed regulations promulgated under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL"), and reported judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN THE COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS A TAX-QUALIFIED RETIREMENT PLAN, ANOTHER EMPLOYEE BENEFIT PLAN OR AN IRA SHOULD CONSULT HIS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE COMMON STOCK BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS

     Each fiduciary of a Plan subject to Title I of ERISA should consider carefully whether an investment in the Common Stock is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require a Plan's investment to be (i) prudent and in the best interests of the Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to diversify, and (iii) permitted under the terms of the Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of a Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the Plan's portfolio for which the fiduciary has investment responsibility, to further the purposes of the Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, and the diversification, cash flow, and projected return relative to the funding requirements of the Plan's portfolio. The fiduciary of a Plan or of an IRA should also take into account the possible recognition of UBTI as discussed under "Federal Income Tax Considerations -- Taxation of Tax-Exempt Stockholders."

     The persons making the investment decisions for an IRA or for a retirement plan that is not subject to Title I of ERISA because it is a governmental plan or a church plan that has not made the election under Section 410(d) of the Code or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are permitted by the appropriate governing documents and under applicable state law. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of any Plans, Non-ERISA Plans and IRAs investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party in interest or disqualified person by virtue of such investment.

     Fiduciaries of Plans and persons making the investment decision for an IRA or a Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to a Plan, a Non-ERISA Plan or IRA subject to section 4975 of the Code is subject to (i) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan, Non-ERISA Plan or IRA for each year or part thereof during which the transaction is not corrected, and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. A "party in interest" or "disqualified person" includes any fiduciary or person providing services to a Plan, Non-ERISA Plan or IRA, the employer maintaining a Plan or Non-ERISA Plan (and a direct or indirect 50% or more owner of the employer), a union representing employees covered by a Plan or Non-ERISA Plan, and various individuals and entities related to any of the foregoing. A "prohibited transaction" includes (subject to certain exceptions) any direct sale or exchange of property, extension of credit, or furnishing of goods or facilities, between a plan and the party in interest or disqualified person; and also includes the use of plan assets for the benefit of a party in interest or disqualified person, or a self-dealing or kickback transaction by a fiduciary. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (though no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits a Plan or Non-ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan or Non-ERISA Plan for any loss the Plan or Non-ERISA Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF THE COMPANY UNDER ERISA

     The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA, and the prohibited transaction provisions of ERISA and the Code, apply to an entity and to transactions by the entity because one or more investors in the equity interests in the entity is a Plan or Non-ERISA Plan or IRA. A Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over, or responsibility for, "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy, a known breach by another fiduciary.

     If the assets of the Company are deemed to be "plan assets" under ERISA,
(i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each Plan that acquires Common Stock, and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,
(iii) a fiduciary exercising his investment discretion over the assets of a Plan to cause it to acquire or hold the Common Stock could be liable under Part 4 of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

     Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when a Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity, and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

     The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Stock is being sold in an offering registered under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of this offering, the Common Stock will be "widely held."

     The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, , or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Charter on the transfer of the Company's stock will not result in the failure of the Common Stock to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Common Stock that are not enumerated in the Plan Asset Regulations as those not affecting free transferability. However, no assurance can be given that the DOL or the Treasury Department could not reach a contrary conclusion.

     Assuming that the Common Stock will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Stock, the shares of Common Stock should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any Plan, IRA, or Non-ERISA Plan that invests in the Common Stock.

     As noted above, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517
(1993), an insurance company's general account may be deemed to include assets of the Plans, Non-ERISA Plans and IRAs investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party in interest by virtue of such investment. Any purchaser that is an insurance company using the assets of an insurance company general account should note section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and section 4975 of the Code. Pursuant to section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan, non ERISA Plan or IRA. The plan asset status of insurance company separate accounts is unaffected by new section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

     Any fiduciary or other person making the investment decision on behalf of a Plan, Non-ERISA Plan or IRA that proposes to purchase Common Stock should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied.

     Moreover each fiduciary or other person making the investment decision on behalf of a Plan, Non-ERISA Plan or IRA should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Common Stock is appropriate for the Plan, Non-ERISA Plan or IRA, taking into account the overall investment policy of the Plan, Non-ERISA Plan or IRA, and the composition of its investment portfolio.

     The sale of the Common Stock is in no respect a representation by the Company or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans, Non-ERISA Plans or IRAs generally or that such an investment is appropriate for any particular Plan, Non-ERISA Plan or IRA.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, and assuming the exercise of each of the
Warrants,                shares of Common Stock will be outstanding. Of these
shares,                shares will be freely tradable without restriction or
further registration under the Securities Act, except that any shares purchased by Affiliates of the Company may generally only be sold in compliance with the limitations of Rule 144 described below.

SALES OF RESTRICTED SHARES

     The remaining                shares of Common Stock which will be held by
certain existing stockholders upon completion of this Offering are deemed "Restricted Shares" under Rule 144. The Company and the Operating Partnership have agreed, subject to certain exceptions, from the closing of the Private Placement until 180 days from the closing of the Offering, not to, directly or indirectly, sell, offer to sell, grant any option for the purchase or sale of, or otherwise dispose of any Common Stock or Partnership Units, without the prior written consent of Nationsbanc Montgomery Securities LLC. HCFP and certain executive officers of HCFP have agreed, subject to certain exceptions, until April 29, 2001, not to, directly or indirectly, sell, offer to sell, grant any option for the purchase or sale of, or otherwise dispose of any Common Stock or Partnership Units, without the prior written consent of NationsBanc Montgomery Securities LLC. Subject to these lock-up agreements, the Restricted Shares will be eligible for sales pursuant to Rule 144 in the public market beginning 90 days after the consummation of this Offering.

     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of Restricted Shares from the Company or any Affiliate of the Company, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company which will require the Company to file periodic reports under the Exchange Act. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

OPTIONS

     Rule 701 under the Securities Act provides that shares of Common Stock acquired on the exercise of outstanding options may be resold by persons other than Affiliates, beginning 90 days after the date of this Prospectus, subject only to the manner of sale provisions of Rule 144, and by Affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to certain limitations. The Company intends to file one or more registration statements on Form S-8 under the Securities Act to register all of the shares of Common Stock subject to outstanding stock options and Common Stock issuable pursuant to the Company's stock option plans which do not qualify for an exemption under Rule 701 from the registration requirements of the Securities Act. The Company expects to file these registration statements as soon as practicable after the closing of this Offering, and such registration statements are expected to become effective upon filing. Shares covered by these registration statements will thereupon be eligible for sale in the public markets, subject to the lock-up agreements described above, if applicable.

REGISTRATION RIGHTS

     Pursuant to the Registration Rights Agreement, the holders of 1,450,000 Units issued in the Private Placement are entitled to certain rights with respect to registration of such Units under the Securities Act pursuant to the Shelf Registration Statement. Shortly after the filing of the Registration Statement, of which this Prospectus is a part, the Company will file the Shelf Registration Statement with the Commission, which is expected to become effective at or prior to the effective date of the Registration Statement. This will result in the shares of Common Stock, Warrants and Warrant Shares comprising the Units (other than those owned by HCFP, which has agreed not to sell prior to April 29, 2001) becoming freely tradable without restriction under the Securities Act (except for underlying shares of Common Stock and Warrants held by Affiliates of the Company) immediately upon the effectiveness of such registration, subject to the lock-up agreements referenced above. Pursuant to the Registration Rights Agreement, the Company will suspend sales of such securities under the Shelf Registration Statement from the effective date of the Registration Statement with respect to the Offering until the end of the 30-day period during which the underwriters' over-allotment option may be exercised.

     No prediction can be made as to the effect, if any, that market sales of shares or the availability of such securities for sale will have on the market price of the Common Stock. Sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock. See "Prospectus Summary -- Private Placement" and "Risk Factors -- Sales of Units and Underlying Common Stock may adversely affect the Market for the Common Stock."

                                  UNDERWRITING

     The underwriters named below (the "Underwriters"), represented by NationsBanc Montgomery Securities LLC, ABN AMRO Incorporated, Credit Suisse First Boston, Friedman, Billings, Ramsey & Co., Inc. and Stephens, Inc. (the "Representatives"), have severally agreed, subject to the terms and conditions set forth in the Underwriting Agreement among the Company, the Operating Partnership and the Underwriters (the "Underwriting Agreement"), to purchase from the Company the number of shares of Common Stock indicated below opposite their respective names at the initial public offering price less the underwriting discount set forth on the cover page of this Prospectus.

                                                               NUMBER
UNDERWRITER                                                   OF SHARES
-----------                                                   ---------
NationsBanc Montgomery Securities LLC.......................
ABN AMRO Incorporated.......................................
Credit Suisse First Boston..................................
Friedman, Billings, Ramsey & Co., Inc.......................
Stephens, Inc...............................................
                                                              --------
          Total.............................................
                                                              ========

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters are committed to purchase all of such shares if any are purchased.

     The Representatives have advised the Company that the Underwriters propose initially to offer the Common Stock to the public on the terms set forth on the cover page of this Prospectus. The Underwriters may allow to selected dealers a
concession of not more than $          per share, and the Underwriters may
allow, and such dealers may reallow, a concession of not more than
$          per share to certain other dealers. After the Offering, the offering price and other selling terms may be changed by the Representatives. The shares of Common Stock are offered subject to receipt and acceptance by the Underwriters, and to certain other conditions, including the right to reject an order in whole or in part. The Underwriters may offer the shares of Common Stock through a selling group.

     The Company has granted an option to the Underwriters, exercisable during the 30-day period after the date of this Prospectus, to purchase up to a maximum
of           and           additional shares of Common Stock, respectively, to
cover over-allotments, if any, at the offering price less underwriting discount set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise this option, each of the Underwriters will be committed, subject to certain conditions, to purchase such additional shares in approximately the same proportion as set forth in the table above. The Underwriters may purchase such shares only to cover over-allotments made in connection with the Offering.

     The Underwriting Agreement provides that the Company and the Operating Partnership will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

     In connection with the Private Placement, HCFP and certain executive officers of HCFP agreed that they would not, without the prior written consent of NationsBanc Montgomery Securities LLC (which consent may be withheld in its sole discretion) and subject to certain limited exceptions, directly or indirectly, sell, offer, contract or grant any option to sell, make any short sale, pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock currently owned either of record or beneficially by them or announce the intention to do any of the foregoing, until April 29, 2001. All other directors and executive officers of the Company have agreed that they will not, without the prior written consent of NationsBanc Montgomery Securities LLC (which consent may be withheld in its sole discretion) and subject to certain limited exceptions, directly or indirectly, sell, offer, contract or grant any option to sell, make any short sale, pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the

Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock currently owned either of record or beneficially by them or announce the intention to do any of the foregoing, for a period commencing on the date of this Prospectus and continuing to a date 180 days after such date. NationsBanc Montgomery Securities LLC may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. In addition, the Company has agreed that, for a period of 180 days after the date of this Prospectus, it will not, without the consent of NationsBanc Montgomery Securities LLC, issue, offer, sell or grant options to purchase or otherwise dispose of any equity securities or securities convertible into or exchangeable for equity securities except for
(i) the issuance of shares of Common Stock offered hereby, (ii) the grant of options to purchase shares of Common Stock pursuant to the 1998 Stock Option Plan and the Director Plan and shares of Common Stock issued pursuant to the exercise of such options, provided that such options shall not vest, or the Company shall obtain the written consent of the grantee not to transfer such shares, until the end of such 180-day period, and (iii) the issuance of shares of stock pursuant to the exercise of Warrants. Pursuant to the Registration Rights Agreement, the Company will suspend sales of securities under the Shelf Registration Statement from the effective date of the Registration Statement with respect to the Offering until the end of the 30-day period during which the Underwriters' over-allotment option may be exercised. See "Description of Capital Stock -- Shares Eligible for Future Sale."

     Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. If the Underwriters create a short position in the Common Stock in connection with the Offering (i.e., if they sell more shares of Common Stock than are set forth on the cover page of this prospectus), the Representatives may reduce that short position by purchasing Common Stock in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above. The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. Neither the Company nor any of the Underwriters makes any representation or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Prior to the Offering, there has been no public market for the Common Stock of the Company. Consequently, the initial public offering price has been determined through negotiations among the Company and the Representatives. Among the factors considered in such negotiations were the history of, and prospects for, the Company and the industry in which it competes, an assessment of the Company's management, its past and present operations and financial performance, the prospects for further earnings of the Company, the present state of the Company's development, the general conditions of the securities markets at the time of the Offering, the market prices of and demand for the publicly traded common stock of comparable companies in recent periods and other factors deemed relevant.

     The Representative have informed the Company that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the number of shares of Common Stock offered hereby.

     NationsBanc Montgomery Securities LLC acted as an initial purchaser in the Private Placement, for which compensation was received. Employees of NationsBanc Montgomery Securities LLC own a total of 32,050 Units, which were acquired in the Private Placement. Credit Suisse First Boston Corporation, an affiliate of Credit Suisse First Boston, owns 100,000 Units, which were acquired in the Private Placement. See "Principal Stockholders." Stephens, Inc. owns 30,000 Units, which were acquired in the Private Placement. Each of NationsBanc Montgomery Securities LLC, ABN AMRO Incorporated, Stephens Inc., Credit Suisse First Boston and their respective affiliates has performed various investment banking and other services for the Company and HCFP in the past, and may do so from time to time in the future.

                                 LEGAL MATTERS

     The validity of the Common Stock offered in the Offering will be passed upon for the Company by Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, and for the Underwriters by Gibson, Dunn & Crutcher LLP, San Francisco, California. In addition, the description of federal income tax consequences contained in this Prospectus under the heading "Federal Income Tax Considerations" is based upon the opinion of Powell, Goldstein, Frazer & Murphy LLP. Members of Powell, Goldstein, Frazer & Murphy LLP own in the aggregate 7,647 shares of Common Stock.

                                    EXPERTS

     The consolidated financial statements of HealthCare Financial Partners REIT, Inc. as of May 31, 1998 and for the period January 30, 1998 (inception) through May 31, 1998 and the combining statement of revenue and certain expenses of Valencia Medical Center and Vista Village Shopping Center for the year ended December 31, 1997 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The statement of revenue and certain expenses of Sherman Oaks Medical Center for the year ended December 31, 1997 appearing in this Prospectus and Registration Statement have been audited by Solomon, Ross, Grey & Company, independent auditors, as stated in their report thereon appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                               GLOSSARY OF TERMS

     Except as otherwise specified or as the context may otherwise require, the following terms used herein shall have the meanings assigned to them below. All terms in the singular shall have the same meanings when used in the plural and vice-versa.

     "1996 Lender Liability Act" shall mean the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

     "ADA" shall mean the Americans with Disabilities Act of 1990, as amended.

     "ALF" shall mean an assisted living facility.

     "Affiliate" shall mean (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner.

     "Average Invested Assets" for any quarter shall mean the average of the aggregate book value of the consolidated assets of the Company, before reserves for depreciation or bad debts or other non-cash reserves, computed by dividing the sum of such values for each of the three months during such quarter (based upon the book value of such assets on the last day of such month) by three.

     "BBA" shall mean the Balanced Budget Act of 1997.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

     "Beneficiary" shall mean the beneficiary of the Trust.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Bylaws" shall mean the Bylaws of the Company.

     "CCRC" shall mean Continuing Care Retirement Communities.

     "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CPI" shall mean the U.S. City Average Consumer Price Index for all Urban Consumers.

     "Charter" shall mean the corporate charter of the Company and amendments thereto, as filed pursuant to MGCL.

     "Closing" shall mean the closing of the Offering.

     "Closing Date" shall mean the date of the Closing.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "Common Stock" shall mean the Common Stock, par value $0.0001 per share, of the Company.

     "Company" shall mean HealthCare Financial Partners REIT, Inc., a Maryland corporation.

     "Control Share Acquisition" shall mean the acquisition of control shares, subject to certain exceptions.

     "Control shares" shall mean voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power; but "control shares" shall not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

     "DSCR" shall mean debt service coverage ratio.

     "Director Plan" shall mean the Company's 1998 Director Incentive Plan, which provides for incentive awards to be made to non-employee directors of the Company.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Inclusion" shall have the meaning specified in section 860E(c) of the Code.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exempt Organizations" shall mean tax-exempt entities, including, but not limited to, charitable organizations, qualified employee pension and profit sharing trusts and individual retirement accounts.

     "FFO" as defined by NAREIT shall mean net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

     "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act of
1980.

     "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

     "GMACCM" shall mean GMAC Commercial Mortgage Corporation.

     "GMACCM Agreement" shall mean the Agreement Regarding First Right of Purchase, dated April 29, 1998, between the Company and GMACCM, pursuant to which, for a three-year term, the Company has a right of first refusal to purchase certain mortgage loans secured by healthcare facilities which have a loan-to-value ratio in excess of 80% and which GMACCM determines to sell, assign, or otherwise transfer.

     "HCAC" shall mean HealthCare Analysis Corporation, a Delaware corporation.

     "HCFP" shall mean HealthCare Financial Partners, Inc., a Delaware corporation.

     "Identified Assets" shall mean the assets described under "Portfolio -- Identified Assets".

     "Initial Limited Partner" shall mean HCFP Limited, Inc., a Maryland corporation and a wholly owned subsidiary of the Company.

     "Independent Director" shall mean a person who is (i) independent of management of the Company, HCFP, the Operating Partnership and the Manager, (ii) not employed by or an officer of the Company, HCFP, the Operating Partnership or the Manager, (iii) not an "affiliate" (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company, HCFP, the Operating Partnership, the Manager, or of any subsidiary of the Company, HCFP, the Operating Partnership or the Manager, and (iv) not a person who acts on a regular basis as an individual or representative of an organization serving as a professional advisor, legal counsel or consultant to the management of the Company, HCFP, the Operating Partnership or the Manager.

     "Interested Stockholder" shall mean any person who beneficially owns 10% or more of the voting power of a corporation's shares or an affiliate of a corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of a corporation.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

     "IRA" shall mean an individual retirement account.

     "MAI" shall mean Member, Appraisal Institute.

     "MGCL" shall mean the Maryland General Corporation Law.

     "MLMCI" shall mean Merrill Lynch Mortgage Capital, Inc.

     "MOB" shall mean a medical office building.

     "Management Agreement" shall mean the Management Agreement, dated May 6, 1998, between the Company and the Manager, as amended, pursuant to which the Manager performs various services for the Company.

     "Manager" shall mean HCFP REIT Management, Inc., a Maryland corporation and a wholly owned subsidiary of HCFP.

     "Mortgage Loan Program" shall mean the program of the Company through which it currently provides Eligible Mortgage Loans.

     "NAREIT" shall mean the National Association of Real Estate Investment Trusts, Inc.

     "NYSE" shall mean the New York Stock Exchange.

     "Non-ERISA Plan" shall mean a plan that does not cover common law employees.

     "OID" shall mean original issue discount.

     "Offering" shall mean the offering of Common Stock hereby.

     "Offering Price" shall mean the initial offering price per share to the public of the Common Stock offered hereby as set forth on the cover page of the Company's final Prospectus.

     "Operating Partnership" shall mean HCFP REIT Operating Partnership, L.P., a Delaware limited partnership.

     "Operating Partnership Agreement" shall mean the Agreement of Limited Partnership of HCFP REIT Operating Partnership, L.P.

     "Option Plan" shall mean the Company's 1998 Stock Option Plan which provides for options to purchase Common Stock of the Company.

     "Ownership Limitation" shall mean the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of (a) more than 9.9% of the outstanding shares of Common Stock by any stockholder, or (b) more than 9.9% of the shares of any series of Preferred Stock by any stockholder.

     "Partnership Units" shall mean the units of ownership in the Operating Partnership.

     "Percentage Amount" shall mean, with respect to the Average Invested Assets and the calculation of the Management Fee, 1.50% for assets up to and including $300 million; 1.25% for assets in excess of $300 million up to and including $600 million; 1.00% for assets in excess of $600 million up to and including $900 million; 0.75% for assets in excess of $900 million up to and including $1.2 billion; and 0.50% for assets in excess of $1.2 billion.

     "Person" shall mean and include any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters-, or brothers-in-law is or has been associated with a person.

     "Plan" shall mean a pension, profit-sharing or other employee benefit plans subject to Title I of ERISA.

     "Policies" shall mean policies that set forth general parameters for the Company's investments, borrowings and operations.

     "PORTAL Market" shall mean the Private Offering, Resales and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc.

     "Preferred Stock" shall mean the preferred stock of the Company.

     "Pricing Date" shall mean the date of the pricing of the Common Stock pursuant to the Offering.

     "Private Placement" shall mean the private placement by the Company in May 1998 in which the Company sold 1,450,000 Units at a price to investors of $100 per Unit, resulting in net proceeds to the Company of approximately $136.2 million.

     "Prohibited Owner" shall mean the record holder of the shares of Common Stock or Preferred Stock that. are designated as Shares-in-Trust.

     "Qualifying Interests" shall mean mortgages and other liens on and interests in real estate.

     "REIT" shall mean a real estate investment trust, as defined in section 856 of the Code.

     "REMIC" shall mean a real estate mortgage investment conduit, as defined in section 860D of the Code.

     "REMIC Residual Interest" shall mean a class of mortgage backed securities that is designated as the residual interest in one or more REMIC.

     "RICO" shall mean the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C.A. (S) 1961, et seq.

     "Registrable Securities" shall mean the Units and the shares of Common Stock, Warrants and Warrant Shares, which holders of the Units now hold or may acquire upon the exercise of the Warrants, to be registered under the Securities Act by means of the Shelf Registration Statement.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated May 6, 1998, among the Company, NationsBanc Montgomery Securities LLC, Lehman Brothers Inc. and certain other parties thereto, as amended, pursuant to which the holders of Units issued in the Private Placement are entitled to certain rights with respect to registration of such Units under the Securities Act.

     "Registration Statement" shall mean the Registration Statement filed with the Commission of which this Prospectus forms a part.

     "Repurchase Facility" shall mean the Company's proposed $150 million reverse repurchase program with MLMCI.

     "Rule 144" shall mean the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

     "SNF" shall mean a skilled nursing facility.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Service" shall mean the Internal Revenue Service.

     "Shares-in-Trust" shall mean shares of Common Stock or Preferred Stock the purported transfer of which would result in a violation of the Ownership Limitation, result in the stock of the Company being held by fewer than 100 persons, result in the Company being "closely held," or cause the Company to own 10% or more of the ownership interests in a tenant of the Company's real property.

     "Shelf Registration Statement" shall mean the registration statement to be filed with the Commission under the Securities Act, pursuant to the Registration Rights Agreement, relating to the Units and the shares of Common Stock, Warrants and Warrant Shares which holders of the Units now hold or may acquire upon exercise of the Warrants.

     "Ten-Year Treasury Rate" shall mean the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company.

     "Title V" shall mean Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

     "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Treasury Regulations" shall mean the income tax regulations promulgated under the Code.

     "Trust" shall mean a trust created in the event of an impermissible transfer of shares of Common Stock.

     "Trustee" shall mean a trustee of the Trust.

     "UBTI" shall mean unrelated business taxable income.

     "UBTI Percentage" shall mean the gross income derived by the Company from an unrelated trade or business divided by the gross income of the Company for the year in which the dividends are paid.

     "UCC" shall mean the Uniform Commercial Code.

     "Unit" shall mean five shares of Common Stock and one Warrant.

     "Warrant" shall mean one stock purchase warrant to purchase one share of Common Stock, included in a Unit.

     "Warrant Share" shall mean one share of Common Stock that each holder of a Warrant is entitled to purchase.

                         INDEX TO FINANCIAL STATEMENTS

PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
Pro Forma Condensed Consolidated Balance Sheet as of June
  30, 1998..................................................   F-3
Pro Forma Condensed Consolidated Statement of Income for the
  period January 30, 1998
  (inception) through June 30, 1998.........................   F-4
Notes to Pro Forma Condensed Consolidated Balance Sheet and
  Statement of Income.......................................   F-5
HEALTHCARE FINANCIAL PARTNERS REIT, INC.
Report of Independent Auditors..............................   F-9
Consolidated Balance Sheets as of May 31, 1998 and June 30,
  1998 (unaudited)..........................................  F-10
Consolidated Statements of Income for the period January 30,
  1998 (inception) through May 31, 1998, for the one month
  period ended June 30, 1998 (unaudited), and for the period
  January 30, 1998 (inception) through June 30, 1998
  (unaudited)...............................................  F-11
Consolidated Statements of Stockholders' Equity as of May
  31, 1998 and June 30, 1998 (unaudited)....................  F-12
Consolidated Statements of Cash Flows for the period January
  30, 1998 (inception) through May 31, 1998, for the one
  month period ended June 30, 1998 (unaudited), and for the
  period January 30, 1998 (inception) through June 30, 1998
  (unaudited)...............................................  F-13
Notes to Consolidated Financial Statements..................  F-14
SHERMAN OAKS MEDICAL CENTER
Report of Independent Auditors..............................  F-21
Statements of Revenue and Certain Expenses for the year
  ended December 31, 1997 and the period January 1, 1998
  through June 18, 1998 (unaudited).........................  F-22
Notes to Financial Statements...............................  F-23
VALENCIA MEDICAL CENTER AND VISTA VILLAGE SHOPPING CENTER
Report of Independent Auditors..............................  F-24
Combining Statements of Revenue and Certain Expenses for the
  year ended December 31, 1997 and six months ended June 30,
  1998 (unaudited)..........................................  F-25
Notes to Combining Statements of Revenue and Certain
  Expenses..................................................  F-26

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The accompanying unaudited pro forma condensed consolidated balance sheet is based on the historical consolidated balance sheet of the Company at June 30, 1998 included elsewhere in the Prospectus adjusted to give effect to the acquisition or funding of income-producing real estate and mortgage notes receivable, respectively, that were either acquired or funded, respectively, prior to June 30, 1998 or were probable of being acquired or funded, respectively, prior to the effective date of the Offering (collectively, the "Initial Investments") as if they were made on June 30, 1998. The unaudited pro forma condensed consolidated statement of income for the period January 30, 1998 (inception) through June 30, 1998 gives effect to the Initial Investments as if they were made on January 30, 1998. The pro forma adjustments are based upon available information and certain estimates and assumptions that management of the Company believes are reasonable and factually supportable. The unaudited pro forma condensed consolidated balance sheet and statement of income do not purport to present what the Company's financial position or results of operations would actually have been if the Initial Investments and related transactions had occurred on June 30, 1998 or January 30, 1998, as the case may be, or to project the Company's financial position or results of operations for any future period.

     The pro forma financial statements should be read in conjunction with the consolidated financial statements of the Company and related notes thereto, and other financial information pertaining to the Company, including such information contained under the sections captioned "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus. Capitalized terms used herein and not defined herein have the respective meanings given them in the Prospectus.

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           JUNE 30, 1998 (UNAUDITED)

                                         HEALTHCARE FINANCIAL                       HEALTHCARE FINANCIAL
                                         PARTNERS REIT, INC.     PRO FORMA          PARTNERS REIT, INC.
                                              HISTORICAL        ADJUSTMENTS              PRO FORMA
                                         --------------------   ------------        --------------------
ASSETS
Income-producing real estate, net......      $ 10,535,281       $ 39,557,281(a)         $ 50,092,562
Mortgage notes receivable, net.........        21,048,755         20,186,344(b)           41,235,099
Cash and cash equivalents..............       106,882,119        (61,200,344)(a),(b)      45,681,775
Other assets...........................           497,289          1,456,719(a)            1,954,008
                                             ------------       ------------            ------------
          Total Assets.................      $138,963,444       $                       $138,963,444
                                             ============       ============            ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued
  liabilities..........................      $    429,841                               $    429,841
Accounts payable to Manager............         1,135,697                                  1,135,697
                                             ------------       ------------            ------------
          Total liabilities............         1,565,538                                  1,565,538
Stockholders' equity:
  Common stock.........................               806                                        806
  Paid-in capital......................       136,545,071                                136,545,071
  Cumulative net income................           852,029                                    852,029
                                             ------------       ------------            ------------
          Total stockholders' equity...       137,397,906                                137,397,906
                                             ------------       ------------            ------------
          Total liabilities and
            stockholders' equity.......      $138,963,444                               $138,963,444
                                             ============       ============            ============

    See notes to unaudited pro forma balance sheet and statements of income.

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
       FOR THE PERIOD JANUARY 30, 1998 (INCEPTION) THROUGH JUNE 30, 1998
                                  (UNAUDITED)

                                                HEALTHCARE FINANCIAL                 HEALTHCARE FINANCIAL
                                                PARTNERS REIT, INC.     PRO FORMA    PARTNERS REIT, INC.
                                                     HISTORICAL        ADJUSTMENTS        PRO FORMA
                                                --------------------   -----------   --------------------
Revenues:
  Interest on cash and cash equivalents.......       $1,078,494        $  (36,048)(e)     $1,042,446
  Interest on mortgage notes receivable.......           45,961         1,773,105(c)       1,819,066
  Rental income...............................           70,678         2,382,325(d)       2,453,003
                                                     ----------        ----------         ----------
          Total income........................        1,195,133         4,119,382          5,314,515
Expenses:
  Management fee..............................          237,923           630,598(f)         868,521
  Other.......................................           99,139           402,779(d)         656,918
                                                                          155,000(g)
  Depreciation................................            6,042           531,594(d)         537,636
                                                     ----------        ----------         ----------
          Total expenses......................          343,104         1,719,971          2,063,075
                                                     ----------        ----------         ----------
Net income....................................       $  852,029        $2,399,411         $3,251,440
                                                     ==========        ==========         ==========
Basic and diluted earnings per share..........       $      .24                           $      .40
                                                     ==========                           ==========
Weighted average shares outstanding...........        3,494,297                            8,055,555
                                                     ==========                           ==========

   See notes to unaudited pro forma condensed consolidated balance sheet and statement of income.

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AND STATEMENT OF INCOME
                           JUNE 30, 1998 (UNAUDITED)

1. BACKGROUND AND BASIS OF PRESENTATION

     HealthCare Financial Partners REIT, Inc. (the "Company"), a Maryland corporation, was organized to qualify as a real estate investment trust ("REIT") on January 30, 1998 ("Inception"). The Company's principal activity is investing in income-producing real estate and real estate related assets in the healthcare industry. Components of the Initial Investments include such income-producing real estate and mortgage notes receivable that were originated under the Company's permanent mortgage loan and other real estate secured debt programs.

     For the purpose of the pro forma presentation, income-producing real estate includes healthcare and other facilities acquired or probable of being acquired. Certain of the facilities are leased to various tenants pursuant to fixed-term operating leases which require the lessees to pay base rent, additional rent commencing after the first year based on a set percentage increase in the consumer price index, maintenance, and other operating costs associated with the leased space. Other facilities are leased to third-party lessees pursuant to triple net leases that require the lessees to pay all costs and expenses including repairs, maintenance, real property taxes, assessments and utilities.

     Mortgage loans under the Company's permanent mortgage loan program are issued to finance the acquisition or the refinancing of existing facilities and are secured by a first mortgage on the facility. Such loans generally have a ten-year term, bear interest at a fixed rate (and may provide for an annual increase to the initial interest rates based upon a contractual increase or a change in the CPI), and require monthly installments of principal and interest. Investments under the Company's other real estate secured debt program include construction and expansion loans, mezzanine loans, bridge financings and other types of non-permanent real estate financing of healthcare facilities. Construction and expansion loans may be provided to finance construction of or an addition to (or renovation of) a facility and, in certain cases, may convert to permanent mortgages. Notes in this program may bear interest at fixed or floating rates and generally require interest installments during the construction term.

2. PRO FORMA ADJUSTMENTS

(a) To record the cost of income-producing real estate that are probable of being acquired:

                                                            LAND AND BUILDING    PERSONAL
                                                            AND IMPROVEMENTS     PROPERTY
                                                            -----------------   ----------
Colonial Manor Properties.................................     $ 3,591,310      $  158,690
Gulf Health Care Properties...............................      21,313,765       1,000,235
Meadowood Nursing Home....................................       6,452,206         297,794
Valencia Medical Center...................................       4,250,000
Vista Village Shopping Center.............................       3,950,000
                                                               -----------      ----------
                                                               $39,557,281      $1,456,719
                                                               ===========      ==========

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                     AND STATEMENT OF INCOME -- (CONTINUED)

     (b) To record the mortgage loans probable of being funded and the actual draws that have occurred on construction loans since June 30, 1998 and through July 31, 1998:

Permanent Mortgage Loan Program:
  Mountainside Manor, Inc...................................  $ 2,298,780
  Pennswood Manor Assisted Living and Healthcare Center,
     Inc....................................................    1,660,470
  Medicore, LLC.............................................    3,702,600
  Waban Realty Trust........................................    2,450,000
                                                              -----------
          Program total.....................................   10,111,850

Other Real Estate Secured Debt Program:
  ALCO XII, LLC.............................................       60,616
  Cedar Lawn Investments, LLC...............................    5,614,500
  Chancellor Health Services, LLC...........................    3,360,000
  Hildebran Health Investors, LLC...........................       53,891
  Lincolnton Health Investors, LLC..........................      715,235
  St. Andrews Health Center, Inc............................      180,980
  Transylvania Health Investors, LLC........................       89,272
                                                              -----------
          Program total.....................................   10,074,494
                                                              -----------
                                                              $20,186,344
                                                              ===========

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                     AND STATEMENT OF INCOME -- (CONTINUED)

     (c) To record the interest on mortgage notes receivable that have been funded or are probable of funding as if the notes were funded on January 30, 1998. For the purposes of the pro forma presentation, interest accrued on construction loans is computed according to the actual draws as if the initial draw occurred on January 30, 1998, and interest accrued on subsequent draws is calculated for the period January 30, 1998 (inception) through June 30, 1998 less the number of days' interest for days that had elapsed since the previous draw.

Permanent Mortgage Loan Program:
  Applegate Lane, Inc.......................................  $  274,280
  Cromwell Crest Convalescent Home, Inc.....................     302,803
  JoJeff, Inc. and Alymatt, Inc.............................      82,707
  Medicore, LLC.............................................     166,904
  Mountainside Manor, Inc...................................      99,501
  Pennswood Manor Assisted Living and Healthcare Center,
     Inc....................................................      71,953
  Waban Realty Trust........................................     119,995
  Less applicable historical interest income................     (25,401)
                                                              ----------
                                                               1,092,742
Other Real Estate Secured Debt Program:
  ALCO XII, LLC.............................................      20,222
  ACMC Friendswood, Inc.....................................      40,469
  Cedar Lawn Investments, LLC...............................     246,587
  Chancellor Health Services, LLC...........................     197,169
  Hildebran Health Investors, LLC...........................      16,694
  Lincolnton Health Investors, LLC..........................      31,292
  St. Andrews Health Center, Inc............................     134,878
  Transylvania Health Investors, LLC........................      13,612
  Less applicable historical interest income................     (20,560)
                                                              ----------
                                                                 680,363
                                                              ----------
                                                              $1,773,105
                                                              ==========

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                     AND STATEMENT OF INCOME -- (CONTINUED)

     (d) To record the rental income, operating expenses and depreciation from income-producing real estate acquired or probable of being acquired as if the properties were acquired on January 30, 1998.

                                            RENTAL     OPERATING   DEPRECIATION
                                            INCOME     EXPENSES      EXPENSE
                                            ------     ---------   ------------
Purchase lease back transactions:
  Colonial Manor Homes..................  $  166,407                 $ 45,061
  Gulf Health Care Properties...........     897,432                  271,839
  Meadowood Nursing Home................     268,723                   80,933
Real estate acquisitions:
  Sherman Oaks Medical Center...........     627,899   $281,727        69,718
  Valencia Medical Center...............     260,643     69,366        36,324
  Vista Village Shopping Center.........     231,899     63,912        33,761
Less historical amounts.................     (70,678)   (12,226)       (6,042)
                                          ----------   --------      --------
                                          $2,382,325   $402,779      $531,594
                                          ==========   ========      ========

     (e) To record the interest earned on cash and cash equivalents at a short-term money market annual rate of 5.5% assuming all mortgage notes and income-producing real estate were funded as of January 30, 1998.

     (f) To record the Base Management Fee which accrues at an annual rate of 1.5% of the total average assets under management between January 30, 1998 and June 30, 1998 in accordance with the Management Agreement.

Pro forma total average assets.............................  $138,963,444
Annual rate adjusted for the period January 30, 1998
  (inception) through June 30, 1998........................    X     .625%
                                                             ------------
                                                                  868,521
Historical management fee..................................      (237,923)
                                                             ------------
          Total Base Management Fee........................  $    630,598
                                                             ============

     (g) To record administrative expenses and the costs of being a public company of $155,000 for the period January 30, 1998 (inception) through June 30, 1998, consisting primarily of insurance premiums, professional fees, and the indirect costs of portfolio development.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
HealthCare Financial Partners REIT, Inc.

     We have audited the accompanying consolidated balance sheet of HealthCare Financial Partners REIT, Inc. as of May 31, 1998 and the related consolidated statements of income, stockholders' equity, and cash flows for the period January 30, 1998 (inception) through May 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HealthCare Financial Partners REIT, Inc. as of May 31, 1998 and the consolidated results of its operations and its cash flows for the period January 30, 1998 (inception) through May 31, 1998, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Washington, D.C.
July 23, 1998

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                MAY 31,        JUNE 30,
                                                                  1998           1998
                                                              ------------   ------------
                                                                             (UNAUDITED)
ASSETS
Income-producing real estate:
  Land......................................................                 $  4,015,742
  Building and improvements.................................                    6,525,581
                                                                             ------------
                                                                               10,541,323
  Less accumulated depreciation.............................                       (6,042)
                                                                             ------------
          Income-producing real estate, net.................                   10,535,281
Mortgage notes receivable, net..............................  $  2,648,997     21,048,755
Cash and cash equivalents...................................   135,051,227    106,882,119
Other assets................................................       278,668        497,289
                                                              ------------   ------------
          Total assets......................................  $137,978,892   $138,963,444
                                                              ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable and accrued liabilities..................  $    710,455   $    429,841
  Account payable to Manager................................       447,817      1,135,697
                                                              ------------   ------------
          Total liabilities.................................     1,158,272      1,565,538
Stockholders' equity:
  Common stock, par value $.0001 per share; 500,000,000
     shares authorized; 8,055,555 shares issued and
     outstanding at May 31, 1998 and June 30, 1998..........           806            806
  Paid-in capital...........................................   136,545,071    136,545,071
  Cumulative net income.....................................       274,743        852,029
                                                              ------------   ------------
          Total stockholders' equity........................   136,820,620    137,397,906
                                                              ------------   ------------
          Total liabilities and stockholders' equity........  $137,978,892   $138,963,444
                                                              ============   ============

                            See accompanying notes.

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                          FOR THE PERIOD                   FOR THE PERIOD
                                                           JANUARY 30,      FOR THE ONE     JANUARY 30,
                                                               1998            MONTH            1998
                                                           (INCEPTION)        PERIOD        (INCEPTION)
                                                             THROUGH           ENDED          THROUGH
                                                           MAY 31, 1998    JUNE 30, 1998   JUNE 30, 1998
                                                          --------------   -------------   --------------
                                                                            (UNAUDITED)     (UNAUDITED)
Revenues:
  Interest on cash and cash equivalents.................    $  433,925      $  644,569       $1,078,494
  Interest on mortgage notes receivable.................         2,650          43,311           45,961
  Rental income.........................................                        70,678           70,678
                                                            ----------      ----------       ----------
          Total revenues................................       436,575         758,558        1,195,133
Expenses:
  Management fee........................................       123,389         114,534          237,923
  Other.................................................        38,443          60,696           99,139
  Depreciation..........................................                         6,042            6,042
                                                            ----------      ----------       ----------
          Total expenses................................       161,832         181,272          343,104
                                                            ----------      ----------       ----------
Net income..............................................    $  274,743      $  577,286       $  852,029
                                                            ==========      ==========       ==========

Basic earnings per share................................    $      .12      $      .07       $      .24
                                                            ==========      ==========       ==========
Diluted earnings per share..............................    $      .12      $      .07       $      .24
                                                            ==========      ==========       ==========
Weighted average shares outstanding.....................     2,363,406       8,055,555        3,494,297
                                                            ==========      ==========       ==========
Diluted weighted average shares outstanding.............     2,363,406       8,055,555        3,494,297
                                                            ==========      ==========       ==========

                            See accompanying notes.

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                           TOTAL
                                             COMMON        PAID-IN       CUMULATIVE    STOCKHOLDERS'
                                             STOCK         CAPITAL       NET INCOME       EQUITY
                                          ------------   ------------   ------------   -------------
Issuance of 805,555 shares of $.0001 par
  value common stock at January 30, 1998
  (inception)...........................  $         81   $    309,231                  $    309,312
Issuance of 7,250,000 shares of $.0001
  par value common stock................           725    136,235,840                   136,236,565
Net income for the period January 30,
  1998 (inception) through May 31,
  1998..................................                                $    274,743        274,743
                                          ------------   ------------   ------------   ------------
Balance at May 31, 1998.................           806    136,545,071        274,743    136,820,620
Net income for the one month period
  ended June 30, 1998 (unaudited).......                                     577,286        577,286
                                          ------------   ------------   ------------   ------------
Balance at June 30, 1998 (unaudited)....  $        806   $136,545,071   $    852,029   $137,397,906
                                          ============   ============   ============   ============

                            See accompanying notes.

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       FOR THE PERIOD                   FOR THE PERIOD
                                                        JANUARY 30,                      JANUARY 30,
                                                            1998         FOR THE ONE         1998
                                                        (INCEPTION)     MONTH PERIOD     (INCEPTION)
                                                          THROUGH           ENDED          THROUGH
                                                        MAY 31, 1998    JUNE 30, 1998   JUNE 30, 1998
                                                       --------------   -------------   --------------
                                                                         (UNAUDITED)     (UNAUDITED)
OPERATING ACTIVITIES
  Net income.........................................   $    274,743    $    577,286     $    852,029
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation....................................                          6,042            6,042
     Deferred origination fees, net..................        201,139          78,935          280,074
     Amortization of deferred origination fees.......           (136)         (1,123)          (1,259)
     Increase in other assets........................       (278,668)       (218,621)        (497,289)
     Increase (decrease) in accounts payable and
       accrued liabilities...........................        710,455        (280,614)         429,841
     Increase in account payable to Manager..........        447,817         687,880        1,135,697
                                                        ------------    ------------     ------------
          Net cash provided by operating
            activities...............................      1,355,350         849,785        2,205,135
INVESTING ACTIVITIES
  Acquisition of income-producing real estate........                    (10,541,323)     (10,541,323)
  Investment in mortgage notes receivable............     (2,850,000)    (18,477,570)     (21,327,570)
                                                        ------------    ------------     ------------
          Net cash used in investing activities......     (2,850,000)    (29,018,893)     (31,868,893)
FINANCING ACTIVITIES
  Issuance of common stock...........................    136,545,877                      136,545,877
                                                        ------------    ------------     ------------
          Net cash provided by financing
            activities...............................    136,545,877                      136,545,877
                                                        ------------    ------------     ------------
  Net increase (decrease) in cash and cash
     equivalents.....................................    135,051,227     (28,169,108)     106,882,119
  Cash and cash equivalents at beginning of period...                    135,051,227
                                                        ------------    ------------     ------------
  Cash and cash equivalents at end of period.........   $135,051,227    $106,882,119     $106,882,119
                                                        ============    ============     ============

                            See accompanying notes.

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 1998
    (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1998 IS UNAUDITED)

1. FORMATION AND BUSINESS OF THE COMPANY

     HealthCare Financial Partners REIT, Inc. (the "Company"), a Maryland corporation, was organized to qualify as a real estate investment trust ("REIT") on January 30, 1998 ("inception") and was initially capitalized through the sale of 805,555 shares of common stock for $309,312 pursuant to a private placement memorandum. All share information has been restated to reflect a 1 for 2.1332 reverse stock split on April 1, 1998. In May 1998, the Company sold 1,150,000 units consisting of five shares of common stock and one stock purchase warrant to purchase one share of common stock ("Units") pursuant to a private placement, and the Company sold 300,000 Units directly to certain accredited investors, including 100,000 Units sold to HealthCare Financial Partners, Inc. (HCFP). Neither these Units nor the shares sold on January 30, 1998 were registered under the Securities Act of 1933 (the "Securities Act"). The holders of the Units and the aforementioned shares are entitled to certain benefits contained in a Registration Rights Agreement, which will allow the holders to sell the Units, warrants or common stock at a later date when registered under the Securities Act.

     Each warrant will become exercisable six months following the closing of the private placement, and will remain exercisable for a three-year period. The exercise price per warrant was set initially at one-fifth of the Unit price ($20) and is subject to adjustment based on dividends or distribution on its common stock or certain other changes in the number of common shares. The value of the warrants at the date of issue was not material.

     The Company is in the process of an initial public offering of common stock (the "Offering"). The Company intends to file a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the Offering. With regard to the Offering, the Company has and will incur legal, accounting and related costs. These costs will be deducted from the gross proceeds of the Offering.

     The Company's principal activity is investing in income-producing real estate and real estate related assets in the healthcare industry, consisting principally of mortgage loans and purchase leaseback transactions. The Company is the sole general partner of the HCFP REIT Operating Partnership, L.P. ("Operating Partnership"). In addition, the Company's day-to-day operations will be managed by HCFP REIT Management, Inc. (the "Manager"), a wholly-owned subsidiary of HCFP (see Note 4).

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The consolidated financial statements as of and for the period from inception to May 31, 1998 include the accounts of the Company, the Operating Partnership and HCFP Limited, Inc. (Limited), a wholly-owned subsidiary of the REIT and 99% limited partner in the Operating Partnership. The consolidated financial statements as of June 30, 1998 and for the one month then ended and the period January 30, 1998 (inception) to June 30, 1998, include the accounts of the Company, Limited, the Operating Partnership, and HCFP Sherman, LLC, a wholly-owned subsidiary formed to facilitate the acquisition of a medical office building (see Note 8). Such interim financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for such periods are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998. All significant intercompany accounts and transactions have been eliminated in consolidation.

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

INCOME-PRODUCING REAL ESTATE

     Income-producing real estate is recorded at cost, including transaction fees. The cost of income-producing real estate is allocated between land and buildings and improvements based upon estimated fair values at the time of acquisition. Certain acquisition, development and construction mortgage notes receivable may be accounted for as real estate investments or joint ventures based on the characteristics of the arrangements. Depreciation is provided for on a straight-line basis over an estimated useful life of 39 years.

MORTGAGE NOTES RECEIVABLE

     Mortgage notes receivable are carried at the unpaid principal balance net of net deferred origination fees. Net deferred origination fees consist of loan fees collected from the borrower net of certain direct loan origination costs incurred by the Manager on behalf of the Company. Net deferred origination fees are amortized over the contractual life of the loan using the effective interest method. Interest income on mortgage loan receivables is recorded as earned, including the effects of contractual minimum accrual interest rate increases.

ALLOWANCE FOR LOAN LOSSES

     Management, considering current information and events regarding the borrowers' ability to repay their obligations, determines a note is impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the note agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the note's effective interest rate. Impairment losses are included in an allowance for loan losses through a charge to bad debt expense. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such notes until the principal has been recovered and are recognized as interest income thereafter. At May 31, 1998 and June 30, 1998, the Company has not established an allowance for loan losses.

LONG-LIVED ASSETS

     Impairment losses are recorded on long-lived assets used in operations when events or changes in circumstances indicate that the assets might be impaired and the estimated undiscounted cash flows to be generated by those assets are less than the carrying amounts. Management assesses the recoverability of the carrying value of its assets on a property by property basis. No allowance for impairment is recorded at June 30, 1998.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents includes cash and other liquid financial instruments with an original maturity of three months or less.

INCOME TAXES

     It is the intent of the Company to qualify as a real estate investment trust (REIT) under the Internal Revenue Code of 1986, as amended. In order to qualify as a REIT, among other things, the REIT must distribute at least 95% of its REIT taxable income annually. To the extent the REIT distributes at least 95% but less than 100% of REIT taxable income, it will be subject to tax on the undistributed portion at regular ordinary and/or capital gains corporate tax rates. REITs are subject to a number of organizational and operations requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates.

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

EARNINGS PER SHARE

     Basic earnings per share is based on the weighted average number of common shares outstanding excluding any dilutive effects of options, warrants and other dilutive securities. Diluted earnings per share reflects the assumed conversion of all dilutive securities.

RENTAL INCOME

     Rental income under long-term operating leases is recognized as earned over the life of the lease agreements. For lease agreements that provide for scheduled annual rent increases, rental income is recognized on a straight-line basis over the term of the lease. Additional rental income is recognized as earned.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

3. MORTGAGE NOTES RECEIVABLE

     As of May 31, 1998, two notes with carrying values aggregating $2.6 million were outstanding. One of the notes, due June 2004, is collateralized by an assisted living facility and a personal care facility located in Pennsylvania. The other note is collateralized by an assisted living facility under construction in Texas. Under the terms of this note, the Company had advanced $925,000 for the land acquisition and has a $9.1 million construction loan commitment as of May 31, 1998. These notes bear interest at the respective rates of 9.40% and prime plus 2% (10.50% at May 31, 1998).

     The mortgage note receivable due June 2004 requires monthly installments of principal and interest based on a twenty-five year amortization. The construction note requires monthly payments of interest only during the construction period. At completion of construction, the note converts to a permanent mortgage due ten years after the completion of the project (which is not expected to be more than a year) at which time interest on the note converts to a fixed rate equal to the Ten Year Treasury Rate plus 3.75% (but not less than 9.5%). Each note provides for the initial interest rates to be increased annually by either a set rate or upon an increase in the CPI.

4. TRANSACTIONS WITH AFFILIATES

HCFP REIT MANAGEMENT, INC.

     In May 1998, the Company entered a management agreement (the "Management Agreement") with the Manager. The Manager advises the Company as to activities and operations of the Company and is responsible for the day-to-day operation of the Company pursuant to authority granted to it by the Board of Directors under the Management Agreement.

     Under the Management Agreement, the Manager receives the following compensation:

          (i) The Base Management Fee payable and calculated quarterly in an amount equal to the Percentage Amount (as hereinafter defined) of the Average Invested Assets for such quarter. The term "Average Invested Assets" for any quarter means the average of the aggregate book value of the consolidated assets of the Company, before reserves for depreciation or bad debts or other non-cash reserves, computed by dividing the sum of such values for each of the three months during such quarter (based on the book value of such assets on the last day of such month) by three. The "Percentage Amount" is 1.50% for assets up to and including $300 million; 1.25% for assets in excess of $300 million up to and including $600 million; 1.00% for assets in excess of $600 million up to and including $900

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

     million; 0.75% for assets in excess of $900 million up to and including $1.2 billion; and 0.50% for assets in excess of $1.2 billion. The Base Management Fee is intended to compensate the Manager, among other things, for its costs in providing management services to the Company.

          (ii) Incentive Compensation for each quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1) (a) Funds From Operations of the Company (before the Incentive Compensation) per share of Common Stock (based on the weighted average number of shares outstanding) for such quarter plus (b) gains (or minus losses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceeds (2) an amount equal to the weighted average of the prices per common Stock of all issuances of Common Stock by the Company (including shares of Common Stock issued upon exercise of options or Warrants) and assuming a price of $20 per share for shares sold in the Private Placement, multiplied by (b) the Ten Year U.S. Treasury Rate for such quarter plus 3.50% multiplied by (b) the weighted average number of shares of Common Stock outstanding during such quarter. "Funds From Operations" as defined by NAREIT means net income (computed in accordance with generally accepted accounting principles) ("GAAP") excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions.

     The Manager is expected to use the proceeds from its Base Management Fee and Incentive Compensation in part to pay compensation to its officers and employees who, notwithstanding that certain of them are officers of the Company, will initially receive no cash compensation directly from the Company. The Base Management Fee and Incentive Compensation are payable in arrears. The Manager's Base Management Fee and Incentive Compensation and reimbursable costs and expenses will be calculated by the Manager within 45 days after the end of each quarter, and such calculation will be promptly delivered to the Company. The Company is obligated to pay such fees, costs and expenses within 60 days after the end of each fiscal quarter.

     The Company does not currently employ full-time personnel. Instead it relies on the facilities, personnel and resources of the Manager to conduct its operations. The Manager will be reimbursed for (or charge the Company directly for) the Manager's costs and expenses in employing third-parties to perform due diligence tasks on assets purchased or considered for purchase by the Company. Expense reimbursement will be made quarterly.

     The Company has agreed to indemnify the Manager, its stockholders, directors, officers and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager, its stockholders, directors, officers and employees made in good faith in performance of the Manager's duties under the Management Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties.

     The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or affiliates to engage in any business or to render services of any kind to any other person, including the purchase of, or rendering advice to others, purchasing assets that meet the Company's policies and criteria, except that the Manager may not manage or advise another REIT or other entity that invests or intends to invest primarily in permanent mortgage loans or purchase leaseback transactions with respect to healthcare facilities, and may not, directly or through an affiliate, invest in real property or originate or acquire loans secured by such real property collateral with initial terms of more than three years.

     Of the Company's $448,000 account payable to the Manager at May 31, 1998, approximately $142,000 was attributable to the Management Fee and approximately $306,000 was attributable to certain amounts paid by the Manager on the Company's behalf. Of the Company's $1.1 million account payable to the Manager at

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

June 30, 1998, approximately $313,000 was attributable to the Management Fee and approximately $784,000 was attributable to certain amounts paid by the Manager on the Company's behalf. From inception through June 30, 1998, the management fee incurred of $313,000 was solely attributable to the Base Management Fee and was calculated on average invested assets of $138.6 million. From inception through May 31, 1998 and June 30, 1998, $18,600 and $75,000, respectively, was deferred as direct costs of origination.

     The initial term of the Management Agreement is three years. Upon termination or non-renewal of the Management Agreement, the Company can either acquire the Manager at an acquisition price (the "Acquisition Price" as defined in the Management Agreement) or pay the Manager a termination fee equal to 80% of the Acquisition Price. The Acquisition Price is equal to ten times the Manager's earnings before taxes for the latest twelve calendar months immediately preceding the date of termination or non-renewal.

GMAC COMMERCIAL MORTGAGE CORPORATION

     An officer of GMAC Commercial Mortgage Corporation ("GMACCM") is a member of the board of directors of the Company. The Company has entered into several agreements with GMACCM, including a loan servicing agreement with respect to the Company's mortgage loans. As compensation for servicing, GMACCM retains from each monthly payment collected one-twelfth of .125% of the outstanding principal amount of each loan being serviced.

     The Company has also entered into an agreement with an initial term of three years pursuant to which GMACCM will grant the Company a right of first refusal to purchase certain healthcare related mortgage loans which GMACCM has determined to sell. The maximum principal amount of loans to which this right applies in any annual period under this agreement is $100 million. As consideration, the company will grant to GMACCM options to purchase up to 10,000 shares of common stock each year the agreement is in effect at an exercise price equal to the fair market value on the grant date. In June 1998, the Company purchased two mortgage loans from GMACCM for an aggregate principal amount of approximately $15 million (see Note 8).

5. STOCK OPTION PLANS

     The Company has adopted the 1998 Stock Option Plan (the "Option Plan") under which the Company is authorized to grant options to purchase shares of common stock to employees, directors and others providing services to the Company, as well as the Manager, HCFP, and certain affiliates of HCFP. The Option Plan currently provides that the aggregate number of shares which may be subject to stock options is 900,000 shares. A total of 460,000 options to purchase common stock were granted on May 6, 1998 at an exercise price of $20, which was equal to one-fifth of the initial purchase price of Units sold pursuant to the private placement that closed that same day.

     The exercise price of options granted pursuant to the 1998 Option Plan will not be less than 100% of the fair market value of the common stock at the date of grant. Options granted become exercisable in equal installments over a four year period from the grant date and expire ten years from that date.

     The Company also has adopted the 1998 Director Incentive Plan (the "Director Plan"), for which 100,000 shares of common stock have been reserved for issuance only to non-employee directors of the Company. Pursuant to the Director Plan awards can be granted for initial appointments, for which 40,000 shares were granted to Independent Directors at an exercise price of $20 per share, annual service awards and discount awards. Options granted pursuant to the Director Plan vest immediately; become exercisable twelve months following the date of grant and expire at the earlier of the tenth anniversary of the grant date or eighteen months following the director's termination of service.

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") and related interpretations in accounting for its stock-based compensation plans. In

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

accordance with APB 25, no compensation cost is recognized for the Company's stock options where the exercise price equals the market price of the underlying stock on the date of grant.

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) requires entities that follow APB 25 to provide an additional pro forma disclosure regarding net income in the footnotes to the financial statements as if the fair value recognition provisions of SFAS 123 had been adopted for the periods being presented.

     The fair value of options granted was estimated at the date of grant using a minimum value option pricing model with the following assumptions:

Risk-free interest rate.....................................  5.6%
Dividend yield..............................................  8.4%
Expected life options (in years)............................  4.00

     The minimum value option valuation model was developed for use in estimating the fair value of options of private companies for which there is no active market for the underlying common stock. In addition, this option valuation model requires the input of highly subjective assumptions. Since changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     As a result of applying the model as explained above for the purpose of providing the required pro forma disclosures of SFAS 123, the estimated fair value of the options granted on May 6, 1998 was not material. The effects of applying SFAS 123 for providing pro forma disclosures are not likely to be representative of the effects on reported net income for future years.

6. DIVIDENDS

     The Company intends to make distributions to its stockholders of at least 95% of the Company's taxable income each year (subject to certain adjustments) so as to quality for the tax benefits accorded to REITs under the Code. The Company intends to make distributions at least quarterly. It is anticipated that the first distribution to stockholders will be made promptly after the calendar quarter ending September 30, 1998.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate that value. Due to the short duration from origination to both May 31, 1998 and June 30, 1998, there are no significant differences between recorded values and fair values.

8. SUBSEQUENT EVENTS (UNAUDITED)

INCOME-PRODUCING REAL ESTATE

     In June 1998, the Company acquired one medical office building in southern California. The aggregate cost of the property was approximately $10.5 million with $4.0 million and $6.5 million being allocated between the land and building and improvements, respectively.

     Space in the medical office building is leased to various tenants pursuant to fixed-term operating leases expiring between 1998 and 2006, and these leases generally provide for extension options. Tenant leases provide for the lessee to pay base rent, additional rent commencing after the first year based on a set percentage increase in the consumer price index, maintenance, or other operating costs associated with the leased space.

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

     As of June 30, 1998, the future minimum lease payments for the next five years and thereafter under the non-cancelable operating leases associated with this building were approximately as follows:

For the six months ended December 31, 1998..................  $  646,000
1999........................................................   1,044,000
2000........................................................     828,000
2001........................................................     680,000
2002........................................................     496,000
For the six months ended June 30, 2003......................     230,000
Thereafter..................................................   1,124,000
                                                              ----------
                                                              $5,048,000
                                                              ==========

     These amounts include only those increases in lease payments related to leases that provide for set percentage increases or set minimum increases in the consumer price index. They do not include increases in lease payments which may occur based on the increase in the consumer price index without these set minimums.

     In July 1998, the Company acquired three assisted living facilities in Maryland for an aggregate purchase price of $3.8 million.

     As of July 31, 1998, the Company had committed to acquire five skilled nursing facilities and a medical office building with an adjacent shopping facility for an aggregate price of $40.6 million.

MORTGAGE AND CONSTRUCTION NOTES RECEIVABLE

     In June 1998, the Company funded three additional mortgage notes and three additional construction notes which had aggregate balances of $17.5 million and $1.0 million, respectively, at June 30, 1998.

     The mortgage notes, which are due between February and June 2008, are each collateralized by skilled nursing facilities located in Connecticut and require monthly installments of principal and interest based on twenty five year amortization periods. The interest rates on two of these mortgages is fixed at 9.15%, and the interest rate on the other is fixed at 11.5%.

     The construction notes are financing the construction of three assisted living facilities of which two are in North Carolina and one is in Mississippi. Upon the completion of construction, the notes convert to permanent mortgages with the former two notes being due in July 2009 and the latter note being due in June 2004. One of the notes bears interest at a fixed rate of 10%, and is interest only during the construction period and for the first two years of the permanent loan after which the loan amortizes on a twenty five year basis. The other notes bear interest at prime plus 2% (10.5% at June 30, 1998) during the construction period. Upon conversion to permanent mortgages, the loans amortize on a twenty five year basis with interest determined based on the Ten Year Treasury Rate plus 4% (but not less than 9.75%) with annual increases at either a set rate or according to an increase in the CPI. At June 30, 1998, the remaining unfunded commitments on these notes was $8.8 million. Pursuant to the terms of the note financing the Mississippi facility, a limited partnership in which the Company is the general partner has an option to acquire the facility at a price equal to the outstanding balance of the mortgage note plus $40,000.

     In July 1998, the Company funded three mortgage notes for an aggregate amount of $9.9 million, and the Company funded the initial draw of $715,000 on a construction loan that had a total commitment of $1.9 million.

     As of July 31, 1998, the Company had committed to fund two mortgage notes aggregating $6.0 million and two mezzanine loans aggregating $5.7 million.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of
  HealthCare Financial Partners REIT, Inc.
Chevy Chase, Maryland

     We have audited the accompanying statement of revenue and certain expenses of Sherman Oaks Medical Center as described in Note 2 for the year ended December 31, 1997. The statement of revenue and certain expenses is the responsibility of the property's management. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the statement of revenue and certain expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-11 as described in Note 2 and is not intended to be a complete presentation of the property's revenue and expenses.

     In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses as described in Note 2 of Sherman Oaks Medical Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          SOLOMON, ROSS, GREY & COMPANY

Encino, California
August 3, 1998

                          SHERMAN OAKS MEDICAL CENTER

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                  JANUARY 1, 1998
                                                                 YEAR ENDED           THROUGH
                                                              DECEMBER 31, 1997    JUNE 18, 1998
                                                              -----------------   ---------------
                                                                                    (UNAUDITED)
OPERATING REVENUE
  Rental....................................................     $1,394,045          $631,566
  Parking...................................................         97,493            66,536
  Tenant reimbursements -- utilities........................         73,934            44,947
  Other.....................................................         13,110             6,738
                                                                 ----------          --------
          Total Operating Revenue...........................      1,578,582           749,787
                                                                 ----------          --------
EXPENSES
  Property operating and maintenance........................        257,506           125,755
  Utilities.................................................        184,212            83,539
  Real estate taxes.........................................         78,751            19,882
  Management fees...........................................         69,394            34,638
  Insurance.................................................         12,939            22,549
                                                                 ----------          --------
          Total Expenses....................................        602,802           286,363
                                                                 ----------          --------
REVENUE IN EXCESS OF CERTAIN EXPENSES.......................     $  975,780          $463,424
                                                                 ==========          ========

                          SHERMAN OAKS MEDICAL CENTER

                         NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997
                      (INFORMATION RELATING TO THE PERIOD
                       ENDED JUNE 18, 1998 IS UNAUDITED)

NOTE 1  DESCRIPTION OF BUSINESS

     Sherman Oaks Medical Center (hereinafter referred to as "the Property") is a 69,700 square foot medical office building located at 4835-4849 Van Nuys Boulevard, Sherman Oaks, California. The property was acquired by HealthCare Financial Partners REIT, Inc. on June 18, 1998.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The accompanying statement of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-11 of HealthCare Financial Partners REIT, Inc. The statement is not intended to be a complete presentation of revenue and expenses of the property for the year ended December 31, 1997 as certain expenses to the operations of property after acquisition have been excluded. Such expenses include depreciation, amortization, mortgage interest and other corporate expenses not directly related to the future operations of the property.

UNAUDITED INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited statement of revenues and certain expenses for the period January 1, 1998 to June 18, 1998 have been prepared from financial statements of the property. In the opinion of management, all adjustments necessary for a fair presentation of the statement for the interim period have been included. All such adjustments are of a normal, recurring nature necessary for a fair presentation of the statement of revenues and certain expenses. The results of the interim period have not been audited and are not necessarily indicative of the results for the full fiscal year.

REVENUE AND EXPENSE RECOGNITION

     Rental income is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

USES OF ESTIMATES

     The preparation of the statement of revenue and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

NOTE 3  RELATED PARTY TRANSACTION

     The property was managed by affiliated parties to the seller which included leasing and tenant improvement services. Management fees for the year ended December 31, 1997 and for the period ended June 18, 1998, were $69,394 and $34,638, respectively.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
HealthCare Financial Partners REIT, Inc.

     We have audited the accompanying combining statement of revenue and certain expenses, as described in Note 1, of Valencia Medical Center and Vista Village Shopping Center, which are under common ownership and control (the "Properties"), for the year ended December 31, 1997. This statement of revenue and certain expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and certain expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combining statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of HealthCare Financial Partners REIT, Inc., as described in Note 1, and is not intended to be a complete presentation of the Properties' revenue and expenses.

     In our opinion, the combining statement of revenue and certain expenses referred to above presents fairly, in all material respects, the separate and combined revenue and certain expenses as described in Note 1, of the Properties for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Washington, DC
July 30, 1998

           VALENCIA MEDICAL CENTER AND VISTA VILLAGE SHOPPING CENTER

              COMBINING STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                            YEAR ENDED                                SIX MONTHS ENDED
                                         DECEMBER 31, 1997                              JUNE 30, 1998
                            -------------------------------------------   -----------------------------------------
                                               VISTA                                            VISTA
                                              VILLAGE                                          VILLAGE
                               VALENCIA       SHOPPING      COMBINED          VALENCIA        SHOPPING     COMBINED
                            MEDICAL CENTER     CENTER        TOTAL         MEDICAL CENTER      CENTER       TOTAL
                            --------------    --------   --------------   ----------------   -----------   --------
                                                                                             (UNAUDITED)
Revenue:
  Rental income...........     $481,876       $418,222     $  900,098         $262,434        $201,422     $463,856
  Tenant reimbursements...      100,095        102,333        202,428           37,106          49,433       86,539
  Other income............        1,162          1,575          2,737            1,018             257        1,275
                               --------       --------     ----------         --------        --------     --------
         Total revenue....      583,133        522,130      1,105,263          300,558         251,112      551,670
Certain expenses:
  Property operating and
    maintenance...........       56,906         77,994        134,900           42,580          39,402       81,982
  Real estate taxes.......       49,527         66,854        116,381           24,915          33,118       58,033
  Management fee..........       10,051          8,626         18,677            6,000           6,000       12,000
  Insurance...............        2,551          2,614          5,165            1,275           1,307        2,582
                               --------       --------     ----------         --------        --------     --------
  Total certain
    expenses..............      119,035        156,088        275,123           74,770          79,827      154,597
                               --------       --------     ----------         --------        --------     --------
Revenue in excess of
  certain expenses........     $464,098       $366,042     $  830,140         $225,788        $171,285     $397,073
                               ========       ========     ==========         ========        ========     ========

                            See accompanying notes.

           VALENCIA MEDICAL CENTER AND VISTA VILLAGE SHOPPING CENTER

                         NOTES TO COMBINING STATEMENTS
                        OF REVENUE AND CERTAIN EXPENSES
 (INFORMATION RELATED TO THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The accompanying combining statements of revenue and certain expenses include the separate and combined operations of Valencia Medical Center and Vista Village Shopping Center, (the "Properties") owned by a party unaffiliated with HealthCare Financial Partners REIT, Inc. The Properties are located in Valencia,California and consist of approximately 28,000 and 37,000 rentable square feet, respectively, and were approximately 89% and 85% leased, respectively, at December 31, 1997.

     The accompanying statements of revenue and certain expenses have been prepared in accordance with the applicable regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of HealthCare Financial Partners REIT, Inc., a Maryland corporation. The accompanying statements of revenue and certain expenses are not representative of the actual operations of the Properties for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by HealthCare Financial Partners REIT, Inc. in future operations of the Properties, have been excluded.

REVENUE AND CERTAIN EXPENSES RECOGNITION

     Rental income is recognized on a straight-line basis over the term of the related lease. Certain expenses are recognized in the period in which they are incurred.

USE OF ESTIMATES

     The preparation of the statements of revenue and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statements of revenue and certain expenses and accompanying notes. Actual results could differ from those estimates.

UNAUDITED INTERIM FINANCIAL STATEMENTS

     In the opinion of management, the combining statements of revenue and certain expenses for the six month period ended June 30, 1998 reflect all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of the interim period.

2. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined in the lease agreements. Tenant reimbursements of such costs are accrued as the costs are incurred.

------------------------------------------------------
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   No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with this offering and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                    ----------------------------------------
                               TABLE OF CONTENTS
                    ----------------------------------------

                                            Page
                                            ----
Prospectus Summary........................     1
Risk Factors..............................    16
Conflicts of Interest.....................    28
Use of Proceeds...........................    29
Distribution Policy.......................    29
Capitalization............................    30
Dilution..................................    31
Business..................................    32
Management of Operations..................    37
Management of the Company.................    42
Portfolio.................................    48
Selected Financial Data...................    61
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................    62
Operating Partnership Agreement...........    66
Policies with Respect to Certain
  Activities..............................    69
Principal Stockholders....................    72
Description of Capital Stock..............    74
Certain Provisions of Maryland Law and of
  the Company's Charter and Bylaws........    78
Federal Income Tax Considerations.........    80
ERISA Considerations......................    96
Shares Eligible for Future Sale...........    99
Underwriting..............................   101
Legal Matters.............................   103
Experts...................................   103
Glossary of Terms.........................   104
Index to Financial Statements.............   F-1

                             ----------------------
   Until     , 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.
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                                          SHARES

                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.

                                  COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                            ------------------------
                             NationsBanc Montgomery
                                 Securities LLC

                             ABN AMRO Incorporated

                           Credit Suisse First Boston

                     Friedman, Billings, Ramsey & Co., Inc.

                                 Stephens Inc.
                                             , 1998

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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses payable by the Company in connection with the Offering (excluding underwriting discounts and commissions):

NATURE OF EXPENSE                                              AMOUNT
-----------------                                             --------
SEC Registration Fee........................................  $ 25,444
NASD Fee....................................................     9,125
New York Stock Exchange Listing Fee.........................         *
Accounting Fees and Expenses................................         *
Legal Fees and Expenses.....................................         *
Printing Expenses...........................................         *
Miscellaneous...............................................         *
                                                              --------
          Total.............................................  $      *
                                                              ========

---------------

* To be completed.

ITEM 32.  SALES TO SPECIAL PARTIES

     See Item 33.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

     On February 2, 1998, the Company sold 805,555 shares (adjusted to reflect a subsequent reverse 1 for 2.1332 stock split) of Common Stock for an aggregate offering price of $309,312 to "accredited investors" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). No underwriters were involved in this transaction. The Company relied upon the exemption provided by Rule 506 under the Securities Act from the registration provisions of the Securities Act. Such accredited investors included officers and directors of the Company and HealthCare Financial Partners, Inc. (who purchased an aggregate of 435,350 shares of Common Stock) and HealthCare Financial Partners, Inc., which purchased 241,665 shares.

     On May 6, 1998, the Company sold 1,150,000 units (the "Units") to NationsBanc Montgomery Securities LLC and Lehman Brothers Inc. (collectively, the "Initial Purchasers") in a private placement (the "Private Placement") at a price to investors of $100 per Unit. Each Unit consists of five shares of Common Stock and one stock purchase warrant (a "Warrant"). Each Warrant entitles the holder to purchase one share of Common Stock (a "Warrant Share"), subject to certain anti-dilution adjustments. Until November 5, 1998, the Warrants and Common Stock are required to be traded as Units. The Warrants become detachable from the Common Stock and exercisable on November 5, 1998 and will remain exercisable until April 29, 2001 at an exercise price of $20 per Warrant Share.

     The Units in the Private Placement were sold for an aggregate offering price of $115,000,000, less an Initial Purchasers' discount of $8,050,000, resulting in net proceeds to the Company of $106,950,000. The Initial Purchasers are "accredited investors" within the meaning of Rule 501 under the Securities Act and the Company relied upon the exemption provided by Rule 506 under the Securities Act from the registration provisions of the Securities Act.

     The Units are eligible for trading in the Private Offering, Resales and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc. (the "PORTAL Market"). To date, to the knowledge of the Company, there has been no trading of the Units in the PORTAL Market. Pursuant to the terms of a Registration Rights Agreement (the "Registration Rights Agreement") covering the Units, the Company will file a registration statement (the "Shelf Registration Statement") with the Commission under the Securities Act relating to the shares of Common Stock, Warrants and Warrant Shares (the "Registrable Securities"), which holders of the Units now hold or may acquire upon the exercise of Warrants.

     The Registration Rights Agreement, among other things, requires the Company to: (i) file the Shelf Registration Statement with respect to the resale of the Registrable Securities within 120 days following the last date of initial issuance of Units pursuant to the Private Placement (the "Issue Date"); (ii) use its best efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable, and in no event later than 180 days after the Issue Date; (iii) use its best efforts to cause such Shelf Registration Statement to remain continuously effective (subject to blackout periods) for a period of two years from the Issue Date, or such shorter period that will terminate when there are no Registrable Securities outstanding; (iv) use its best efforts to have the Common Stock approved for listing on the New York Stock Exchange (the "NYSE") as soon as practicable, and in any event within 180 days after the Issue Date; and (v) after the effectiveness of any Shelf Registration Statement, promptly upon request of any holder of Registrable Securities, take any action reasonably necessary to register the sale of any Registrable Security of such holder and to identify such holder as a selling stockholder.

     On May 6, 1998, the Company also sold 300,000 Units to HealthCare Financial Partners, Inc., Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P., R. R. Capital Partners, L.P., Farallon Capital Management, L.L.C., on behalf of The Common Fund, and Credit Suisse First Boston Corp. (collectively, the "Initial Subscribers"), each an "accredited investor" within the meaning of Rule 501 under the Securities Act. The Units were sold to the Initial Subscribers upon the same terms as the Units sold to the Initial Purchasers. No underwriters were involved in this transaction, and the Units were sold for an aggregate offering price of, and net proceeds to the Company of, $30,000,000. The Company relied upon the exemption provided by Rule 506 under the Securities Act from the registration provisions of the Securities Act. Units held by the Initial Subscribers and their permitted assignees are also entitled to the benefits of the Registration Rights Agreement.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Charter limits the liability of its directors and officers to the Company and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

     The Charter and Bylaws require the Company to indemnify and hold harmless and, without requiring a determination of the ultimate entitlement to indemnification, pay reasonable expenses in advance of the final disposition of any proceeding to its present and former directors and officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. Indemnification is limited to court ordered reimbursement for expenses; however, if the proceeding is one by or in the right of the corporation, and the director or officer was adjudged to be liable to the corporation or if the proceeding is one charging improper personal benefit to the director or officer and the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Maryland law requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act. The form of Indemnification Agreement entered into between the Company and its executive officers and directors is filed as an exhibit to this Registration Statement.

     The Registrant will carry an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries may incur in their capacities as such.

     The Registrant will indemnify HCFP REIT Management, Inc., a Maryland corporation (the "Manager"), and its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its officers or directors otherwise is accountable or liable for the debts or obligations of the Registrant or its affiliates. In addition, the Manager and its officers and directors will not be liable to the Registrant, and the Registrant will indemnify the Manager and its officers and directors for acts performed pursuant to the Management Agreement, filed as
Exhibit 10.1 hereto, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement.

     The form of Underwriting Agreement filed as an exhibit to this registration statement provides for the reciprocal indemnifications by the Underwriters of Registrant, and its directors, officers and controlling persons, and by the Registrant of the Underwriters, and their respective directors, officers and controlling persons, against certain liabilities under the Securities Act.

ITEM 35.  TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

     Not Applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Index to Financial Statements.

     See page F-1.

     (b) Exhibits

 1.1   --   Form of Underwriting Agreement.*
 3.1   --   Articles of Amendment and Restatement of the Registrant.*
 3.2   --   Amended and Restated Bylaws of the Registrant.*
 4.1   --   Form of Common Stock Certificate.**
 5.1   --   Opinion of Powell, Goldstein, Frazer & Murphy LLP.**
 8.1   --   Opinion of Powell, Goldstein, Frazer & Murphy LLP as to Tax
            Matters.**
10.1   --   Management Agreement, dated as of May 6, 1998, by and among the Registrant and HCFP REIT Management, Inc., as amended*
10.2   --   Agreement of Limited Partnership of HCFP REIT Operating
            Partnership, L.P., dated May 6, 1998, among the Registrant and HCFP Limited, Inc.*
10.3   --   Commercial Mortgage Loan Servicing Agreement, dated May 6,
            1998, between the Registrant and GMAC Commercial Mortgage
            Corporation.*

    10.4      --      Agreement Regarding Right of First Purchase, dated April 29, 1998, between the Registrant and GMAC
                      Commercial Mortgage Corporation.*
    10.5      --      Registration Rights Agreement, dated May 6, 1998, among the Registrant, NationsBanc Montgomery Securities
                      LLC, Lehman Brothers Inc. and the parties listed on Schedule 1 thereto, as amended.*
    10.6      --      Warrant Agreement, dated May 6, 1998, between the Registrant and The Bank of New York.*
    10.7      --      Form of Indemnification Agreement.*
    10.8      --      HealthCare Financial Partners REIT, Inc. 1998 Stock Option Plan.*
    10.9      --      HealthCare Financial Partners REIT, Inc. 1998 Director Plan.*
    10.10     --      Master Repurchase Facility, dated as of                , 1998, between the Registrant and Merrill Lynch
                      Mortgage Capital, Inc., together with related Custody Agreement.**
    21.1      --      List of Subsidiaries of Registrant.*
    23.1      --      Consent of Powell, Goldstein, Frazer & Murphy LLP (will be included in Exhibit 5.1).**
    23.2      --      Consent of Ernst & Young LLP.*
    23.3      --      Consent of Solomon, Ross, Grey & Company.*
    24.1      --      Powers of Attorney (included on Signature Page).*

---------------

 * Filed herewith.
** To be filed by amendment.

ITEM 37.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b) (1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chevy Chase, State of Maryland, on the 7th day of August , 1998.

                                          HealthCare Financial Partners REIT,
                                          Inc.,
                                          a Maryland corporation
                                          (Registrant)

                                          By:      /s/ JOHN K. DELANEY
                                            ------------------------------------
                                                      John K. Delaney
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JOHN K. DELANEY, ETHAN D. LEDER and EDWARD P. NORDBERG, JR., or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on August 7, 1998.

                  SIGNATURE                                        TITLE
                  ---------                                        -----

             /s/ JOHN K. DELANEY               Director, Chairman of the Board of Directors
---------------------------------------------    and Chief Executive Officer (principal
               John K. Delaney                   executive officer)

             /s/ ETHAN D. LEDER                Director, Vice Chairman of the Board of
---------------------------------------------    Directors and President
               Ethan D. Leder

         /s/ EDWARD P. NORDBERG, JR.           Director, Treasurer and Chief Financial
---------------------------------------------    Officer (principal financial and accounting
           Edward P. Nordberg, Jr.               officer)

            /s/ DONALD S. FRANYO               Director
---------------------------------------------
              Donald S. Franyo

            /s/ JOSHUA B. GILLON               Director
---------------------------------------------
              Joshua B. Gillon

                                               Director
---------------------------------------------
              Andrew Schoenfeld

            /s/ WILLIAM E. SHINE               Director
---------------------------------------------
              William E. Shine

                                 EXHIBIT INDEX

 1.1   --   Form of Underwriting Agreement.*
 3.1   --   Articles of Amendment and Restatement of the Registrant.*
 3.2   --   Amended and Restated Bylaws of the Registrant.*
 4.1   --   Form of Common Stock Certificate.**
 5.1   --   Opinion of Powell, Goldstein, Frazer & Murphy LLP.**
 8.1   --   Opinion of Powell, Goldstein, Frazer & Murphy LLP as to Tax
            Matters.**
10.1   --   Management Agreement, dated as of May 6, 1998, by and among the Registrant and HCFP REIT Management, Inc., as amended.*
10.2   --   Agreement of Limited Partnership of HCFP REIT Operating
            Partnership, L.P., dated May 6, 1998, among the Registrant and HCFP Limited, Inc.*
10.3   --   Commercial Mortgage Loan Servicing Agreement, dated May 6,
            1998, between the Registrant and GMAC Commercial Mortgage
            Corporation.*
10.4   --   Agreement Regarding Right of First Purchase, dated April 29,
            1998, between the Registrant and GMAC Commercial Mortgage
            Corporation.*
10.5   --   Registration Rights Agreement, dated May 6, 1998, among the
            Registrant, NationsBanc Montgomery Securities LLC, Lehman
            Brothers Inc. and the parties Schedule 1 thereto, as
            amended.*
10.6   --   Warrant Agreement, dated May 6, 1998, between the Registrant and The Bank of New York.*
10.7   --   Form of Indemnification Agreement.*
10.8   --   HealthCare Financial Partners REIT, Inc. 1998 Stock Option
            Plan.*
10.9   --   HealthCare Financial Partners REIT, Inc. 1998 Director
            Plan.*
10.10  --   Master Repurchase Agreement, dated as of           , 1998,
            between the Registrant and Merrill Lynch Mortgage Capital,
            Inc., together with related Custody Agreement.**
21.1   --   List of Subsidiaries of Registrant.*
23.1   --   Consent of Powell, Goldstein, Frazer & Murphy LLP (will be included in Exhibit 5.1).**
23.2   --   Consent of Ernst & Young LLP.*
23.3   --   Consent of Solomon, Ross, Grey & Company.*
24.1   --   Powers of Attorney (included on Signature Page).*

---------------

 * Filed herewith.
** To be filed by amendment.